FIRST AMENDED AND RESTATED MASTER CREDIT AGREEMENT

                         DATED DECEMBER 30, 1997,

                      EFFECTIVE AS OF JULY 31, 1997,

                                   among

            THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P.,

               THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P.,


                                    and

                             BANKBOSTON, N.A.,

                   MORGAN STANLEY SENIOR FUNDING, INC.,
                          AS DOCUMENTATION AGENT,

                                    and

                     THE OTHER BANKS THAT ARE A PARTY
                             TO THIS AGREEMENT

                                    and

                       OTHER BANKS WHICH MAY BECOME
                         PARTIES TO THIS AGREEMENT

                                    AND

                             BANKBOSTON, N.A.,
                  AS MANAGING AGENT AND SYNDICATION AGENT

            FIRST AMENDED AND RESTATED MASTER CREDIT AGREEMENT

          THIS FIRST AMENDED AND RESTATED MASTER CREDIT AGREEMENT is made the 30th day of December, 1997, effective as of July 31, 1997, by and among THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P. ("Commercial Company"), a Texas limited partnership having its principal place of business at 777 Main Street, Suite 2100, Fort Worth, Texas 76102-5325, THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P. ("Land Company"; Commercial Company and Land Company are hereafter referred to collectively as "Borrowers"), a Texas limited partnership having its principal place of business at 777 Main Street, Suite 2100, Fort Worth, Texas 76102-5325, BANKBOSTON, N.A., MORGAN STANLEY SENIOR FUNDING, INC., individually and as Documentation Agent, the other lenders that are a party to this Agreement, and the other lending institutions which may become parties hereto pursuant to Section 18 (the "Banks"), and BANKBOSTON, N.A., as Administrative Agent, Managing Agent and Syndication Agent for the Banks (the "Agent").

                                 RECITALS

          WHEREAS, Commercial Company, BKB, MSSF and Agent have entered into that certain Credit Agreement dated July 31, 1997 (the "Original Credit Agreement); and

          WHEREAS, following the closing of the transactions contemplated by the Original Credit Agreement, the assets of Commercial Company were divided between Commercial Company and Land Company pursuant to that certain Certificate of Merger of The Woodlands Commercial Properties Company, L.P. and The Woodlands Land Development Company, L.P. dated July 31, 1997 and the Plan of Merger attached thereto (the "Division Agreement"), and the primary liability as between Commercial Company and Land Company under the Original Credit Agreement was divided between Commercial Company and Land Company pursuant to the Division Agreement; and

          WHEREAS, the Banks and the Agent consented to such division of assets and assumption of liabilities subject to the terms of the Original Credit Agreement; and

          WHEREAS, as a condition to such consent, Land Company assumed the obligations of Commercial Company under the Original Credit Agreement and the other documents relating thereto pursuant to that certain Assumption Agreement dated July 31, 1997 (the "Assumption Agreement"), such that Commercial Company and Land Company were jointly and severally liable for such obligations; and

          WHEREAS, the parties desire to recast the "Revolving Credit Loans", as such term is defined in the Original Credit Agreement, as the Revolving Credit Loans and Secured Term Loans, as such terms are hereinafter defined, and to recast the "Term Loans", as such term is defined in the Original Credit Agreement, as the Second Secured Term Loans, as such term is hereinafter defined; and

          WHEREAS, the parties desire to enter into this Agreement to reflect such recasting of such Indebtedness and reallocation of same among the Banks, to further evidence the agreement of the parties with respect to the division of the loans contemplated by the Original Credit Agreement, the Division Agreement and the Assumption Agreement and to make certain other modifications to the Original Credit Agreement;

          NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants contained herein, the parties hereto hereby amend and restate the Original Credit Agreement in its entirety as follows:

Section  21. DEFINITIONS AND RULES OF INTERPRETATION

          Section 21.1. Definitions The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

               Account Debtor. Any person who is obligated on any of the Accounts Receivable.

               Accounts Receivable. All accounts, whether now owned or hereafter acquired by the respective Borrowers and whether now existing or hereafter arising, and all proceeds of the foregoing, from the Municipal Utility District Contracts and the Note Receivables, as more particularly described in the Security Agreements.

               Adjusted Cash Flow. With respect to the Borrowers on a combined basis for any fiscal period, an amount equal to the Operating Cash Flow of the Borrowers, less the sum of all interest due and payable with respect to the Loans for such period, and less mandatory interest and principal payments due and payable during such period on other permitted Indebtedness of the Borrowers for such period.

               Adjusted Net Amount. The outstanding principal amount payable pursuant to the Eligible Accounts Receivable, as adjusted as provided in the Borrowing Base worksheet attached hereto as Exhibit E.

               Adjusted Value. As of any Quarterly Measurement Date, the Appraised Value as most recently determined under Section 5.2(a), (c) or
(d) of a Borrowing Base Asset (other than Eligible Accounts Receivable), as adjusted as of such Quarterly Measurement Date by the Borrowers to reflect any sales, changes in leasing status, transfers, new Indebtedness, changes in Partial Interests, new development or other circumstance affecting the Borrowing Base Assets, as provided in Section 5.2(b).

               Affiliates. As applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interests, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member's interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited or general partnership interests, preferred stock or other ownership interests of such Person. An Affiliate shall not include a Controlled Subsidiary or a Non-Controlled Subsidiary.

               Agent. BKB, acting as Administrative Agent, Managing Agent and Syndication Agent for the Banks, its successors and assigns.

               Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrowers and the Banks.

               Agent's Special Counsel. Long Aldridge & Norman LLP or such other counsel as may be approved by the Agent.

               Agreement. This First Amended and Restated Master Credit Agreement, including the Schedules and Exhibits hereto.

               Agreement Regarding Fees.  See Section  4.2.

               Agreement Regarding Negative Pledge. The Amended and Restated Agreement Regarding Negative Pledge dated of even date herewith made by the parties named herein in favor of the Agent and the Banks, as the same may be modified or amended.

               Appraisal. An MAI appraisal of the value of a parcel of Real Estate, determined on a fair market value basis, performed by an independent appraiser selected by the Agent who is not an employee of the Borrowers, the Agent or a Bank, the form and substance of such appraisal and the identity of the appraiser to be in accordance with regulatory laws and policies (both regulatory and internal) applicable to the Banks and otherwise acceptable to the Agent.

               Appraised Value. The fair market value of a parcel of Real Estate determined by the most recent Appraisal of such parcel or update obtained pursuant to Section 5.2(c) or (d) subject, however, to such changes or adjustments to the value determined thereby as may be required by the appraisal department of the Agent in its good faith business judgment, or the valuation proposed by the Borrowers and approved by the Agent as provided in Section 5.2(c) or (d), whichever is applicable. With respect to Land Assets, the Appraised Value may be determined on a per lot or per acre basis and then multiplied by the number of lots or acres.

               Assignment of Leases and Rents. Each of the collateral assignments of leases and rents from a Borrower to the Agent, as the same may be modified or amended, pursuant to which there shall be assigned to the Agent for the benefit of the Banks a security interest in the interest of such Borrower as lessor with respect to all Leases of all or any part of a Mortgaged Property, each such collateral assignment to be in form and substance satisfactory to the Agent.

               Assignment of Management Agreement and Subordination. The collateral assignment of the Management Agreements from a Borrower to the Agent, as the same may be modified or amended, pursuant to which there shall be collaterally assigned to the Agent for the benefit of the Banks a security interest in the interest of such Borrower or such Guarantor with respect to the Management Agreements, together with the consent of the manager thereunder to such assignment and a subordination of the manager's rights with respect to the Mortgaged Properties to the rights of the Agent with respect thereto.

               Assignment of Interests. Each of the collateral assignments of partner's or limited liability company member's interest or rights to distributions from a Borrower to the Agent, as the same may be modified or amended, pursuant to which there shall be collaterally assigned to the Agent a security interest in the interest of such Person in certain of the Partnerships or in rights to distributions as more particularly described therein, each such assignment to be in form and substance satisfactory to the Agent.

               Associations. Collectively, The Woodlands Association and Woodlands Commercial Owners Association.

               Balance Sheet Date. July 31, 1997.

               Banks. BKB, MSSF, the other Banks a party hereto, and any other Person who becomes an assignee of any rights of a Bank pursuant to
Section 18; and collectively, the Revolving Credit Banks, the Secured Term Loan Banks and the Second Secured Term Loan Banks.

               Base Rate. The greater of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts as its "base rate" or (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

               Base Rate Loans. Collectively, the Revolving Credit Base Rate Loans, the Secured Term Base Rate Loans and the Second Secured Term Base Rate Loans.

               BKB.  BankBoston, N.A., a national banking association.

               Borrowers.  As defined in the preamble hereto.

               Borrowing Base. At any time, the Borrowing Base for the Borrowers on a combined basis shall be an amount equal to the sum of:

               (a) sixty-five percent (65%) of the Adjusted Value of the Developed Residential Land;

               (b) forty percent (40%) of the Adjusted Value of the Developed Commercial Land;

               (c) forty-five percent (45%) of the Adjusted Value of the Undeveloped Residential Land;

               (d) thirty percent (30%) of the Adjusted Value of the Undeveloped Commercial Land;

               (e) seventy-five percent (75%) of the Adjusted Value of the Conference Center;

               (f)  for each Income Property, an amount equal to the sum of
(i) the product obtained by multiplying (x) the advance percentage for the Income Property set forth on Schedule 1.2 hereto (the advance percentage for new Income Properties to be determined and approved by the Majority Banks pursuant to Section 5.2(i)), by (y) the Adjusted Value of such Income Property, minus (ii) the outstanding principal amount of any Indebtedness that is secured by such Income Property (but not less than zero);

               (g) for each Partial Interest, an amount equal to the product obtained by multiplying (x) the sum of (i) the product obtained by multiplying (A) the sum of the Adjusted Value of each Income Property underlying the Partial Interest and (B) the advance percentage for the Income Property underlying the Partial Interest set forth on Schedule 1.2 hereto (the advance percentage for new Income Properties to be determined and approved by the Majority Banks pursuant to Section 5.2(i)), minus (ii) the outstanding principal amount of any Indebtedness that is secured by such Income Property, and (y) the Partial Interest (expressed as a percentage) (but not less than zero);

               (h) ninety percent (90%) of the Adjusted Net Amount of the Eligible Accounts Receivable; and

               (i) seventy percent (70%) of the historic costs (including land at its Borrowing Base value) of unencumbered Properties under Construction owned by Commercial Company provided that such aggregate historic costs shall not exceed $20,000,000.00 at any time.

               The advance percentage for the Partial Interests and Income Properties as of July 31,1997 is set forth as Schedule 1.2 hereto. A form showing the computation of the Borrowing Base as of a Quarterly Measurement Date is set forth on Exhibit E hereto. The Borrowing Base must satisfy the conditions of Section 7.19 at all times.

               Notwithstanding the foregoing, the Adjusted Value of a Partial Interest or Income Property shall be zero if material Indebtedness of the applicable entity is subject to acceleration or is thereafter accelerated.

               Borrowing Base Assets. Collectively, the Developed
Residential Land, the Developed Commercial Land, the Undeveloped
Residential Land, the Undeveloped Commercial Land, the Conference Center, the Income Properties, the Partial Interests, the Eligible Accounts Receivable and Properties under Construction.

               Budget. The annual budgets of the Borrowers, which Budget shall be a detailed estimate of projected income, cash flow, land development costs and other capital expenditures of the Borrowers for each quarter of the calendar year in question, the projected cash flows and net income for such year, and a summary of the significant assumptions upon which such projections are based. In addition, the Budget shall include the annual income and expenditures for the management, leasing, maintenance, supervision, direction and operation of each Income Property (including those owned by Controlled Subsidiaries to the extent reasonably available from such entities) included within the Property for the calendar year in question. The budget shall also include a budget of significant capital improvements, repairs, replacements, tenant improvements and leasing commissions and other similar tenant-related expenses with respect to each Income Property (including those owned by Controlled Subsidiaries to the extent reasonably available from such entities) included within the Property for the calendar year in question, which shall be a complete and reasonable estimate of the capital expenditures, and expenditures for tenant improvements and leasing commissions and other similar tenant-related expenses, for such Property for the period covered thereby. Each Budget shall be a reasonable estimate of the Borrowers of the income and expenditures for the Property for the period covered thereby and shall be prepared by the Borrowers in good faith and in accordance with sound cash basis accounting practices applied on a consistent basis (except that net income shall be prepared in accordance with generally accepted accounting principals applied on a consistent basis). Notwithstanding anything herein to the contrary, any fees or expenses to be paid to the Borrowers, any General Partner or any affiliate of any of such Persons shall not exceed an amount which would be paid to an unaffiliated entity in any arms-length transaction.

               Building. All of the buildings, structures and improvements now or hereafter located on a parcel of Real Estate.

               Build-To-Suit Properties. Properties owned by Commercial Company or its Controlled Subsidiaries which are each 85% preleased under a net lease having a term of not less than five (5) years and with respect to which Vertical Commercial Improvements are to be constructed.

               Business Day. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, which also is a Eurodollar Business Day.

               Capitalized Lease. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

               Cash Collateral Account Agreement. The First Amended and Restated Cash Collateral Account Agreement between the Borrowers and the Agent, as the same may be modified or amended, such agreement to be in form and substance satisfactory to the Agent.

               Cash Flow Excess Amount. As defined in the Cash Collateral Account Agreement.

               CERCLA.  See Section  6.20.

               Change of Control. A Change of Control shall be deemed to occur upon the occurrence of any of the following events: (a) there shall occur any sale, transfer or other disposition of any of the ownership interests in a Borrower, or any sale, transfer or other disposition of any of the direct or indirect ownership interests in any Person or Persons directly or indirectly holding the ownership interests in a Borrower if after giving effect thereto either of the Crescent Group or the MSREF Group does not, directly or indirectly, own and control at least their percentage of ownership interests in such Borrower as of July 31,1997, or the Crescent Group and the MSREF Group collectively do not, directly or indirectly, own and control at least seventy percent (70%) of the ownership interests in such Borrower; or (b) the addition of a new general partner or shareholder of a Borrower that is not a member of the Crescent Group or the MSREF Group; or (c) any Person other than a member of the Crescent Group or the MSREF Group shall be the managing partner of a Borrower. A "Change of Control" shall not include the sale, transfer or assignment of interests between the existing partners of a Borrower, between the members of the Crescent Group and the MSREF Group, or the sale, transfer or assignments of interests among the members of the Crescent Group or the MSREF Group.

               Closing Date. The first date on which all of the conditions set forth in Section 10 and Section 11 have been satisfied or waived in writing.

               Code.  The Internal Revenue Code of 1986, as amended.

               Collateral. All of (a) the property, rights and interests of the Borrowers and the Guarantors which are subject to the security interests, liens and mortgages created by the Security Documents and the New Collateral Documents, including, without limitation, the Mortgaged Property, and (b) the Guaranty.

               Commercial Company Revolving Credit Commitment. With respect to each Revolving Credit Bank, the amount set forth on Schedule 1.1 hereto as the amount of such Revolving Credit Bank's Commercial Company Revolving Credit Commitment to make or maintain Commercial Company Revolving Credit Loans to Commercial Company, as the same may be changed from time to time in accordance with the terms of this Agreement.

               Commercial Company Revolving Credit Commitment Percentage. With respect to each Revolving Credit Bank, the percentage set forth on
Schedule 1.1 hereto as such Revolving Credit Bank's percentage of the aggregate Commercial Company Revolving Credit Commitments of all of the Revolving Credit Banks.

               Commercial Company Revolving Credit Loan or Loans. An individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, made by the Revolving Credit Banks hereunder to Commercial Company and evidenced by Commercial Company Revolving Credit Notes.

               Commercial Company Revolving Credit Notes.  See Section
2.4.

               Commercial Company Second Secured Term Loan Commitment. As to each Second Secured Term Loan Bank, the amount equal to such Second Secured Term Loan Bank's Commercial Company Second Secured Term Loan Commitment Percentage of the aggregate principal amount of the Second Secured Term Loans from time to time outstanding to Commercial Company.

               Commercial Company Second Secured Term Loan Commitment Percentage. With respect to each Second Secured Term Loan Bank, the percentage set forth on Schedule 1.1 hereto as such Second Secured Term Loan Bank's percentage of the aggregate Second Secured Term Loan to Commercial Company.

               Commercial Company Second Secured Term Loan or Second Secured Term Loans. An individual Second Secured Term Loan or the aggregate Second Secured Term Loans, as the case may be, made by the Second Secured Term Loan Banks hereunder to Commercial Company and evidenced by Commercial Company Second Secured Term Loan Notes.

               Commercial Company Second Secured Term Loan Note.  See
Section  2A.2.

               Commercial Company Secured Term Loan Commitment. As to each Secured Term Loan Bank, the amount equal to such Secured Term Loan Bank's Commercial Company Secured Term Loan Commitment Percentage of the aggregate principal amount of the Secured Term Loans from time to time outstanding to Commercial Company.

               Commercial Company Secured Term Loan Commitment Percentage. With respect to each Secured Term Loan Bank, the percentage set forth on
Schedule 1.1 hereto as such Secured Term Loan Bank's percentage of the aggregate Secured Term Loan to Commercial Company.

               Commercial Company Secured Term Loan or Secured Term Loans. An individual Secured Term Loan or the aggregate Secured Term Loans, as the case may be, made by the Secured Term Loan Banks hereunder to Commercial Company and evidenced by Commercial Company Secured Term Loan Notes.

               Commercial Company Secured Term Loan Note.  See Section
2A.2.

               Commercial Land. Collectively, the Developed Commercial Land and the Undeveloped Commercial Land. The Commercial Land shall not include any of the Common Area Land.

               Commitment. With respect to each Bank, the aggregate of (a) the Revolving Credit Commitment, (b) the Secured Term Loan Commitment and
(c) the Second Secured Term Loan Commitment, as set forth on Schedule 1.1 hereto.

               Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1.1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

               Common Area Land. The Common Area Land shall be all land located within the Woodlands Project and Wood Trace which are now or hereafter used, designated or reserved for amenities, green space, open space and infrastructure. As of the date hereof, the Woodlands Project includes approximately 4,602 acres of Common Area Land.

               Compliance Certificate.  See Section  7.4(e).

               Conference Center. The Woodlands Executive Conference Center Resort & Country Club, including approximately 364 guestrooms, 34 meeting rooms, 6 restaurants, 81 holes of golf and related facilities, and being more particularly described as the "Property" in Schedule B attached to the Security Deed relating thereto.

               Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of a Person and its Controlled Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

               Consolidated Tangible Net Worth. The amount by which Consolidated Total Assets exceeds Consolidated Total Liabilities and less to the extent included in Total Assets the sum of:

               (j) the total book value of all assets of the Borrowers and their interests in their respective subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

               (k) all amounts representing any write-up in the book value of any assets of the Borrowers or their respective subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

               Consolidated Total Assets. All assets of the Borrowers and their respective subsidiaries determined on a combined basis in accordance with generally accepted accounting principles. All real estate assets shall be valued on an undepreciated cost basis. The assets of the Borrowers and their respective subsidiaries on the consolidated financial statements of the Borrowers and their respective subsidiaries shall be adjusted to reflect the applicable Borrower's allocable share of such asset, for the relevant period or as of the date of determination, taking into account (a) the relative proportion of each such item derived from assets directly owned by such Borrower and from assets owned by the respective subsidiaries, and (b) such Borrower's respective ownership interest in its subsidiaries.

               Consolidated Total Liabilities. All liabilities of the Borrowers and each Borrower's allocable share of liabilities of its subsidiaries determined on a combined basis in accordance with generally accepted accounting principles.

               Construction Inspector. Carter & Burgess, or another firm of professional engineers or architects selected by Borrowers and reasonably acceptable to the Agent.

               Contribution Agreement. The Cross Reimbursement and Indemnity Agreement dated as of July 31, 1997, between Commercial Company and Land Company, as amended, such Agreement to be in form and substance satisfactory to the Agent.

               Controlled Subsidiary. A Controlled Subsidiary shall include each of the following: (a) Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Person or Persons at least fifty percent (50%) (by number of votes or controlling interests) of the outstanding Voting Interests or of which the designated parent shall have control over day-to-day operations of such entity, (b) any corporation, association, partnership, trust or other business entity of which the designated parent shall at any time own directly or indirectly through a Person or Persons an ownership interest and which a Borrower designates as a Controlled Subsidiary by notice to the Agent pursuant to
Section 7.5, and (c) any other entity the accounts of which are consolidated with the accounts of a Borrower in accordance with generally accepted accounting principles. Notwithstanding the foregoing, neither Mitchell Mortgage Company, LLC nor Stewart Title of Montgomery County, Inc. shall constitute a Controlled Subsidiary.

               Crescent.  Crescent Real Estate Equities Limited
Partnership, a Delaware limited partnership.

               Crescent Group.  Crescent, CresWood and Woodlands Land.

               CresWood. CresWood Development, L.L.C., a Delaware limited liability company.

               Debt Service. For any period, the sum of all Interest Expense and mandatory principal payments due and payable by the Borrowers during such period excluding any balloon payments due upon maturity of any indebtedness (including the "Stipulated Amortization Amount" but not any "Special Amortization Amount" (as such terms are defined in the Cash Collateral Account Agreement)).

               Default.  See Section  12.1

               Developed Commercial Land. Developed Commercial Land shall mean the land designated for commercial or multifamily use under the Master Plan of the Woodlands Project and Wood Trace with respect to which infrastructure development has been substantially completed to such an extent that permits construction of Vertical Commercial Improvements, and with respect to which the commencement of the construction of Vertical Commercial Improvements has not yet commenced.

               Developed Residential Land. Developed Residential Land shall mean that portion of the Woodlands Project and Wood Trace designated under the applicable Master Plan for single-family residential or institutional use, schools, churches, nurseries or day care centers or designated for gas stations, convenience stores or similar retail uses or apartment use and other commercial uses and designated as part of the Residential Land under the applicable Master Plan, for which a Municipal Utility District has been established, with respect to which infrastructure development has been substantially completed, and as to which the commencement of construction of such single family housing, institutional facilities or other improvements described above has not yet commenced.

               Distribution. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of capital stock, partner's interest, member's interest or other beneficial interest of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of capital stock, partner's interest, member's interest or other beneficial interest of such Person, directly or indirectly through a Controlled Subsidiary of such Person or otherwise; the return of capital by a Person to its shareholders, partners, members or other beneficial owners as such; or any other distribution on or in respect of any shares of any class of capital stock, partner's interest, member's interest or other beneficial interest of such Person.

               Documentation Agent. MSSF, acting as Documentation Agent for the Banks, its successors and assigns.

               Dollars or $. Dollars in lawful currency of the United States of America.

               Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1.1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

               Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Revolving Credit Loan, Secured Term Loan or Second Secured Term Loan which is made prior to the Maturity Date is converted to a Loan of the other Type.

               Eligible Accounts Receivables. That portion of the Accounts Receivable which is owned by a Borrower, subject to a Security Agreement, in which Agent has a perfected first priority security interest, subject to no other security interest, lien, charge or other encumbrance of any nature, evidenced by promissory notes or other documentation acceptable to Agent, and consisting of accounts which have payment terms acceptable to the Agent and which: (i) are and shall be created in the ordinary course of business of the Borrowers, except with respect to Accounts Receivable described in (ix) below so long as Land Company and Account Debtor are in compliance with (A) through (D) described therein; (ii) arises from a complete bona fide transaction and which require no further act under any circumstances on the part of any Borrower to make such receivable payable by the Account Debtor; (iii) are not subject to dispute, offset or counterclaim; (iv) do not arise out of any transaction with an Account Debtor which is insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a material adverse effect on the financial condition of such Account Debtors; (v) conform to all representations and warranties made by Borrowers in this Agreement and the other Loan Documents; (vi) have not remained unpaid for more than 30 days from any payment date; (vii) do not arise out of any transaction with any affiliate of either Borrower, the General Partners, any Guarantor or any affiliate thereof; (viii) are owed by Account Debtors located within the United States of America; (ix) with respect to each Municipal Utility District Contract, (A) Land Company is in full compliance with the applicable CON-10 necessary to give rise to the obligation of the applicable Municipal Utility District to purchase the relevant facilities in accordance with the applicable CON-10, including without limitation the terms and conditions set forth in the applicable Policy Manual for Construction or Acquisition of Facilities, (B) except with respect to Accounts Receivable related to the San Jacinto River Authority contracts, Land Company has obtained and delivered to the Agent a copy of the executed confirmatory letter of such Municipal Utility District's obligation contemplated by the applicable Policy, (C) the obligation of the applicable Municipal Utility District to acquire the "facility" has not lapsed or expired, and (D) Land Company has delivered satisfactory evidence to the Agent that each Municipal Utility District Contract does not exceed the applicable Municipal Utility District's authority to issue bond indebtedness to satisfy the Municipal Utility District's obligations under the applicable Municipal Utility District Contract; and (x) are not determined by the Majority Banks in their sole discretion to be otherwise ineligible for any other reason (it nevertheless being understood that the receivables described in (i) through
(ix) above shall be included as part of the Collateral).

               Eligible Real Estate Qualification Documents. With respect to the Conference Center, each of the following:

               (l) Security Documents. Such Security Documents relating to the Conference Center as the Agent shall require, in form and substance satisfactory to the Agent and duly executed and delivered by the respective parties thereto.

               (m) Perfection of Liens. Evidence reasonably satisfactory to the Agent that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first lien and security interest in the Conference Center and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security interests have been duly effected.

               (n) Survey and Taxes. The Survey of the Conference Center, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on the Conference Center which on the date of determination are required to have been paid under Section 7.8.

               (o) Title Insurance; Title Exception Documents. The Title Policy covering the Conference Center, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy.

               (p) UCC Certification. A certification from the Title Insurance Company or other person to the Agent that a search of the public records designated by the Agent disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of such Borrower that are or are intended to be subject to the security interest, assignments, and mortgage liens created by the Security Documents relating to the Conference Center except to the extent that the same are discharged as of July 31,1997.

               (q) Management Agreement. A true copy of any Management Agreement relating to the Conference Center.

               (r) Service Agreements. True copies of all Service Agreements relating to the Conference Center.

               (s) Leases. True copies of all Leases relating to the Conference Center together with a Rent Roll for the Conference Center certified by Commercial Company as accurate and complete as of a recent date.

               (t) Subordination Agreements. A Subordination, Attornment and Non-Disturbance Agreement from WECCR satisfactory in form and substance to the Agent.

               (u) Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained by Commercial Company and WECCR on the Conference Center (including flood insurance if necessary) from the insurer or an independent insurance broker, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from Commercial Company, its insurers and insurance brokers as the Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement.

               (v) Hazardous Substance Assessments. A hazardous waste site assessment report concerning Hazardous Substances and asbestos on the Conference Center dated or updated not more than three months prior to the inclusion of the Conference Center in the Collateral, from an Environmental Engineer, such report to contain no qualification except those that are acceptable to the Majority Banks in their sole discretion and to otherwise be in form and substance satisfactory to the Majority Banks.

               (w) Certificate of Occupancy. If available, a copy of the certificate(s) of occupancy issued for the Conference Center permitting the use and occupancy of the Building thereon (or a copy of the certificates of occupancy issued for the Conference Center and evidence reasonably satisfactory to the Agent that any previously issued certificate(s) of occupancy are not required to be reissued to Commercial Company), or a legal opinion or other evidence reasonably satisfactory to the Agent that no certificates of occupancy are necessary to the use and occupancy thereof.

               (x) Construction Inspector Report. A report or written confirmation from the Construction Inspector satisfactory in form and content to the Majority Banks, dated or updated not more than three months prior to the inclusion of the Conference Center in the Collateral, addressing such matters as the Majority Banks may reasonably require.

               (y) Permit and Legal Compliance Assurances. Evidence satisfactory to the Agent that all activities being conducted on the Conference Center which require federal, state or local licenses or permits have been duly licensed and that such licenses or permits are in full force and effect, and that the Conference Center, the Buildings and the use and occupancy thereof are in compliance with all applicable federal, state or local laws, ordinances or regulations (including, without limitation, the Americans with Disabilities Act and any laws of the State in which such property is located regarding disability requirements).

               (z) Operating Statements. Operating statements for the Conference Center covering each of the four fiscal quarters ending immediately prior to the addition of the Conference Center to the Collateral in form and substance satisfactory to the Agent.

               (aa) Additional Documents. Such other documents, certificates, reports or assurances as the Agent may reasonably require in their discretion.

               Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by a Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

               Environmental Engineer. ENSR, or for any services of an environmental engineer required after the date hereof, another firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of the Hazardous Substances and related environmental matters and reasonably acceptable to the Agent.

               Environmental Laws.  See Section  6.20(a).

               Equity Offering. The issuance and sale by a Borrower subsequent to the date of this Agreement of any partnership interests or equity securities of such Borrower to investors other than the then current partners.

               ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

               ERISA Affiliate. Any Person which is treated as a single employer with a Borrower under Section 414 of the Code.

               ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

               Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

               Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in the London interbank market.

               Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1.1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

               Eurodollar Rate. For each day during any period with respect to a Revolving Credit Eurodollar Rate Loan or a Term Eurodollar Rate Loan, as applicable, the rate per annum equal to the quotient (rounded upwards to the nearest 1/16th of one percent) of (a) the rate per annum as determined by the Reference Bank's Eurodollar Lending Office to be the rate at which Dollar deposits are offered to prime banks by such banks in the London Interbank Market as selected by the Reference Bank at approximately 11:00 a.m. London time on such day for delivery two Eurodollar Business Days thereafter for a period of one month and in an amount comparable to the amount of the Revolving Credit Eurodollar Rate Loan or Term Eurodollar Rate Loan, as applicable, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate. Any change in the Eurodollar Rate shall become effective as of the opening of business on the day on which such change in the Eurodollar Rate becomes effective.

               Eurodollar Rate Loans. Collectively, the Revolving Credit Eurodollar Rate Loans and the Term Eurodollar Rate Loans.

               Event of Default.  See Section  12.1

               Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

               Fees. The fees payable to either Borrower pursuant to any management agreements relating to the Woodlands Project or any part thereof, and easement usage fees payable to Commercial Company pursuant to the agreements commonly known as the TCI Easement Agreement.

               Funding Agreement. An agreement between Borrowers regarding contributions, distributions and loans, provided that such agreement shall be in form and substance satisfactory to the Agent.

               Generally Accepted Accounting Principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

               General Partners. Collectively, CresWood and MS TWC, Inc. as the general partners of Commercial Company, and Woodlands Land and MS TWC, Inc. as the general partners of Land Company, and WECCR, Inc. as the General Partner of WECCR.

               Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by a Borrower of any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

               Guarantors. Any Person which may become a guarantor of the Obligations.

               Guaranty. Each Unconditional Guaranty of Payment and Performance made by a Guarantor in favor of the Agent and the Banks, as the same may be modified or amended, such Guaranty to be in form and substance satisfactory to the Agent.

               Hazardous Substances.  See Section  6.20(b).

               Income Producing Properties. Income producing properties owned by Commercial Company or Land Company or their Controlled
Subsidiaries located within the Woodlands Project.

               Income Properties. Income Producing Properties that satisfy the terms of Section 5.2 and Section 7.19. The initial Income Properties are more particularly described in Schedule 1.3 hereto.

               Indebtedness. All obligations, contingent and otherwise that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness , or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; (d) any obligation as a lessee or obligor under a Capitalized Lease; (e) all obligations with respect to letters of credit or similar instruments issued by a Person; (f) all subordinated debt; and (g) all indebtedness, obligations or other liabilities under or with respect to (i) interest rate swap, collar, cap or similar agreements providing interest rate protection and (ii) foreign currency exchange agreements. Indebtedness shall not include current liabilities of the Borrowers or their respective Controlled Subsidiaries or Non-Controlled Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services.

               Indemnity Agreement. The Indemnity Agreement Regarding Hazardous Materials, made by the Borrowers in favor of the Agent and the Banks, pursuant to which the Borrowers agree to indemnify the Agent and the Banks with respect to Hazardous Substances and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to the Agent.

               Interest Cap.  See Section  10.7.

               Interest Expense. For any period, the sum of all interest (excluding interest on Indebtedness permitted pursuant to Section 8.1(i) and capitalized interest funded pursuant to a construction loan but including all other capitalized interest) due and payable by the Borrowers during such period.

               Interest Payment Date. The first day of each calendar month during the term of such Loan.

               Investment. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extension of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution);
(d) there shall not be deducted in respect of any Investment any amounts received as earning on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

               Land Assets. Collectively, the Residential Land and the Commercial Land.

               Land Company.  As defined in the preamble hereto.

               Land Company Revolving Credit Commitment. With respect to each Revolving Credit Bank, the amount set forth on Schedule 1.1 hereto as the amount of such Revolving Credit Bank's Land Company Revolving Credit Commitment to make or maintain Land Company Revolving Credit Loans to Land Company, as the same may be reduced from time to time in accordance with the terms of this Agreement.

               Land Company Revolving Credit Commitment Percentage. With respect to each Revolving Credit Bank, the percentage set forth on Schedule
1.1 hereto as such Revolving Credit Bank's percentage of the aggregate Land Company Revolving Credit Commitments of all the Revolving Credit Banks.

               Land Company Revolving Credit Loan or Loans. An individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, made by the Revolving Credit Banks hereunder to Land Company and evidenced by Land Company Revolving Credit Notes.

               Land Company Revolving Credit Notes.  See Section  2.4A.

               Land Company Second Secured Term Loan Commitment. As to each Second Secured Term Loan Bank, the amount equal to such Second Secured Term Loan Bank's Land Company Second Secured Term Loan Commitment
Percentage of the aggregate principal amount of the Second Secured Term Loans to Land Company from time to time outstanding.

               Land Company Second Secured Term Loan Commitment Percentage. With respect to each Second Secured Term Loan Bank, the percentage set forth on Schedule 1.1 hereto as such Second Secured Term Loan Bank's percentage of the aggregate Second Secured Term Loans to Land Company.

               Land Company Second Secured Term Loan or Loans. An individual Second Secured Term Loan or the aggregate Second Secured Term Loans, as the case may be, made by the Second Secured Term Loan Banks hereunder to Land Company and evidenced by Land Company Second Secured Term Loan Notes.

               Land Company Second Secured Term Loan Notes.  See Section
2B.2A.

               Land Company Secured Term Loan Commitment. As to each Secured Term Loan Bank, the amount equal to such Secured Term Loan Bank's Land Company Secured Term Loan Commitment Percentage of the aggregate principal amount of the Secured Term Loans to Land Company from time to time outstanding.

               Land Company Secured Term Loan Commitment Percentage. With respect to each Secured Term Loan Bank, the percentage set forth on
Schedule 1.1 hereto as such Secured Term Loan Bank's percentage of the aggregate Secured Term Loans to Land Company.

               Land Company Secured Term Loan or Loans. An individual Secured Term Loan or the aggregate Secured Term Loans, as the case may be, made by the Secured Term Loan Banks hereunder to Land Company and evidenced by Land Company Secured Term Loan Notes.

               Land Company Secured Term Loan Notes.  See Section  2A.2A.

               Leases. Leases, licenses and agreements whether written or oral, relating to the use of occupation of space in or on the Building or on the Real Estate.

               Lease Summaries. Summaries of the material terms of the Leases.

               Liens.  See Section  8.2.

               Loan Documents. This Agreement, the Notes, the Agreement Regarding Negative Pledge, the Security Documents and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of any Borrower, any Guarantor or the parties to the Negative Pledge Agreement in connection with the Loans.

               Loan or Loans. Collectively, the Revolving Credit Loans, the Secured Term Loans and the Second Secured Term Loans.

               Loan Request.  See Section  2.6.

               Majority Banks. As of any date, the Bank or Banks whose aggregate Commitment Percentage is more than the required percentage, as determined by the Banks required to approve such matter, as disclosed by the Agent to the Borrowers from time to time (provided that such required percentage determined by the Banks shall not exceed sixty-six and two-thirds percent (66 2/3%)).

               Mall. The interest in the Woodlands Mall currently owned by The Woodlands Mall Associates, a partnership between Commercial Company and GGP/Homart, Inc., which interest includes approximately 350,000 square feet of gross leasable area, adjoining land and related improvements.

               Management Agreements. Agreements, whether written or oral, providing for the management of all or any portion of the Conference Center.

               Managing Agent. BKB, acting as managing agent for the Banks, its successors and assigns.

               Master Plan. Individually, the Master Plan for the Woodlands Project and the Master Plan for Wood Trace, and collectively, the Master Plans for the Woodlands Project and Wood Trace.

               Material Agreements. Collectively, the Master Plan, the documents and agreements governing the Associations, and, to the extent any rights thereunder are a part of the Collateral, any of the Municipal Utility District Contracts, the Note Receivables and the partnership agreements or other organizational documents pursuant to which rights have been pledged to Agent pursuant to an Assignment of Interests.

               Material Assets. Collectively, the Mall, the Conference Center, Wood Trace, Commercial Land sold in one transaction or a series of related transactions for an aggregate purchase price of $20,000,000.00 or more, and Residential Land sold in one transaction or a series of related transactions involving 500 or more lots or 100 or more acres.

               Maturity Date. July 31, 2000, as the same may be extended by the Borrowers as provided in Section 4.15, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

               Merger Agreement. The Agreement and Plan of Merger dated June 12, 1997 among Mitchell Energy & Development Corp., Woodlands and Commercial Company, as amended.

               Mortgaged Property or Mortgaged Properties.  The Conference
Center.

               MSREF. The Morgan Stanley Real Estate Fund II, L.P., a Delaware limited partnership.

               MSREF Group. MSREF, MS/TWC Joint Venture, MS TWC, Inc., Morgan Stanley Real Estate Investors, L.P., MSREF II 892 Investors - B, L.P. and any co-investment partnership between an Affiliate of the general partner of MSREF and a major limited partner of MSREF formed to co-invest alongside MSREF pursuant to an existing co-investment agreement.

               Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by a Borrower or any ERISA Affiliate.

               Municipal Utility District Contracts. The Municipal Utility District Contracts and the Road Utility District Contracts more particularly described in Schedule 1.2 hereto.

               Negative Pledge Covenants. Collectively, the covenants set forth in Section s 8.2, 8.12(a) (as to the Merger Agreement) and 8.13 prohibiting or restricting the Borrowers, their respective Controlled Subsidiaries or the other Persons subject thereto from creating or incurring or suffering to be created or incurred or existing any lien, encumbrance, hypothecation, mortgage, pledge, negative pledge, charge, restriction, or other security interest upon any of the property or assets described therein.

               Net Earnings from Miscellaneous Operations.  For the twelve
(12) month period ended on the most recent Quarterly Measurement Date, the sum of Land Company's share of the Net Income of (a) Mitchell Mortgage Company, (b) Stewart Title of Montgomery County, Inc. and (c) Woodlands New Homes Realty, plus the revenues received by the Borrowers for property management, development and leasing services, net of associated expenses. Such amount shall be determined on the basis of generally accepted accounting principles applied on a consistent basis and consistent with the manner in which they have previously been calculated and provided to the Banks. In the event that as of a Quarterly Measurement Date the applicable Borrower shall not have any of such components for a twelve month period, such amounts shall be annualized based on such amounts from and after July 31,1997.

               Net Income (or Deficit). With respect to any Person, for any fiscal period, the net income (or deficit) of such Person, after deduction of all expenses, taxes and other proper charges, determined in accordance with Generally Accepted Accounting Principles.

               New Collateral Documents.  See Section  5.3.

               Non-Controlled Subsidiaries. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Person or Persons an ownership interest but which is not a Controlled Subsidiary.

               Note Receivables. The notes payable to Commercial Company or Land Company and all proceeds of the foregoing, as more particularly described in the Security Agreement to which Commercial Company or Land Company is a party.

               Notes. Collectively, the Revolving Credit Notes, the Secured Term Loan Notes and the Second Secured Term Loan Notes.

               Notice.  See Section  19.

               Obligations. All indebtedness, obligations and liabilities of the Borrowers and the Guarantors to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

               Operating Cash Flow. For any period, an amount equal to the sum of (a) the Operating Income of a Borrower for such period minus (b) the Operating Expenses of a Borrower for such period.

               Operating Expenses. For any period, all expenses of a Borrower directly attributable to the operation of such Borrower or the operation, repair and/or maintenance of the Property (if applicable) including, without limitation, taxes, insurance premiums, management fees, payments to third party suppliers, marketing and operating expenses, capital expenditures for maintenance or improvement of income producing properties, general and administrative expenses and all land and lot development expenditures (other than the amounts expended in respect of construction of Vertical Commercial Improvements) including, without limitation, amounts reimbursable under Municipal Utility District Contracts. For the purposes of this Agreement, Operating Expenses shall not include any Foreign, U.S., state and local income taxes, franchise taxes or other taxes based on the income imposed on a Borrower generally and not as owner of the Property, depreciation and any other non-cash expenditures of a Borrower, or any payment of principal or interest under the Notes or other Indebtedness or other fees or charges payable under the Loan Documents (except that appraisals and cost reimbursements to the Agent or the Banks shall be Operating Expenses). Operating Expenses shall be determined on the basis of sound cash basis accounting practices applied on a consistent basis, modified as described above, and consistent with the manner in which they have previously been calculated and provided to the Banks. Operating Expenses shall not include expenses of a Borrower's Controlled Subsidiaries and Non-Controlled Subsidiaries or costs of Vertical Commercial Improvements.

               Operating Income. For any period, all revenue or receipts derived by a Borrower from any source, including, without limitation (as applicable), net proceeds of refinancings or sales, exchanges or transfers of Residential Land, Commercial Land and income-producing properties or interests therein, partnership distributions, dividends, management and other fees or similar payments, payments received on Accounts Receivable, interest income, rents and profits, operating expense and real estate tax expense reimbursements, escalations, percentage rents, administrative and supervisory fees, insurance proceeds and condemnation awards (other than proceeds and condemnation awards that are applied to Indebtedness by a lender or are used to restore and rebuild improvements) and any other extraordinary, non-recurring or miscellaneous revenues, but excluding capital contributions from a Borrower's partners and net proceeds of Permitted Financings or any borrowings of the Loans. Operating Income shall be determined on the basis of sound cash basis accounting practices applied on a consistent basis, modified as provided above and consistent with the manner in which they have previously been calculated and provided to the Banks. Operating Income shall not include gross income of Controlled Subsidiaries and Non-Controlled Subsidiaries of a Borrower, but instead the amount distributed to such Borrower.

               Original Credit Agreement. As defined in the preamble hereto.

               Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

               Partial Interest. The ownership interest (determined based on its right to receive cash flow and other distributions) of Land Company or Commercial Company, whether such interest is evidenced by a partnership interest or otherwise, in certain Persons which own office, retail, research/industrial and multifamily properties more particularly described in Schedule 1.4 hereto, together with such additional interests as may hereafter be approved as provided in Section 5.2. For the purposes of calculating the Borrowing Base or compliance with financial covenants, a Partial Interest shall sometimes be expressed as a percentage interest in the underlying Income Property as set forth in Schedule 1.2 hereto with respect to the Partial Interests existing as of the date of this Agreement or as established pursuant to Section 5.2(h) with respect to new Partial Interests.

               Partnerships. The Persons described on Schedule 1.5 hereto in which Commercial Company has an ownership interest, together with each other Person in which Commercial Company may hereafter obtain an ownership interest which is a Controlled Subsidiary.

               PBGC.  The Pension Benefit Guaranty Corporation created by
Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

               Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

               Permitted Financings. Indebtedness of Commercial Company or Land Company or any of their respective Controlled Subsidiaries (including without limitation obligations under completion guaranties but excluding the Loans and Indebtedness permitted pursuant to Section 8.1(h) incurred to a Person unrelated or unaffiliated with any Borrower, any of the General Partners, any Guarantor or any of a Borrower's Controlled Subsidiaries in a bona fide transaction), provided such Indebtedness:

               (ab) does not exceed $125,000,000.00 in the aggregate, of which amount the amount which is recourse to Commercial Company or Land Company or any of their respective Controlled Subsidiaries does not exceed $50,000,000.00 in the aggregate (in calculating such $125,000,000.00 limit, only Commercial Company's or Land Company's allocable share of Indebtedness of its respective Controlled Subsidiaries shall be included);

               (ac) which constitutes completion guaranties (with respect to developments the Indebtedness for which Commercial Company or Land Company or such Controlled Subsidiary otherwise has no recourse) does not exceed $20,000,000.00 in the aggregate (in addition to the $125,000,000.00 and $50,000,000.00 limits set forth in (a), above);

               (ad) is incurred solely to finance the construction by Commercial Company or Land Company or any of their respective Controlled Subsidiaries of Vertical Commercial Improvements to the Commercial Land or Residential Land, if applicable, or permanent refinancing thereof (it being agreed that the proceeds of a permanent refinancing of such improvements may exceed the amount of the applicable construction loan);

               (ae) with respect to any property on which Vertical Commercial Improvements are constructed, does not exceed eighty percent (80%) of the fair market value of such property; provided that (i) with respect to the Speculative Development of Vertical Commercial Improvements on any single parcel of Commercial Land or Residential Land, if applicable, such Indebtedness does not exceed seventy-five percent (75%) of the costs for such development (including the cost of the subject Commercial Land or Residential Land, if applicable) (in each instance the balance of the acquisition and development costs to be covered by equity), and (ii) with respect to the development of Build-To-Suit Properties, such Indebtedness does not exceed ninety percent (90%) of the costs for such development (including the cost of the subject Commercial Land or Residential Land, if applicable) (in each instance the balance of the acquisition and development costs to be covered by equity); and

               (af) does not cause the Borrowers to fail to comply with the financial covenants contained in Section 9.2 and Section 9.5 below after recalculating the interest and fixed charge coverage ratio for the most recent Quarterly Measurement Date on a pro forma basis to give effect to such Indebtedness, and the maximum ratio permitted by Section 9.1 is not exceeded.

               Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

               Principal Financial Officer. The primary officer of the Borrowers or their General Partners responsible for the preparation and certification of financial statements.

               Property. Collectively, the Accounts Receivable, the Residential Land, the Commercial Land, the Common Area Land, the Conference Center, the Income Properties, the Partial Interests and the Fees.

               Properties under Construction. Vertical Commercial Improvements under construction; provided that a property shall cease to be under construction and eligible for inclusion in the Borrowing Base as a Property Under Construction upon the earlier to occur of (a) eighteen months following the commencement of construction and (b) six (6) months after the issuance of a shell certificate of occupancy or an equivalent thereto for such improvements.

               Quarterly Measurement Date. Each September 30, December 31, March 31 and June 30 during the term of the Agreement, with the first Quarterly Measurement Date occurring December 31, 1997.

               Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrowers, any of their respective Controlled Subsidiaries, a Guarantor or any of the Partnerships.

               Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.

               Recurring Operating Cash Flow. With respect to a Borrower for any fiscal period, an amount equal to the Operating Cash Flow of such Person, less the Specified Non-Recurring Amount.

               Reference Bank.  BKB.

               Register.  See Section  18.2.

               Release.  See Section  6.20(c) (iii).

               Rent Roll. A report prepared and certified by a Borrower showing for each property its type, occupancy status, lease expiration date, lease rent and other information in substantially the form presented to the Banks prior to the date hereof or in such other form as may have been approved by the Agent, such approval not to be unreasonably withheld.

               Residential Land. Collectively, the Developed Residential Land and the Undeveloped Residential Land. The Residential Land shall not include any of the Common Area Land.

               Revolving Credit Banks. Collectively, the Banks which are the holders of the Revolving Credit Notes, such Revolving Credit Banks being identified on Schedule 1.1 hereto.

               Revolving Credit Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

               Revolving Credit Commitment. With respect to each Revolving Credit Bank, the amount set forth on Schedule 1.1 hereto as the aggregate amount of such Revolving Credit Bank's Commercial Company Revolving Credit Commitment and Land Company Revolving Credit Commitment, as the same may be reduced from time to time in accordance with the terms of this Agreement.

               Revolving Credit Commitment Percentage. With respect to each Revolving Credit Bank, the percentage set forth on Schedule 1.1 hereto as such Revolving Credit Bank's percentage of the aggregate Revolving Credit Commitments of all of the Revolving Credit Banks.

               Revolving Credit Eurodollar Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

               Revolving Credit Loan or Loans. An individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, to be made by the Revolving Credit Banks hereunder as more particularly described in Section 2.

               Revolving Credit Notes. Collectively the Commercial Company Revolving Credit Notes and the Land Company Revolving Credit Notes.

               Second Secured Term Loan Banks. Collectively, the Banks which are the holders of the Second Secured Term Loan Notes, such Second Secured Term Loan Banks being identified on Schedule 1.1 hereto.

               Second Secured Term Base Rate Loans. The Second Secured Term Loans bearing interest by reference to the Base Rate.

               Second Secured Term Eurodollar Rate Loans. The Second Secured Term Loans bearing interest by reference to the Eurodollar Rate.

               Second Secured Term Loan or Second Secured Term Loans. An individual Second Secured Term Loan or the aggregate Second Secured Term Loans, as the case may be, in the maximum principal amount of $60,000,000.00 made by the Second Secured Term Loan Banks hereunder and evidenced by the Second Secured Term Loan Notes.

               Second Secured Term Loan Commitment. As to each Second Secured Term Loan Bank, the amount equal to such Second Secured Term Loan Bank's percentage set forth on Schedule 1.1 of the aggregate principal amount of the Second Secured Term Loans from time to time outstanding.

               Second Secured Term Loan Commitment Percentage. With respect to each Second Secured Term Loan Bank, the percentage set forth on
Schedule 1.1 hereto as such Second Secured Term Loan Bank's percentage of the aggregate Second Secured Term Loans.

               Second Secured Term Loan Notes.  Collectively, the
Commercial Company Second Secured Term Loan Notes and the Land Company Second Secured Term Loan Notes.

               Secured Term Loan Banks. Collectively, the Banks which are the holders of the Secured Term Loan Notes, such Secured Term Loan Banks being identified on Schedule 1.1 hereto.

               Secured Term Base Rate Loans. The Secured Term Loans bearing interest by reference to the Base Rate.

               Secured Term Eurodollar Rate Loans. The Secured Term Loans bearing interest by reference to the Eurodollar Rate.

               Secured Term Loan or Secured Term Loans. An individual Secured Term Loan or the aggregate Secured Term Loans, as the case may be, in the maximum principal amount of $130,000,000.00 made by the Secured Term Loan Banks hereunder and evidenced by the Secured Term Loan Notes.

               Secured Term Loan Commitment. As to each Secured Term Loan Bank, the amount equal to such Secured Term Loan Bank's percentage set forth on Schedule 1.1 of the aggregate principal amount of the Secured Term Loans from time to time outstanding.

               Secured Term Loan Commitment Percentage. With respect to each Secured Term Loan Bank, the percentage set forth on Schedule 1.1 hereto as such Secured Term Loan Bank's percentage of the aggregate Secured Term Loans.

               Secured Term Loan Notes. Collectively, the Commercial Company Secured Term Loan Notes and the Land Company Secured Term Loan Notes.

               Security Agreements. Collectively the Amended and Restated Collateral Assignment of Documents from Commercial Company to the Agent for the benefit of the Banks and the Collateral Assignment of Documents from Land Company to the Agents for the benefit of the Banks, as the same may be modified or amended, pursuant to which the Accounts Receivable and the Fees have been pledged as security for the Obligations, such Security Agreements to be in form and substance satisfactory to the Agent.

               Security Deeds. The Deeds of Trust from a Borrower to the Agent for the benefit of the Banks (or to trustees named therein acting on behalf of the Agent for the benefit of the Banks), as the same may be modified or amended, pursuant to which a Borrower has conveyed a Mortgaged Property as security for the Obligations, such Security Deeds to be in form and substance satisfactory to the Agent.

               Security Documents. The Security Deeds, the Assignments of Rents and Leases, the Assignment of Management Agreements and Subordination, the Assignment of Interests, the Security Agreements, the Cash Collateral Account Agreement, the Indemnity Agreement, the Guaranty, the New Collateral Documents, any further collateral assignments to the Agent for the benefit of the Banks, including, without limitation, UCC-1 financing statements executed and delivered in connection therewith.

               Security Event. Each of the following shall be a Security Event hereunder unless waived by the Majority Banks in writing:

               (a)  the occurrence of an Event of Default hereunder under
Section  12.1(a) or (b); or

               (b) the occurrence of an Event of Default by reason of a breach of any of the covenants set forth in Section s 9.1, 9.2, 9.3, 9.4 or 9.5.

               Service Agreement. Agreements with third parties, whether written or oral, relating to the operation, maintenance, security, finance or insurance of a Mortgaged Property, which involve obligations in excess of $500,000.00 per year.

               Short-term Investments. Investments described in subsections (a) through (g), inclusive, of Section 8.3.

               Specified Non-Recurring Amount. For any period, any amounts included in Operating Cash Flow or the Cash Flow Excess Amount, as the case may be, which are attributable to the non-recurring sale of income-producing assets with net proceeds in excess of $5,000,000.00 in any twelve month period.

               Specified Non-Recurring Cash Flow Excess Amount. As defined in the Cash Collateral Account Agreement.

               Speculative Development. Development of Commercial Land or Residential Land, if applicable, for office, retail or research/industrial uses which is less than eighty percent (80%) (sixty percent (60%) for a supermarket, grocery store, food market or drug store anchored retail development) leased pursuant to a bona-fide arm's length lease to third parties that are not an Affiliate of any Borrower, any of the General Partners, any Guarantor, or any of their Controlled Subsidiaries or Non-Controlled Subsidiaries at the time construction commences. A lease shall not be deemed a lease with an Affiliated Person in the event that a Borrower, any of the General Partners, any Guarantor, or any of their Controlled Subsidiaries or Non-Controlled Subsidiaries enters into a joint venture with a third party unaffiliated with any of such Persons which in turn leases a portion of such property to such unaffiliated Person. In the event that any of such property is to be leased to an Affiliate of a Borrower, any of the General Partners, any Guarantor, or any of their Controlled Subsidiaries or Non-Controlled Subsidiaries, the square footage subject to such lease shall be deducted from the overall square footage of the project and excluded in calculating compliance with the foregoing tests. Once a particular development is leased at or above such level, such development shall cease to be a Speculative Development.

               Subordination, Attornment and Non-Disturbance Agreement. An agreement among the Agent, a Borrower and a tenant under a Lease pursuant to which such tenant agrees to subordinate its rights under the Lease to the lien of the Security Deed and agrees to recognize the Agent or its successor in interest as landlord under the Lease in the event of a foreclosure under the Security Deed, such agreement to be in form and substance satisfactory to the Agent and the Majority Banks.

               Survey. That certain draft as-built survey of the Conference Center delivered to the Agent prior to the date hereof, and a boundary survey of the Conference Center to be prepared by a registered land surveyor in form and substance reasonably satisfactory to the Agent.

               Surveyor Certification. With respect to the Conference Center, a certificate executed by the surveyor who prepared the boundary survey portion of the Survey with respect thereto, dated as of a recent date and containing such information relating to such parcel as the Agent may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.

               Syndication Agent. BKB, acting as syndication agent for the Banks, its successors and assigns.

               TCI Easement Agreement. That certain Bulk Billing Agreement between TCI Woodlands Venture, Inc. ("TCI") and Woodlands pursuant to which TCI provides cable television service for a five-year period which began on June 12, 1996.

               TCI Easement Fee Value. The present value of projected fee payments receivable by Commercial Company from the TCI Easement Agreement, net of any associated expenses, discounted at a rate of 15% per annum. Such amount shall be determined on the basis of generally accepted accounting principles consistently applied and consistent with the manner in which such amounts have previously been calculated and provided to the Banks.

               Test Period.  See Section  9.2.

               Title Insurance Company. Stewart Title Guaranty Company and Commonwealth Land Title Company or another title insurance company or companies approved by the Agent.

               Title Policy. With respect to each parcel of Mortgaged Property, a Texas standard form mortgagee title insurance policy issued by a Title Insurance Company (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in such amount as the Agent may reasonably require insuring the priority of the Security Deeds and that Commercial Company holds good and indefeasible fee simple title to such parcel, subject only to the encumbrances permitted by the Security Deed and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, except as otherwise approved by the Agent, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion, and shall contain (a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as the Agent reasonably may require and is available in the State in which the Mortgaged Property is located, including but not limited to (i) a comprehensive endorsement, (ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) an ALTA form 3.1 zoning endorsement, (vi) an access endorsement.

               Total Market Value Capitalization.  At any time the sum of
(a) an amount equal to the total value of the Borrowing Base Assets as determined for the purposes of computing the Borrowing Base at such time (without reference to any percentage advance rate), plus (b) the historic cost (including construction in progress and land value) of income producing properties that are owned by Commercial Company or Land Company but do not constitute Borrowing Base Assets other than Build-To-Suit Properties (or in the event that such property is owned by a Controlled Subsidiary of Commercial Company or Land Company, then a percentage of such cost equal to the percentage that Commercial Company's or Land Company's Partial Interest bears to the entire equity interest in such property), plus (c) the fair market value of Build-To-Suit Properties owned by Commercial Company or Land Company which do not constitute Borrowing Base Assets (or in the event that such property is owned by a Controlled Subsidiary of Commercial Company or Land Company, then a percentage of such fair market value equal to the percentage that Commercial Company's or Land Company's Partial Interest bears to the entire equity interest in such property), plus (d) the product of Net Earnings from Miscellaneous Operations for the twelve month period then ended multiplied by 5, plus
(e) the TCI Easement Fee Value. Notwithstanding the foregoing, any Borrowing Base Asset or other property described in clauses (a), (b) and
(c) above (including without limitation, Partial Interests that relate to Income Properties but excluding any Properties Under Construction that would otherwise be included in clauses (a), (b) and (c) above) that is security for any Indebtednesses other than the Obligations in the event that the Indebtedness secured by such asset exceeds sixty percent (60%) of the Adjusted Value of such asset, shall be excluded for the purposes of determining Total Market Value Capitalization.

               Type. As to any Revolving Credit Loan, Secured Term Loan or Second Secured Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

               Undeveloped Commercial Land. Land designated for commercial use under the Master Plan of the Woodlands Project and Wood Trace, but not Developed Commercial Land.

               Undeveloped Residential Land. Land designated for residential or institutional use, schools, churches, nurseries or day care centers or designated for gas stations, service stations or similar retail use or apartment use and other commercial uses designated as part of the Residential Land under the applicable Master Plan of the Woodlands Project and Wood Trace, but not Developed Residential Land.

               Vertical Commercial Improvements. Improvements to the Commercial Land or Residential Land, as applicable (which may include improvements to be used for multifamily housing), which are intended to be income-producing operating properties upon completion, rising vertically from such land together with any site work and grading performed on the Commercial Land or Residential Land, as applicable, in connection therewith.

               Voting Interests. Stock or similar ownership interests of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

               WECCR. WECCR General Partnership, a Texas general partnership.

               Wood Trace. The approximately 2,850 acres of land in northwest Houston, Texas known as "Wood Trace", as described in the Master Plan for Wood Trace.

               Woodlands.  The Woodlands Corporation.

               Woodlands Land. The Woodlands Land Company, Inc., a Texas corporation.

               Woodlands Operating.  The Woodlands Operating Company, L.P.

               Woodlands Project. The project commonly known as The Woodlands and described in the Master Plan.

          Section 21.2.  Rules of Interpretation.

               (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

               (b) The singular includes the plural and the plural includes the singular.

               (c) A reference to any law includes any amendment or modification to such law.

               (d) A reference to any Person includes its permitted successors and permitted assigns.

               (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

               (f) The words "include", "includes" and "including" are not limiting.

               (g) The words "approval" and "approved" as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

               (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

               (i) Reference to a particular "Section ", refers to that section of this Agreement unless otherwise indicated.

               (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

22.THE REVOLVING CREDIT FACILITY

          Section 22.1. Commitment to Lend Commercial Company Revolving Credit Loans Subject to the terms and conditions set forth in this Agreement, each of the Revolving Credit Banks severally agrees to lend to Commercial Company, and Commercial Company may borrow (and repay and reborrow) from time to time between July 31,1997 and the Maturity Date, upon notice by Commercial Company to the Agent given in accordance with
Section 2.6, such sums as are requested by Commercial Company for the purposes set forth in Section 7.11 (but subject to the limitations set forth in Section 7.11) up to the lesser of (a) a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Revolving Credit Bank's Commercial Company Revolving Credit Commitment and (b) such Revolving Credit Bank's Commercial Company Revolving Credit Commitment Percentage of the sum of (i) the Borrowing Base minus (ii) the amount of all outstanding or requested Land Company Revolving Credit Loans, Commercial Company Secured Term Loans and Land Company Secured Term Loans; provided, that, in all events no Default or Event of Default shall have occurred and be continuing and the Borrowers shall be in compliance with all covenants as required pursuant to Section 2.6(ii); and provided, further, that the outstanding principal amount of the Commercial Company Revolving Credit Loans (after giving effect to all amounts requested) shall not at any time exceed the total Commercial Company Revolving Credit Commitment. The Commercial Company Revolving Credit Loans shall be made pro rata in accordance with each Revolving Credit Bank's Commercial Company Revolving Credit Commitment Percentage. Each request for a Commercial Company Revolving Credit Loan hereunder shall constitute a representation and warranty by Commercial Company that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Commercial Company Revolving Credit Loan, and Section 11, in the case of all other Commercial Company Revolving Credit Loans, have been satisfied on the date of such request. No Revolving Credit Bank shall have any obligation to make Commercial Company Revolving Credit Loans to Commercial Company in the maximum aggregate principal amount outstanding of more than the principal face amount of its Commercial Company Revolving Credit Note.

          Section 2.1A. Commitment to Lend Land Company Revolving Credit Loans. Subject to the terms and conditions set forth in this Agreement, each of the Revolving Credit Banks severally agrees to lend to Land Company, and Land Company may borrow (and repay and reborrow) from time to time between July 31,1997 and the Maturity Date, upon notice by Land Company to the Agent given in accordance with Section 2.6, such sums as are requested by Land Company for the purposes set forth in Section 7.11 (but subject to the limitations set forth in Section 7.11) up to the lesser of
(a) a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Revolving Credit Bank's Land Company Revolving Credit Commitment and (b) such Revolving Credit Bank's Land Company Revolving Credit Commitment Percentage of the sum of (i) the Borrowing Base minus (ii) the amount of all outstanding or requested Commercial Company Revolving Credit Loans, Commercial Company Secured Term Loans and Land Company Secured Term Loans; provided, that, in all events no Default or Event of Default shall have occurred and be continuing and the Borrowers shall be in compliance with all covenants as required pursuant to Section 2.6(ii); and provided, further, that the outstanding principal amount of the Land Company Revolving Credit Loans (after giving effect to all amounts requested) shall not at any time exceed the total Land Company Revolving Credit Commitment. The Land Company Revolving Credit Loans shall be made pro rata in accordance with each Revolving Credit Bank's Land Company Revolving Credit Commitment Percentage. Each request for a Land Company Revolving Credit Loan hereunder shall constitute a representation and warranty by Land Company that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Land Company Revolving Credit Loan, and Section 11, in the case of all other Land Company Revolving Credit Loans, have been satisfied on the date of such request. No Revolving Credit Bank shall have any obligation to make Land Company Revolving Credit Loans to Land Company in the maximum aggregate principal amount outstanding of more than the principal face amount of its Land Company Revolving Credit Note.

          Section 22.2. Facility Fee The Borrowers agree to pay to the Agent for the accounts of the Revolving Credit Banks in accordance with their respective Commercial Company Revolving Credit Commitment Percentages and Land Company Revolving Credit Commitment Percentages a facility fee calculated at the rate of one-fourth of one percent (1/4%) per annum on the daily amount by which the aggregate Commercial Company Revolving Credit Commitment and the Land Company Revolving Credit Commitment from time to time exceeds the outstanding principal amount of Commercial Company Revolving Credit Loans and Land Company Revolving Credit Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, or on any earlier date on which the Commercial Company Revolving Credit Commitment and the Land Company Revolving Credit Commitments shall terminate as provided in Section 2.3, with a final payment on the Maturity Date. Any payment due under this
Section  2.2 shall be prorated for any partial calendar quarter.

          Section 22.3. Optional Reduction of Revolving Credit Commitment Each Borrower shall have the right at any time and from time to time upon three Business Days' prior written notice to the Agent to reduce by $5,000,000.00 or an integral multiple of $500,000.00 in excess thereof (provided that in no event shall the aggregate Revolving Credit Commitments be reduced to an amount less than $50,000,000.00) or to terminate entirely the unborrowed portion of the Commercial Company Revolving Credit Commitments and the Land Company Revolving Credit Commitments, as applicable, whereupon the Commercial Company Revolving Credit Commitments or the Land Company Revolving Credit Commitments, as applicable, of the Revolving Credit Banks shall be reduced pro rata in accordance with their respective Commercial Company Revolving Credit Commitment Percentages and Land Company Revolving Credit Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such reduction to be without penalty. Promptly after receiving any notice of a Borrower delivered pursuant to this Section 2.3, the Agent will notify the Revolving Credit Banks of the substance thereof. Upon the effective date of any such termination in full, the Borrowers shall pay to the Agent for the respective accounts of the Revolving Credit Banks the full amount of any facility fee under Section 2.2 then accrued. No reduction or termination of the Commercial Company Revolving Credit Commitments or the Land Company Revolving Credit Commitments, as applicable, may be reinstated. Any reduction of the Commercial Company Revolving Credit Commitments or the Land Company Revolving Credit Commitments pursuant to this Agreement shall be allocated pro rata among the Revolving Credit Banks in accordance with their Commercial Company Revolving Credit Commitment Percentages or Land Company Revolving Credit Commitment Percentages, as applicable.

          Section 22.4. Commercial Company Revolving Credit Notes The Commercial Company Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A-1 hereto (collectively, the "Commercial Company Revolving Credit Notes"), dated of even date with this Agreement and completed with appropriate insertions. One Commercial Company Revolving Credit Note shall be payable to the order of each Revolving Credit Bank in the principal amount equal to such Revolving Credit Bank's Commercial Company Revolving Credit Commitment or, if less, the outstanding amount of all Commercial Company Revolving Credit Loans made by such Revolving Credit Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize the Agent to make or cause to be made, at or about the time of the Drawdown Date of any Commercial Company Revolving Credit Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on Agent's Record reflecting the making of such Commercial Company Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Commercial Company Revolving Credit Loans set forth on Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Revolving Credit Bank, but the failure to record, or any error in so recording, any such amount on Agent's Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Commercial Company Revolving Credit Note to make payments of principal of or interest on any Commercial Company Revolving Credit Note when due.

          Section 2.4A. Land Company Revolving Credit Notes. The Land Company Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A-2 hereto (collectively, the "Land Company Revolving Credit Notes"), dated of even date with this Agreement and completed with appropriate insertions. One Land Company Revolving Credit Note shall be payable to the order of each Revolving Credit Bank in the principal amount equal to such Revolving Credit Bank's Land Company Revolving Credit Commitment or, if less, the outstanding amount of all Land Company Revolving Credit Loans made by such Revolving Credit Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize the Agent to make or cause to be made, at or about the time of the Drawdown Date of any Land Company Revolving Credit Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on Agent's Record reflecting the making of such Land Company Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Land Company Revolving Credit Loans set forth on Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Revolving Credit Bank, but the failure to record, or any error in so recording, any such amount on Agent's Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Land Company Revolving Credit Note to make payments of principal of or interest on any Land Company Revolving Credit Note when due. By delivery of the Commercial Company Revolving Credit Notes and the Land Company Revolving Credit Notes, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Indebtedness evidenced by the "Revolving Credit Notes" described in the Original Credit Agreement, which Indebtedness is instead allocated among the Revolving Credit Banks and the Secured Term Loan Banks as of the date hereof and evidenced by the Commercial Company Revolving Credit Notes, the Commercial Company Secured Term Loan Notes, the Land Company Revolving Credit Notes and the Land Company Secured Term Loan Notes and their respective Commercial Company Revolving Credit Commitment Percentages, Land Company Revolving Credit Commitment Percentages, Commercial Company Secured Term Loan Commitment Percentages and Land Company Secured Term Loan Commitment Percentages, and the Revolving Credit Banks and the Secured Term Loan Banks shall as of the date hereof make such adjustments to the outstanding Revolving Credit Loans and Secured Term Loans of such Revolving Credit Banks and Secured Term Loan Banks so that such outstanding Revolving Credit Loans and Secured Term Loans are consistent with their respective Revolving Credit Commitment Percentages and Secured Term Loan Commitment Percentages.

          Section  22.5. Interest on Revolving Credit Loans

               (a) Each Revolving Credit Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Revolving Credit Eurodollar Rate Loan is converted to a Revolving Credit Base Rate Loan from a Revolving Credit Eurodollar Rate Loan at the rate of two percent (2.0%) per annum above the Eurodollar Rate.

               (b) Each Revolving Credit Base Rate Loan shall bear interest at the Base Rate for the period commencing with the Drawdown Date thereof and ending on the date on which such Revolving Credit Base Rate Loan is converted to a Revolving Credit Eurodollar Rate Loan from a Revolving Credit Base Rate Loan, provided that a Revolving Credit Loan shall only bear interest as a Base Rate Loan under the circumstances described in Section 4.6 and Section 4.7.

               (c) The Borrowers promise to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

          Section 22.6. Requests for Revolving Credit Loans The applicable Borrower (i) shall notify the Agent of a potential request for a Commercial Company Revolving Credit Loan or a Land Company Revolving Credit Loan as soon as possible prior to such Borrower's proposed Drawdown Date, and (ii) shall give to the Agent written notice in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable (or telephonic notice confirmed in writing in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than 10:00 a.m. three (3) Business Days prior to the proposed Drawdown Date. The Agent shall promptly notify each of the Revolving Credit Banks following the receipt of a Loan Request, but in any event not less than two
(2) Business Days prior to the proposed Drawdown Date. The Borrowers in the aggregate shall not make a Loan Request more frequently than five (5) times each month. Each such notice shall specify with respect to the requested Revolving Credit Loan the proposed principal amount, Drawdown Date and Type (if applicable). Each such notice shall also contain (i) a statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of Section 7.11), and (ii) a certification by the Principal Financial Officer of each Borrower that the Borrowers are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Revolving Credit Banks thereof. Except as provided in this Section 2.6, each such Loan Request shall be irrevocable and binding on such Borrower and shall obligate such Borrower to accept the Revolving Credit Loan requested from the Revolving Credit Banks on the proposed Drawdown Date, provided that, in addition to such Borrower's other remedies against any Revolving Credit Bank which fails to advance its proportionate share of a requested Revolving Credit Loan, such Loan Request may be revoked by such Borrower by notice received by the Agent no later than the Drawdown Date if any Revolving Credit Bank fails to advance its proportionate share of the requested Revolving Credit Loan in accordance with the terms of this Agreement, provided further that such Borrower shall be liable in accordance with the terms of this Agreement to any Revolving Credit Bank which is prepared to advance its proportionate share of the requested Revolving Credit Loan for any costs, expenses or damages incurred by such Revolving Credit Bank as a result of such Borrower's election to revoke such Loan Request. Nothing herein shall prevent such Borrower from seeking recourse against any Revolving Credit Bank that fails to advance its proportionate share of a requested Revolving Credit Loan as required by this Agreement. A Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Revolving Credit Banks no later than 10:00 a.m. two (2) Business Days prior to the Drawdown Date. Each Loan Request shall be for a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof.

          Section  22.7. Funds for Revolving Credit Loans

               (a) Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Revolving Credit Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Revolving Credit Bank's Commercial Company Revolving Credit Commitment Percentage or Land Company Revolving Credit Commitment Percentage, as applicable, of the amount of the requested Revolving Credit Loans which may be disbursed pursuant to Section
2.1. Upon receipt from each Revolving Credit Bank of such amount, and upon receipt of the documents required by Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the applicable Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Revolving Credit Bank by promptly crediting such amount to the account of such Borrower maintained at the Agent's Head Office. The failure or refusal of any Revolving Credit Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commercial Company Revolving Credit Commitment Percentage or Land Company Revolving Credit Commitment Percentage, as applicable, of the requested Revolving Credit Loans to the extent it is obligated to fund such Revolving Credit Loan hereunder shall not relieve any other Revolving Credit Bank from its several obligation hereunder to make available to the Agent the amount of such other Revolving Credit Bank's Commercial Company Revolving Credit Commitment Percentage or Land Company Revolving Credit Commitment Percentage, as applicable, of any requested Revolving Credit Loans, including any additional Revolving Credit Loans that may be requested by the applicable Borrower subject to the terms and conditions hereof to provide funds to replace those not advanced by the Revolving Credit Bank so failing or refusing, provided that the applicable Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Revolving Credit Loan which is not fully funded in accordance with such Borrower's Loan Request subject to the terms of Section 2.6; provided further that no Revolving Credit Bank shall be obligated to advance any amount in excess of the limits set forth in Section 2.1 or
Section 2.1A, as applicable. In the event of any such failure or refusal, the Revolving Credit Banks not so failing or refusing shall be entitled to a priority position as against the Revolving Credit Bank or Revolving Credit Banks so failing or refusing for such Revolving Credit Loans as provided in Section 14.5.

               (b) Unless Agent shall have been notified by any Revolving Credit Bank prior to the applicable Drawdown Date that such Revolving Credit Bank will not make available to Agent such Revolving Credit Bank's pro rata share of a proposed Revolving Credit Loan, Agent may in its discretion assume that such Revolving Credit Bank has made such Revolving Credit Loan available to Agent in accordance with the provisions of this Agreement and Agent may, if it chooses, in reliance upon such assumption make such Revolving Credit Loan available to the applicable Borrower, and such Revolving Credit Bank shall be liable to the Agent for the amount of such advance.

          Section  22.8. Mandatory Reduction of Revolving Credit
Commitments and Secured Term Loan Commitments

               (a) The Commercial Company Secured Term Loan Commitments, the Land Company Secured Term Loan Commitments, the Commercial Company Revolving Credit Commitments and the Land Company Revolving Credit Commitments shall be reduced by the amounts described on Schedule 2.8 hereto by the end of each of the amortization periods described therein. The respective Secured Term Loan Commitments shall be reduced first, and after the reduction in full of the Secured Term Loan Commitments of the Borrowers, the amortization shall then be applied to the Revolving Credit Commitments of such Borrowers. As between the Commercial Company Secured Term Loan Commitments and the Land Company Secured Term Loan Commitments, and the Commercial Company Revolving Credit Commitments and the Land Company Revolving Credit Commitments, respectively, the Borrowers shall be permitted to allocate such reductions between the respective Secured Term Loans and the Revolving Credit Loans as specified in a notice to the Agent.

               (b) No reduction of the Commercial Company Revolving Credit Commitments, the Land Company Revolving Credit Commitments, the Commercial Company Secured Term Loan Commitments and the Land Company Secured Term Loan Commitments pursuant to this Section 2.8 may be reinstated.

          Section  2A.   THE SECURED TERM LOAN FACILITY.

          Section 2A.1 Commitment to Lend Commercial Company Secured Term Loan Subject to the terms and conditions set forth in this Agreement, each of the Secured Term Loan Banks severally agrees to lend to Commercial Company, such Secured Term Loan Bank's Commercial Company Secured Term Loan Commitment Percentage of the Commercial Company Secured Term Loan Commitment.

          Section 2A.1A Commitment to Lend Land Company Secured Term Loan. Subject to the terms and conditions set forth in this Agreement, each of the Secured Term Loan Banks severally agrees to lend to Land Company, such Secured Term Loan Bank's Land Company Secured Term Loan Commitment Percentage of the Land Company Secured Term Loan Commitment.

          Section 2A.2 Commercial Company Secured Term Loan Notes The Commercial Company Secured Term Loan shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit B-
1.1 hereto (collectively, the "Commercial Company Secured Term Loan Notes"), dated of even date with this Agreement and completed with appropriate insertions. One Commercial Company Secured Term Loan Note shall be payable to the order of each Secured Term Loan Bank in the principal amount equal to such Secured Term Loan Bank's Commercial Company Secured Term Loan Commitment, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize Agent to make or cause to be made, at or about the time of receipt of any payment of principal thereof, an appropriate notation on Agent's Record reflecting the receipt of such payment. The outstanding amount of the Commercial Company Secured Term Loans set forth on Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Secured Term Loan Bank, but the failure to record, or any error in so recording, any such amount on Agent's Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Commercial Company Secured Term Loan Note to make payments of principal of or interest on any Commercial Company Secured Term Loan Note when due.

          Section 2A.2A Land Company Secured Term Loan Notes. The Land Company Secured Term Loan shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit B-2.1 hereto (collectively, the "Land Company Secured Term Loan Notes"), dated of even date with this Agreement and completed with appropriate insertions. One Land Company Secured Term Loan Note shall be payable to the order of each Secured Term Loan Bank in the principal amount equal to such Secured Term Loan Bank's Land Company Secured Term Loan Commitment, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize Agent to make or cause to be made, at or about the time of receipt of any payment of principal thereof, an appropriate notation on Agent's Record reflecting the receipt of such payment. The outstanding amount of the Land Company Secured Term Loans set forth on Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Secured Term Loan Bank, but the failure to record, or any error in so recording, any such amount on Agent's Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Land Company Secured Term Loan Note to make payments of principal of or interest on any Land Company Secured Term Loan Note when due. By delivery of the Commercial Company Secured Term Loan Notes and the Land Company Secured Term Loan Notes, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Indebtedness evidenced by the "Revolving Credit Notes" described in the Original Credit Agreement, which Indebtedness is instead allocated among the Revolving Credit Banks and the Secured Term Loan Banks as of the date hereof and evidenced by the Commercial Company Revolving Credit Notes, the Land Company Revolving Credit Notes, the Commercial Company Secured Term Loan Notes and the Land Company Secured Term Loan Notes, and their respective Commercial Company Revolving Credit Commitment Percentages, Land Company Revolving Credit Commitment Percentages, Commercial Company
Secured Term Loan Commitment Percentages and Land Company Secured Term Loan Commitment Percentages, and the Revolving Credit Banks and the Secured Term Loan Banks shall as of the date hereof make such adjustments to the outstanding Revolving Credit Loans and Secured Term Loans of such Revolving Credit Banks and Secured Term Loan Banks so that such outstanding Revolving Credit Loans and Secured Term Loans are consistent with their respective Revolving Credit Commitment Percentages and Secured Term Loan Commitment Percentages.

          Section  2A.3  Interest on Secured Term Loans

               (a) Each Secured Term Eurodollar Rate Loans (whether of Commercial Company or Land Company) shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Secured Term Eurodollar Rate Loan is converted to a Secured Term Base Rate Loan at a rate per annum equal to the sum of (i) the Eurodollar Rate plus (ii) two percent (2%).

               (b) Each Secured Term Base Rate Loan shall bear interest at the Base Rate for the period commencing with the Drawdown Date thereof and ending on the date on which such Secured Term Base Rate Loan is converted to a Secured Term Eurodollar Rate Loan, provided that a Secured Term Loan shall only bear interest as a Base Rate Loan under the circumstances described in Section 4.6 and Section 4.7.

               (c) The Borrowers promise to pay interest on the Secured Term Loans in arrears on each Interest Payment Date with respect thereto.

          Section  2B.   THE SECOND SECURED TERM LOAN FACILITY.

          Section 2B.1 Commitment to Lend Commercial Company Second Secured Term Loan. Subject to the terms and conditions set forth in this Agreement, each of the Second Secured Term Loan Banks severally agrees to lend to Commercial Company, such Second Secured Term Loan Bank's Commercial Company Second Secured Term Loan Commitment Percentage of the Commercial Company Second Secured Term Loan Commitment.

          Section 2B.1A Commitment to Lend Land Company Second Secured Term Loan. Subject to the terms and conditions set forth in this Agreement, each of the Second Secured Term Loan Banks severally agrees to lend to Land Company, such Second Secured Term Loan Bank's Land Company Second Secured Term Loan Commitment Percentage of the Land Company Second Secured Term Loan Commitment.

          Section 2B.2 Commercial Company Second Secured Term Loan Notes. The Commercial Company Second Secured Term Loan shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit B-1.2 hereto (collectively, the "Commercial Company Second Secured Term Loan Notes"), dated of even date with this Agreement and completed with appropriate insertions. One Commercial Company Second Secured Term Loan Note shall be payable to the order of each Second Secured Term Loan Bank in the principal amount equal to such Second Secured Term Loan Bank's Commercial Company Second Secured Term Loan Commitment, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize Agent to make or cause to be made, at or about the time of receipt of any payment of principal thereof, an appropriate notation on Agent's Record reflecting the receipt of such payment. The outstanding amount of the Commercial Company Second Secured Term Loans set forth on Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Second Secured Term Loan Bank, but the failure to record, or any error in so recording, any such amount on Agent's Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Commercial Company Second Secured Term Loan Note to make payments of principal of or interest on any Commercial Company Second Secured Term Loan Note when due.

          Section 2B.2A Land Company Second Secured Term Loan Notes. The Land Company Second Secured Term Loan shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit B-
2.2 hereto (collectively, the "Land Company Second Secured Term Loan Notes"), dated of even date with this Agreement and completed with appropriate insertions. One Land Company Second Secured Term Loan Note shall be payable to the order of each Second Secured Term Loan Bank in the principal amount equal to such Second Secured Term Loan Bank's Land Company Second Secured Term Loan Commitment, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize Agent to make or cause to be made, at or about the time of receipt of any payment of principal thereof, an appropriate notation on Agent's Record reflecting the receipt of such payment. The outstanding amount of the Land Company Second Secured Term Loans set forth on Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Second Secured Term Loan Bank, but the failure to record, or any error in so recording, any such amount on Agent's Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Land Company Second Secured Term Loan Note to make payments of principal of or interest on any Land Company Second Secured Term Loan Note when due. By delivery of the Commercial Company Second Secured Term Loan Notes and the Land Company Second Secured Term Loan Notes, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Indebtedness evidenced by the "Term Loan Notes" described in the Original Credit Agreement, which Indebtedness is instead allocated among the Second Secured Term Loan Banks as of the date hereof and evidenced by the Commercial Company Second Secured Term Loan Notes, the Land Company Second Secured Term Loan Notes and their respective Commercial Company Second Secured Term Loan Commitment Percentages and Land Company Second Secured Term Loan Commitment Percentages, and the Second Secured Term Loan Banks shall as of the date hereof make such adjustments to the outstanding Second Secured Term Loans of such Second Secured Term Loan Banks so that such outstanding Second Secured Term Loans are consistent with their respective Second Secured Term Loan Commitment Percentages.

          Section  2B.3  Interest on Second Secured Term Loans.

               (d) The Second Secured Term Eurodollar Rate Loans (whether of Commercial Company or Land Company) shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which the Second Secured Term Eurodollar Rate Loans are converted to Second Secured Term Base Rate Loans at a rate per annum equal to the sum of (i) the Eurodollar Rate plus (ii) such percentage as would result in the amount of interest payable on the aggregate Second Secured Term Loans of the Borrowers, the aggregate Revolving Credit Loans of the Borrowers and the aggregate Secured Term Loans of the Borrowers (assuming that the aggregate Revolving Credit Loans and the aggregate Secured Term Loans of the Borrowers were bearing interest at the Eurodollar Rate applicable to the Second Secured Term Eurodollar Rate Loans and that the aggregate Second Secured Term Loans, the aggregate Revolving Credit Loans and the aggregate Secured Term Loans of the Borrowers are treated as a single loan for the purposes hereof) to equal the Eurodollar Rate plus two and four-tenths percent (2.4%).

               (e) The Second Secured Term Base Rate Loans shall bear interest at a rate per annum equal to the sum of the Base Rate plus one-half percent (0.5%) for the period commencing with the Drawdown Date thereof and ending on the date on which the Second Secured Term Base Rate Loans are converted to a Second Secured Term Eurodollar Rate Loans, provided that the Second Secured Term Loans shall only bear interest as Base Rate Loans under the circumstances described in Section 4.6 and
Section 4.7.

               (f) The Borrowers promise to pay interest on the Second Secured Term Loans in arrears on each Interest Payment Date with respect thereto.

Section  3.  REPAYMENT OF THE LOANS

          Section 3.1. Stated Maturity The Borrowers promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

          Section 3.2. Mandatory Prepayments If at any time the aggregate outstanding principal amount of the Commercial Company Revolving Credit Loans or the Land Company Revolving Credit Loans, as applicable, exceeds the total Commercial Company Revolving Credit Commitment or the Land Company Revolving Credit Commitment, respectively (as the same may have been reduced pursuant to Section 2.8), as applicable, or the aggregate outstanding principal amount of the Revolving Credit Loans and the Secured Term Loans exceeds the Borrowing Base, then the Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Revolving Credit Banks and the Secured Term Loan Banks for application to the Revolving Credit Loans and the Secured Term Loans.

          Section 3.3. Optional Prepayments The Borrowers shall have the right, at its election, to prepay the outstanding amount of the applicable Revolving Credit Loans or Secured Term Loans, as a whole or in part, at any time without penalty or premium. The applicable Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three Business Days prior written notice of any prepayment pursuant to this Section 3.3, in each case specifying the proposed date of payment of applicable Revolving Credit Loans or Secured Term Loans and the principal amount to be paid. Neither Borrower may prepay all or any portion of the Second Secured Term Loans without first obtaining the prior written consent of the holders of greater than fifty percent (50%) in the aggregate of the Commercial Company Revolving Credit Commitments, Land Company Revolving Credit Commitments, Commercial Company Secured Term Loan Commitments and Land Company Secured Term Loan Commitments.

          Section 3.4. Partial Prepayments. Each partial prepayment of the Loans under Section 3.3 shall be in the minimum amount of $2,000,000.00 or an integral multiple of $250,000.00 in excess thereof (unless the applicable Loan is being prepaid in full), and each partial prepayment of the Loans under Section 3.2 and Section 3.3 shall be applied, in the absence of instruction by the applicable Borrower, first to the principal of the Secured Term Loans, then to the principal of the Revolving Credit Loans and then to the principal of the Second Secured Term Loans (to the extent permitted thereby), and within each category, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Notwithstanding anything herein to the contrary, all "Special Amortization Amounts" (as defined in the Cash Collateral Account Agreement) shall be applied first to the principal of the Secured Term Loans and then to the principal of the Revolving Credit Loans, and may be further allocated between the Commercial Company Secured Term Loans and the Land Company Secured Term Loans, and the Commercial Company Revolving Credit Loans and the Land Company Revolving Credit Loans, as applicable, as specified in a notice to the Agent.

          Section 3.5. Effect of Prepayments Except as provided in this Agreement, amounts of the Revolving Credit Loans prepaid under Section 3.2 and Section 3.3 prior to the Maturity Date may be reborrowed as provided in Section 2. Notwithstanding the foregoing, amounts of the Revolving Credit Loans prepaid under Section 3.2 as a result of the operation of
Section 2.8 may not be reborrowed. Any portion of the Secured Term Loan or Second Secured Term Loan that is prepaid may not be reborrowed. Except as otherwise expressly provided herein, all payments shall first be applied to accrued but unpaid interest and then to principal as provided above.

          Section  4.  CERTAIN GENERAL PROVISIONS

          Section  4.1.  [Intentionally Omitted].

          Section 4.2. Closing Fees. The Borrowers have previously paid to BKB and MSSF certain fees for services rendered or to be rendered in connection with the Loan as provided pursuant to an Agreement Regarding Fees between the Borrower, BKB and MSSF (the "Agreement Regarding Fees"). All such fees shall be solely for the account of BKB and MSSF as provided in such agreement.

          Section  4.3.  Agent Fee.   The Borrowers shall pay to the Agent,
for the Agent's own account, a non-refundable Agent's fee pursuant to the Agreement Regarding Fees. The Agent's fee shall be payable quarterly in arrears on the first day of each calendar quarter for the preceding calendar quarter or portion thereof. The Agent's fee shall also be paid upon the Maturity Date or earlier termination of the Commitment. The Agent's fee for any partial quarter shall be prorated.

          Section  4.4.  Funds for Payments.

               (a) All payments of principal, interest, facility fees, Agent's fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, no later than 1:00 p.m. (Boston time) on the day when due, in each case in immediately available funds.

               (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without set off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

               (c) Each Bank organized under the laws of a jurisdiction outside the United States, if requested in writing by the Borrowers (but only so long as such Bank remains lawfully able to do so), shall provide the Borrowers with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Bank, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Bank; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrowers of their obligations under Section 4.4(b). In the event that the Borrowers shall have delivered the certificates or vouchers described above for any payments made by the Borrowers and such Bank receives a refund of any taxes paid by the Borrower pursuant to Section 4.4(b), such Bank will pay to the Borrowers the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter such Bank is required to return such refund, the Borrowers shall promptly repay to such Bank the amount of such refund. In the event that any such Bank shall, after it becomes a Bank hereunder, become subject to withholding as described above (such Bank is hereinafter referred to as a "Withholding Bank"), then the Withholding Bank shall promptly notify the Agent and the Borrowers and the Borrowers shall have the one-time right as to such Withholding Bank, to be exercised by delivery of written notice delivered to the Agent and the Withholding Bank within thirty (30) days of receipt of such notice, to elect to cause the Withholding Bank to transfer its Commitment. The Agent shall promptly notify the remaining Banks that each of such Banks shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Commitment of the Withholding Bank (or if any of such Banks does not elect to purchase its pro rata share, then to such remaining Banks in such proportion as approved by the Agent). In the event that the Banks do not elect to acquire all of the Withholding Bank's Commitment, then the Agent shall endeavor to obtain a new Bank to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Withholding Bank, the Withholding Bank's interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Withholding Bank shall promptly execute all documents reasonably requested to surrender and transfer such interest.
The purchase price for the Withholding Bank's Commitment shall equal the principal balance of the Obligations outstanding and owed by Borrowers to the Withholding Bank, plus any and all accrued and unpaid interest thereon.


          Section 4.5. Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

          Section 4.6. Inability to Determine Eurodollar Rate. In the event that at any time the Agent shall determine in the exercise of its good faith business judgment that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers and the Banks. In such event (a) any Loan Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans and (b) each Eurodollar Rate Loan will automatically become a Base Rate Loan, and the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines in the exercise of its good faith business judgment that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrowers and the Banks.

          Section 4.7. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its Eurodollar Lending Office shall assert that it is unlawful, for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrowers and thereupon (a) the commitment of the Banks to make Eurodollar Rate Loans shall forthwith be suspended and (b) the Eurodollar Rate Loans then outstanding shall be converted automatically to Base Rate Loans.

          Section  4.8.  [Intentionally omitted].

          Section 4.9. Additional Costs, Etc.. Notwithstanding anything herein to the contrary, if any present or future applicable law, or any amendment or modification of present applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

               (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than franchise taxes and taxes based upon or measured by the income or profits of such Bank or the Agent), or

               (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

               (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

               (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

                    (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

                    (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans, or

                    (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrowers hereunder;

 then, and in each such case, the Borrowers will, within fifteen (15) days of demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent. Notwithstanding the foregoing, the Borrowers shall have the right, in lieu of making the payment referred to in this Section 4.9, to prepay the Loan of the applicable Bank within fifteen (15) days of such demand and avoid the payment of the amounts otherwise due under this
Section 4.9, provided, however, that the Borrowers shall be required to pay together with such prepayment of the Loan all other costs, damages and expenses otherwise due under this Agreement as a result of such prepayment.

          Section 4.10. Capital Adequacy. If after the date hereof any Bank reasonably determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy or any amendment or change in interpretation of any existing guideline, request or directive (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrowers thereof. The Borrowers agree to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount setting for the Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          Section 4.11. Indemnity of Borrowers. The Borrowers agree to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, or (b) default by a Borrower in making a borrowing or conversion after such Borrower has given (or is deemed to have given) a Loan Request, or (c) default by the Borrowers in making the payments or performing their obligations under Section s 4.9, 4.10 or 4.12.

          Section  4.12.  Interest on Overdue Amounts; Late Charge.
Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to two percent (2%) above the interest rate then in effect for the applicable Loans (which rate of interest shall not in any event be less than the Base Rate plus one percent (1%)), until such amount shall be paid in full (after as well as before judgment), or if such rate shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law. In addition, the Borrowers shall pay a late charge equal to three percent (3%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid within ten days of the date when due.

          Section 4.13. Certificate. A certificate setting forth any amounts payable pursuant to Section 4.9, Section 4.10, Section 4.11 or
Section 4.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be conclusive in the absence of manifest error.

          Section 4.14. Limitation on Interest. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrowers and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrowers. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrowers and the Banks and the Agent.

          Section  4.15.  Extension of Maturity Date.

               (a) (i) Provided that no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option, to be exercised by giving written notice to the Agent in the form of Exhibit D hereto at least 90 days prior to the initial scheduled Maturity Date of July 31, 2000, subject to the terms and conditions set forth in this Agreement, to extend the Maturity Date to July 31, 2001. The request by the Borrowers for extension of the Maturity Date shall constitute a representation and warranty by the Borrowers that all of the conditions set
forth in this Section   shall have been satisfied on the date of such
request.

                    (ii) The obligations of the Agent and the Banks to extend the Maturity Date as provided in Section 4.15(a)(i) shall be subject to the satisfaction of the following conditions precedent on or prior to the scheduled Maturity Date of July 31, 2000:

                         (A)  Payment of Extension Fee.  The Borrowers
shall pay to the Agent for the pro rata accounts of the Banks in accordance with their respective Commercial Company Revolving Credit Commitment Percentages, Land Company Revolving Credit Commitment Percentages, Commercial Company Secured Term Loan Commitment Percentages, Land Company Secured Term Loan Commitment Percentages, Commercial Company Second Secured Term Loan Commitment Percentages and Land Company Second Secured Term Loan Commitment Percentages, as applicable, an extension fee equal to one-fourth of one percent (0.25%) of the aggregate principal amount of the Commercial Company Revolving Credit Loans, Land Company Revolving Credit Loans, Commercial Company Secured Term Loans, Land Company Secured Term Loans, Commercial Company Second Secured Term Loans and Land Company Second Secured Term Loans, respectively (after giving effect to any required principal reduction) outstanding as of the then scheduled Maturity Date (without regard to such extension request), which fee shall, when paid, be fully earned and non-refundable under any circumstances.

                         (B)  Appraisals.  There shall have been delivered
to the Agent at the Borrowers' expense updated Appraisals of the Borrowing Base Assets (other than the Eligible Accounts Receivable) completed no earlier than three months prior to the then scheduled Maturity Date, and the Agent shall have determined that the Appraised Value of the Borrowing Base Assets is such that the Borrowers are not in Default with respect to any of the covenants in Section 9.

                         (C)  No Default.  On the date of the exercise of
such extension option and on the then effective Maturity Date (without regard to such extension request) there shall exist no Default or Event of Default.

                         (D)  Representations and Warranties.  The
representations and warranties made by the Borrowers or the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrowers, any of the General Partners, the Guarantors or any of their Controlled Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects on the then effective Maturity Date (without regard to such extension request).

                         (E)  Interest Rate Protection.  The Borrowers
shall have obtained or extended prior to the then scheduled Maturity Date (without regard to such extension request) an Interest Cap satisfying the requirements of this Agreement and shall have provided evidence thereof to the Agent.

                         (F)  Reduction of Revolving Credit Commitment and
Secured Term Loan Commitment. The aggregate amount of the outstanding Revolving Credit Loans and the Secured Term Loans shall be reduced (with the Secured Term Loans being reduced first and then the Revolving Credit Loans) to an amount such that the aggregate Revolving Credit Commitments and the Secured Term Loan Commitments (that is, the amount of the outstanding Revolving Credit Loans and the Secured Term Loans together with the unfunded Revolving Credit Commitments and the unfunded Secured Term Loan Commitments) does not exceed the Borrowing Base as most recently determined under this Agreement based on the Appraisal delivered pursuant to this Section 4.15(a). Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Revolving Credit Banks and Secured Term Loan Banks for application to the Revolving Credit Loans and the Secured Term Loans.

                         (G)  Unfunded Revolving Credit Commitment.  In the
event that the outstanding amount of the Revolving Credit Loans is less than the aggregate Revolving Credit Commitments, Borrowers shall have the option prior to the then scheduled Maturity Date (without regard to such extension request) (1) to reduce the aggregate Revolving Credit Commitments to the amount of the Revolving Credit Loans then outstanding (which reduction may be allocated between the Commercial Company Revolving Credit Commitment and the Land Company Revolving Credit Commitment as specified by the Borrowers in a notice to the Agent), or (2) to maintain all or any portion of such unfunded Revolving Credit Commitments by paying to Agent for the account of the Revolving Credit Banks in accordance with their respective Commercial Company Revolving Credit Commitment Percentages and Land Company Revolving Credit Commitment Percentages an additional extension fee equal to one-fourth of one percent (0.25%) of the portion of such unfunded Commercial Company Revolving Credit Loans and Land Company Revolving Credit Loans that Borrowers elect to remain outstanding, as Borrowers shall specify to Agent in the extension request.

               (b) In the event that the Maturity Date has been extended as provided in Section 4.15(a), then provided that no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option to be exercised by giving written notice to the Agent in the form of Exhibit D hereto at least ninety (90) days prior to the scheduled Maturity Date of July 31, 2001, subject to the terms and conditions set forth in this Agreement, to extend the Maturity Date to July 31, 2002. The request by the Borrowers for extension of the Maturity Date shall constitute a representation and warranty by the Borrowers that all of the conditions set
forth in this Section   shall have been satisfied on the date of such
request. The obligations of the Agent and the Banks to extend the Maturity Date as provided in this Section 4.15(b) shall be subject to the satisfaction of each and every condition set forth in Section 4.15(a) on or prior to the then effective Maturity Date (without regard to such extension or request), provided that with regard to subparagraph (B), the Borrowers shall comply with the requirements of Section 5.2(e).

          Section  5.  COLLATERAL SECURITY AND GUARANTY

          Section  5.1.  Collateral.  The Obligations shall be secured by
(i) a perfected first priority lien or security title and security interest to be held by the Agent for the benefit of the Banks in the Mortgaged Property and certain personal property of Commercial Company related to the Mortgaged Property, pursuant to the terms of the Security Deeds, (ii) a perfected first priority security interest to be held by the Agent for the benefit of the Banks in leases, rents and profits pursuant to the Assignment of Rents and Leases and in the Management Agreements pursuant to the Assignment of Management Agreements and Subordination, (iii) the Indemnity Agreement, (iv) a perfected first priority lien to be held by the Agent for the benefit of the Banks in the interest of the Borrowers in the Fees and the Accounts Receivable pursuant to the Security Agreements, (v) a perfected first priority security interest to be held by the Agent for the benefit of the Banks in the interest of Commercial Company in certain of the Partnerships pursuant to the Assignment of Interests, (vi) the Cash Collateral Account Agreement, and (vii) such additional collateral, if any, as the Agent for the benefit of the Banks from time to time may accept as security for the Obligations with the consent of the Majority Banks, which consent may be given or withheld in the sole discretion of the Majority Banks. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty.

          Section  5.2.  Appraisals; Adjusted Value.

               (a) The Appraised Value for the Borrowing Base as of July 31,1997 shall be as set forth on Schedule 1.2 hereto. Without limiting any other provision of this Agreement, the Appraised Value of any Partial Interest shall take into consideration Commercial Company's interest in the applicable Partnership. With respect to Land Assets, the Adjusted Value may be determined as provided herein on a per lot or per acre basis and then multiplied by the number of lots or acres.

               (b) The Borrowers acknowledge that the Borrowers shall make such quarterly adjustments to the Adjusted Value of the Borrowing Base Assets and the Borrowing Base as may be required by the Agent in the exercise of its good faith business judgment to account for the effects of development costs, sales of land and other assets, new debt, defaults under Indebtedness, changes in Partial Interests, or other circumstances, as reflected in the quarterly Compliance Certificate and the attached Borrowing Base worksheet, a form of which is attached hereto as Exhibit E.

               (c) In addition to such quarterly adjustments as may be necessary, the Borrowers shall prepare and deliver to the Agent on or prior to December 31, 1998 and December 31, 1999 Borrowers' fair market valuation of the Borrowing Base Assets (other than the Eligible Accounts Receivable). Such valuation shall be accompanied by a detailed description of the methodology and assumptions used by the Borrowers in preparing such valuation, and such other supporting information as may be reasonably required by the Agent. In the event that the Agent approves such valuation, such valuation shall be the Appraised Value for the Borrowing Base Assets (other than the Eligible Accounts Receivable) for the purposes of this Agreement until such time as such Appraised Value is required hereunder to be redetermined. In the event that the Agent reasonably objects to such valuation after consultation with the Borrowers, the Agent shall promptly obtain Appraisals or updates revising prior Appraisals, which Appraisals or updates shall be ordered by the Agent and reviewed and approved by the appraisal department of the Agent, to determine the Appraised Value of the Borrowing Base Assets (other than the Eligible Accounts Receivable), or such portion of the Borrowing Base Assets as was subject to objection by the Agent. The Borrowers shall pay the Agent within thirty (30) days of demand from Agent all reasonable costs of such appraisals. During such valuation process, the prior Appraised Value (as the same may have been adjusted to reflect changes in the Borrowing Base Assets) shall continue to be in effect until the new Appraised Value is determined hereunder.

               (d)  In the event that Borrowers elect to extend the
Maturity Date as provided in Section   4.15(a), then the Agent may on
behalf of the Banks obtain Appraisals of each of the Borrowing Base Assets (other than the Eligible Accounts Receivable), which will be ordered by Agent and reviewed and approved by the appraisal department of the Agent, in order to determine the current Appraised Value and Borrowing Base, and the Borrowers shall pay to Agent on demand all reasonable costs of such Appraisals. If the Agent does not elect to obtain appraisals, the
Appraised Value shall be determined as provided in Section   5.2(c).  In
the event that Borrowers exercise their second option to extend the Maturity Date as provided in Section 4.15(b), the Appraised Value shall
also be determined as provided in Section   5.2(c).

               (e) Notwithstanding the provisions of Section 5.2, the Agent may, for the purpose of determining the current Appraised Value of the Borrowing Base Assets (other than the Eligible Accounts Receivable) and Borrowing Base, obtain interim Appraisals updating and revising prior Appraisals with respect to the Borrowing Base Assets or such portion thereof as the Agent shall determine (i) at any time that the regulatory requirements of any Bank generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Bank shall require more frequent Appraisals, or (ii) at any time following a condemnation of more than an immaterial portion of an asset within a category of Borrowing Base Assets (as determined by the Agent) or any material adverse change with respect to a Borrowing Base Asset (provided that such Appraisal shall be limited to the affected Borrowing Base Asset). The expense of such Appraisals and updates performed pursuant to this
Section  5.2(e) shall be borne by the Borrowers.

               (f) In the event that the Agent shall advise the Borrowers, on the basis of any Appraisal, update or other valuation pursuant to
Section 5.2, that the Borrowing Base is insufficient to comply with the requirements of Section 9.3, then until the Borrowing Base shall be restored to compliance with Section 9.3 the Banks shall not be required to make advances under Section 2.1 or 2.1A.

               (g) The Borrowers acknowledge that the Agent may make changes or adjustments to the value set forth in any Appraisal as may be required by the appraisal department of the Agent in the exercise of its good faith business judgment, and that the Agent is not bound by the value set forth in any Appraisal performed pursuant to this Agreement and does not make any representations or warranties with respect to any such Appraisal. The Borrowers further agree that the Banks and Agent shall have no liability as a result of or in connection with any such Appraisal for statements contained in such Appraisal, including without limitation, the accuracy and completeness of information, estimates, conclusions and opinions contained in such Appraisal, or variance of such Appraisal from the fair value of such property that is the subject of such Appraisal given by the local tax assessor's office, or the Borrowers' idea of the value of such property.

               (h) The Borrowers may request that a new Property, Partial Interest, Income Property, Property Under Construction or other asset which might qualify as a Borrowing Base Asset acquired or constructed by a
Borrower after July 31,1997 be included in the Borrowing Base.   The
admission of such asset into the Borrowing Base and advance percentage for such asset shall be approved by the Majority Banks in the exercise of their sole discretion. Notwithstanding anything herein to the contrary, a Property Under Construction shall not be included within the Borrowing Base as an Income Property, Partial Interest or otherwise without the approval of the Majority Banks as provided above.

          Section  5.3.  Granting of Security.

               (a) Upon the occurrence of any Security Event, each of the Borrowers, their respective Controlled Subsidiaries and Guarantors will create liens under deeds of trust, assignments, pledges, and security agreements upon all of its properties and assets, whether now owned or hereafter acquired, including, without limitation, the Residential Land, the Commercial Land and any other Real Estate, personal property, accounts, general intangibles, rights, agreements of sale, the Merger Agreement, purchase options, stock, limited liability or partnership interests, notes and other receivables and any collateral for any thereof, which are not collateral as of such date, and upon the occurrence of a Security Event described under Section 12.1(a) or (b), shall cause the partners or other equity holders of the Borrowers to create assignments, pledges and security agreements upon the partnership interests or other beneficial interest in such Borrower, in favor of Agent on behalf of Banks, so that obligations of the Borrowers to the Agent and the Banks under Revolving Credit Loans, Secured Term Loans and Second Secured Term Loans and otherwise hereunder or under the other Loan Documents shall be secured equally and ratably by all of such assets.

               (b) All instruments creating or perfecting such deeds of trust, assignments, pledges and security interests (collectively the "New Collateral Documents") shall be in form and substance satisfactory to the Agent (consistent to the extent practicable with the existing Security Documents), shall be executed and delivered by the applicable Borrower, their respective Controlled Subsidiaries, the Guarantors or the partners of the applicable Borrower, as applicable, within ten (10) days of demand by Agent, and shall be accompanied by such additional documents and agreements relating thereto, including additional evidence of casualty and liability insurance, title insurance, surveys, UCC searches, copies of subdivision plans, and environmental studies, and legal opinions, as Agent may require. The liens and encumbrances shall be of the highest possible priority consistent with this Agreement. Borrowers shall pay upon thirty (30) days of demand from Agent all costs and expenses (including recording fees, mortgage, documentary stamp or intangibles taxes and reasonable attorneys'
fees) of the Agent and the Banks in preparing and recording the New Collateral Documents.

               (c) Each of the Borrowers, their respective Controlled Subsidiaries, Guarantors and the partners of Borrowers hereby appoints any officer or agent of the Agent as its true and lawful attorney, for it and in its name, place and stead, following an Event of Default by reason of the breach of Section 5.3, to make, execute, deliver, and cause to be recorded or filed any or all such deeds of trust, assignments, pledges and security interests and additional documents and agreements relating thereto, granting unto said attorney full power to do any and all things it may consider reasonably necessary or appropriate to be done with respect to the New Collateral Documents as fully and effectively as such Persons might or could do, and hereby ratifying and confirming all its said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and all transactions hereunder.

          Section  5.4.  Releases of Liens.

               The Borrowers shall have the right to obtain the release of the following items of Collateral from the lien and security interest created by the Security Documents pursuant to the cash sale of same for fair market value to third parties unaffiliated with any Borrower and their respective Controlled Subsidiaries and Non-Controlled Subsidiaries:
(i) the interests described in the Assignment of Interests and the Note Receivables, (ii) a fifty percent (50%) joint venture interest in the Conference Center to Exxon Corporation pursuant to that certain Lease Agreement, dated April 1, 1976, between Grogan's Mill Development Corporation and Exxon Corporation, as amended by the First Amendment to Lease Agreement, dated August 14, 1996, and that certain Lease Agreement, dated September 27, 1978, between Woodlands Commercial Development Company and Exxon Corporation, as amended by the First Amendment to Lease Agreement, dated August 14, 1996 (collectively, the "Exxon Leases"); provided, however, that all net proceeds from any such sales shall be deposited by the Borrowers in such Borrower's "Operating Account," as such term is defined in the Cash Collateral Account Agreement. Notice of each such proposed sale together with a request for release by the Agent must be received by the Agent at least five (5) Business Days prior to the date the release shall be required by the Borrowers. The Borrowers shall reimburse the Agent for all costs and expenses incurred in granting such release as provided in Section 15.

          Section  6.  REPRESENTATIONS AND WARRANTIES

          The Borrowers represent and warrant to the Agent and the Banks as follows:

          Section  6.1.  Corporate Authority, Etc.

               FOR Organization; Good Standing. Each Borrower is a Texas limited partnership duly organized and is validly existing and in good standing under the laws of Texas. CresWood is a limited liability company duly organized pursuant to its Articles of Organization and filed with the Secretary of State of Texas and is validly existing and in good standing under the laws of the State of Texas. MS TWC, Inc. is a corporation duly organized pursuant to its Certificate of Incorporation filed with the Secretary of State of Delaware and is validly existing and in good standing under the laws of the State of Delaware. Woodlands Land is a corporation duly organized pursuant to its Certificate of Incorporation filed with the Secretary of State of Texas and is validly existing and in good standing under the laws of the State of Texas. Each of the Borrowers, the General Partners and the Guarantors (i) has all requisite power to own its respective properties and conduct its respective business as now conducted and as presently contemplated, and (ii) is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Borrowing Base Assets are located and, as to each of such Persons, in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such Person.

               (b) Subsidiaries. Each of the Controlled Subsidiaries of the Borrowers (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where Borrowing Base Assets held by it are located and in each other jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of such Borrower or such Controlled Subsidiary.

               (c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrowers, the General Partners or the Guarantors are or are to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, declaration of trust or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

               (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrowers, the General Partners or the Guarantors are or are to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          Section 6.2. Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrowers, the General Partners or the Guarantors are or are to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

          Section 6.3. Title to Properties; Leases. Except as set forth on Schedule 6.3 hereto, each Borrower and its Controlled Subsidiaries owns all of the assets reflected in the consolidated balance sheet of the applicable Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Liens permitted by this Agreement. Without limiting the foregoing, each Borrower and its Controlled Subsidiaries has good and indefeasible fee simple title to all real property reasonably necessary for the operation of its business, free from all liens or encumbrances of any nature whatsoever, except for Permitted Liens. Commercial Company is the insured under a marked commitment for owner's title insurance covering the Conference Center in an amount not less than the fair market value thereof as of July 31,1997.

          Section 6.4. Financial Statements. The Borrowers have furnished or caused to be furnished to each of the Banks: (a) the pro forma consolidated balance sheet of each Borrower and its subsidiaries as of the Balance Sheet Date certified by each Borrower's Principal Financial Officer as fairly presenting the balance sheet of such Persons for such period, and (b) certain other financial information. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of such Borrower and its subsidiaries as of such dates and the results of the operations of such Borrower and its subsidiaries for such periods. There are no liabilities, contingent or otherwise, of any Borrower or any of its subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

          Section 6.5. No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of either Borrower, or their respective subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of such Borrower as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person. Since the date of the property condition reports delivered to the Agent prior to the date hereof, there has been no materially adverse change to the physical condition of any of the Borrowing Base Assets. There has occurred no materially adverse change in the financial condition or business of any of the Borrowing Base Assets from the condition shown on the statements delivered to the Banks pursuant to Section 6.4 other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrowing Base Assets.

          Section 6.6. Franchises, Patents, Copyrights, Etc. The Borrowers and their respective Controlled Subsidiaries and the General Partners possess all franchises, patents, copyrights, trademarks, trade names, servicemarks, licenses, liquor licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known violation of any rights of others, except where a failure to possess such rights could not have a materially adverse effect on the business, assets or financial condition of such Person.

          Section 6.7. Litigation. Except as stated on Schedule 6.7 there are no actions, suits, proceedings or investigations of any kind pending or to the best of the Borrowers' knowledge and belief, threatened against any Borrower, any General Partner, any Guarantor, any of the Controlled Subsidiaries of a Borrower or any of the Associations before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person (in the case of the Associations, which materially adversely affects a Borrower) or materially impair the right of such Person to carry on business substantially as now conducted by it, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of such Person to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents. There are no judgments outstanding against or effecting any Borrower, any General Partner, any Guarantor, any of the Controlled Subsidiaries of a Borrower, or any of the Collateral.

          Section 6.8. No Materially Adverse Contracts, Etc. None of the Borrowers, the General Partners, the Guarantors nor any of the Controlled Subsidiaries of a Borrower is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of the Borrowers, the General Partners, the Guarantors nor any of the Controlled Subsidiaries of a Borrower is a party to any contract or agreement that has or is expected, in the judgment of the partners or officers of such Person, to have any materially adverse effect on the business of any of them.

          Section 6.9. Compliance with Other Instruments, Laws, Etc. None of the Borrowers, the General Partners, the Guarantors nor any of the Controlled Subsidiaries of a Borrower is in violation of any provision of its partnership agreement, charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

          Section 6.10. Tax Status. The Borrowers, the General Partners, the Guarantors and each of the Controlled Subsidiaries of a Borrower (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, if applicable or required, except to the extent such Person has obtained an extension of the deadline to file such return, (b) has paid all taxes and other private or governmental assessments and charges shown or determined to be due on such returns, reports and declarations, if applicable or required, except those being contested in good faith and by appropriate proceedings or where a failure to so pay could not have a materially adverse effect on the business, assets or financial condition of such Person and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, if applicable or required. There are no unpaid taxes or assessments in any material amount claimed to be due by the taxing authority of any jurisdiction or pursuant to any private agreement except for those that are being contested as permitted in this Agreement, and the partners or officers of such Person know of no basis for any such claim.

          Section 6.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

          Section 6.12. Holding Company and Investment Company Acts. None of the Borrowers, the General Partners, the Guarantors nor any of the Controlled Subsidiaries of a Borrower is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

          Section 6.13. Absence of UCC Financing Statements, Etc. Except with respect to Liens permitted by Section 8.2, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of a Borrower or its Controlled Subsidiaries or rights thereunder.

          Section 6.14. Setoff, Etc. The Collateral and the rights of the Agent and the Banks with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers are the owner of the Collateral free from any lien, security interest, encumbrance or other claim or demand, except those encumbrances permitted in the Security Deeds or permitted by Section 8.2.

          Section  6.15.  Certain Transactions.  Except as set forth in
Schedule 6.15 hereto, none of the partners, officers, trustees, directors, or employees of the Borrowers, the General Partners, the Guarantors or any of the Controlled Subsidiaries of a Borrower is a party to any material transaction with either of the Borrowers or any of their respective Controlled Subsidiaries (other than employment and severance agreements relating to services as partners, employees, officers, trustees and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, unless such contract, agreement or other arrangement is an arm's-length arrangement with terms comparable to those which would be obtained from an unaffiliated Person or as otherwise approved by the Agent. For the
purposes of this Section   6.15, a transaction shall be deemed "material"
to the extent such transaction would be required to be disclosed to the shareholders pursuant to applicable securities laws (including, without limitation, Item 404 of Regulation SK promulgated by the Securities and Exchange Commission).

          Section 6.16. Employee Benefit Plans. Each Borrower is in compliance in all material respects with ERISA. There has been no Reportable Event with respect to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. There has been no institution of proceedings or any other action by PBGC, any Borrower or any ERISA Affiliate to terminate or withdraw or partially withdraw from any such Plan under any circumstances which could lead to material liabilities to PBGC or, with respect to a Multiemployer Plan, the "Reorganization" or "Insolvency" (as each such term is defined in ERISA) of any such Plan. No
"prohibited transaction" (within the meaning of Section   406 of ERISA or
Section   4975 of the Code) has occurred with respect to any such Plan, and the consummation of the transactions provided for in this Agreement and compliance by the Borrowers with the provisions hereof and the other Loan Documents will not involve any prohibited transaction.

          Section 6.17. ERISA Taxes. None of the Borrowers or any ERISA Affiliate thereof is currently and the Borrowers have no reason to believe that any Borrower or any ERISA Affiliate thereof will become subject to any liability (other than routine expenses or contributions relating to the Plans set forth on Schedule 6.17, if timely paid), tax or penalty whatsoever to any person whomsoever, which liability, tax or penalty is directly or indirectly related to any Plans set forth on Schedule 6.17 including, but not limited to, any penalty or liability arising under Title I or Title IV of ERISA, any tax or penalty resulting from a loss of deduction under Section s 404 and 419 of the Code, or any tax or penalty under Chapter 43 of the Code, except such liabilities, taxes or penalties (when taken as a whole) as will not have a material adverse effect on such Borrowers or upon its financial condition, assets, business, operations, liabilities or prospects.

          Section 6.18. Plan Payments. Each Borrower and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan set forth on Schedule 6.17 and applicable law and (ii) required to be paid as expenses of each Plan set forth on Schedule 6.17. No Plan set forth on Schedule 6.17 would have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) if such Plan were terminated as of the date on which this representation and warranty is made.

          Section 6.19. Regulations U and X. No portion of any Loan is to be used by any Borrower for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

          Section 6.20. Environmental Compliance. The Borrowers have taken all commercially reasonable steps necessary to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, makes the following representations and warranties. All of the representations and warranties in this Section 6.20 shall be deemed to except to the matters specifically set forth in the written environmental site assessment reports of the Environmental Engineer provided to the Agent on or before the date hereof.

               (a) To the best of the Borrowers' knowledge, none of the Borrowers, the General Partners, the Guarantors nor the Controlled Subsidiaries of any Borrower or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves the Real Estate and would have a material adverse effect on the environment or the business, assets or financial condition of either Borrower, any General Partner, any Guarantor or any of a Borrower's Controlled Subsidiaries.

               (b) None of the Borrowers, the General Partners, the Guarantors nor any of the Controlled Subsidiaries of any Borrower has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at, on or under the Real Estate for which a federal, state or local agency or other third party has conducted or has ordered that any of the Borrowers, any General Partner, any Guarantor or any of the Controlled Subsidiaries of any Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

               (c) To the best of the Borrowers' knowledge: (i) no portion of the Real Estate has been used as a landfill or for dumping or for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate that is not in compliance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrowers, the General Partners, the Guarantors, the Controlled Subsidiaries of any Borrower or the operators of any of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Real Estate, which Release would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and
(v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers's knowledge, operating in compliance with such permits and applicable Environmental Laws.

               (d) None of the Borrowers, the General Partners, the Guarantors, the Controlled Subsidiaries of any Borrower, nor any Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Security Deed or to the effectiveness of any other transactions contemplated hereby.

          Section 6.21. Subsidiaries. Schedule 6.21 sets forth, as of the date hereof, all of the Controlled Subsidiaries and Non-Controlled Subsidiaries of the Borrowers, the form and jurisdiction of organization of each of such Subsidiaries, and the Borrowers' ownership interest therein.

          Section 6.22. Loan Documents. All of the representations and warranties made by or on behalf of the Borrowers, the General Partners, the Guarantors and the Controlled Subsidiaries of any Borrower made in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither of the Borrowers nor any Guarantor has failed to disclose such information as is necessary to make such representations and warranties not misleading. There is no material fact or circumstance that has not been disclosed to the Agent and the Banks, and the written information, reports and other papers and data with respect to the Borrowers and the Property (other than projections and estimates) furnished to the Agent or the Bank in connection with this Agreement or the obtaining of the commitments of the Banks hereunder was, at the time so furnished and when considered as a whole, complete and correct in all material respects, or has been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any engineering and environmental reports prepared by third parties or legal conclusions or analysis provided by the Borrowers' counsel (although Borrowers have no reason to believe that the Agent and the Banks may not rely on the accuracy thereof), (b) misstatements or omissions actually known as such to the loan officer of the Agent or a Bank responsible for the Loans prior to the execution and delivery of the Loan Documents, or (c) budgets, projections and other forward-looking speculative information prepared in good faith by Borrowers (except to the extent the related assumptions are manifestly unreasonable).

          Section  6.23.  Property.   All of the Borrowers' and their
respective Controlled Subsidiaries' Real Estate are in good condition and working order subject to ordinary wear and tear, other than with respect to deferred maintenance existing as of the date of acquisition of such property which is being corrected or repaired in the ordinary course of business. Except as disclosed to Agent in writing, there are no unpaid or outstanding real estate or other taxes or assessments on or against any property of the Borrowers or any of their respective Controlled Subsidiaries which are payable by the Borrowers or their respective Controlled Subsidiaries (except only real estate or other taxes or assessments, that are not yet due and payable or are being protested as permitted by this Agreement). Except as disclosed to Agent in writing, there are no pending eminent domain proceedings against any property of the Borrowers or their respective Controlled Subsidiaries or any part thereof, and, to the knowledge of the Borrowers, no such proceedings are presently threatened or contemplated by any taking authority which in either case may individually or in the aggregate have any materially adverse effect on the business or financial condition of either Borrower. None of the property of Borrowers or their respective Controlled Subsidiaries is now damaged as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate would have any materially adverse effect on the business or financial condition as a whole of either Borrower.

          Section  6.24.  Material Agreements..   Borrowers have delivered
or made available to Agent true, correct and complete copies of the Material Agreements. To the best knowledge of the Borrowers, each of the Material Agreements is in full force and effect in accordance with their respective terms, and except as disclosed to the Agent in writing there are no material claims or any basis for material claims by any party to any Material Agreement.

          Section 6.25. Brokers. None of the Borrowers nor any of their respective Controlled Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

          Section 6.26. General Partners. CresWood and MS TWC, Inc. are the sole general partners of Commercial Company and own a two percent (2%) partnership interest in Commercial Company. Woodlands Land and MS TWC, Inc. are the sole general partners of Land Company and own a forty-three and one-half percent (43.5%) partnership interest in Land Company.

          Section 6.27. Options to Acquire; Restrictions on Development. None of the Borrowing Base Assets are subject to any right of first refusal, right of first offer or other options to purchase except as set forth on Schedule 6.27 hereto. None of the Undeveloped Residential Land or the Undeveloped Commercial Land is subject to any material agreement restricting or limiting its development except as set forth on Schedule 6.27.

          Section 6.28. Merger Agreement. The Borrowers have delivered to the Agent a true, correct and complete copy of the Merger Agreement and any amendments thereto or other agreements relating thereto as of the date hereof. Commercial Company is not materially in default thereunder and, to the best of the Borrowers' knowledge, there are no defaults on the part of the seller thereunder.

          Section 6.29. Fair Consideration. The Borrowers, by receiving the benefits under this Agreement, are receiving "reasonably equivalent
value" within the meaning of Section   548 of the Bankruptcy Code, Title
11, U.S.C.A., in exchange for the delivery of the Security Documents to Agent. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrowers and the creditors of the Borrowers.

          Section 6.30. Solvency. As of the Closing Date and after giving affect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans made or to be made hereunder, none of the Borrowers nor any of their respective Controlled Subsidiaries nor any Guarantor is insolvent on a balance sheet basis, the sum of such Person's assets exceeds the sum of such Person's liabilities, each of the Borrowers and their respective Controlled Subsidiaries is able to pay its debts as they become due, and each of the Borrowers and their respective Controlled Subsidiaries has sufficient capital to carry on its
business.   The Borrowers have not entered into the Loan or any Loan
Document with the actual intent to hinder, delay or defraud any creditor.

          Section 6.31. No Bankruptcy Filing. None of the Borrowers, the General Partners, the Guarantors nor any of the Controlled Subsidiaries of any Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and neither Borrower has any knowledge of any Person contemplating the filing of any such petition against it or any of such other Persons.

          Section 6.32. Other Debt. None of the Borrowers, the Guarantors nor any of their respective Controlled Subsidiaries is in default (after giving effect to applicable grace periods) in the payment of any Indebtedness or the terms of any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or other lease to which any of them is a party which relates to Indebtedness or other obligations which individually or in the aggregate exceed $1,000,000.00. None of the Borrowers, the General Partners, the Guarantors nor the Controlled Subsidiaries of any Borrower is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of any Borrower or any Guarantor. The Borrowers have provided to the Agent copies of or access to all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon Borrowers, their respective Controlled Subsidiaries, the Guarantors or their respective properties and entered into by such Person as of the date of this Agreement with respect to any Indebtedness of such Person.

          Section  AR AFFIRMATIVE COVENANTS OF THE BORROWERS

          The Borrowers covenant and agree that, so long as any Loan or
Note is outstanding or any Bank has any obligation to make any Loans:

          Section 7.1. Punctual Payment. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

          Section 7.2. Maintenance of Office. Each Borrower will maintain its chief executive office at 777 Main Street, Suite 2100, Tarrant County, Fort Worth, Texas, or at such other place in the United States of America as such Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon each Borrower in respect of the Loan Documents may be given or made.

          Section 7.3. Records and Accounts. The Borrowers will (a) keep, and cause each of their respective Controlled Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, as revised from time to time, and (b) maintain reasonably adequate accounts and reserves for all taxes against their respective Real Estate and depreciation and amortization of its properties and the properties of their respective Controlled Subsidiaries, contingencies and other reserves. None of the Borrowers nor any of their respective Controlled Subsidiaries shall, without the prior written consent of the Agent, make any material change to the accounting procedures used by such Person in preparing the financial statements and other information described in Section 6.4. The Borrowers shall not, without the prior written consent of the Agent, change their fiscal year.

          Section  FOR\  Financial Statements, Certificates and
Information.  The Borrowers will deliver to the Agent:

               (a) as soon as practicable, but in any event not later than 120 days after the end of each fiscal year of each Borrower, the audited consolidated balance sheet of each Borrower and its subsidiaries and of the Borrowers collectively and their subsidiaries on a combined basis at the end of such year, and the related audited consolidated statements of income, changes in capital and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year (as such comparative information is available on a combined basis for periods prior to the consummation of the transactions contemplated by the Merger Agreement) and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by a "Big Six" accounting firm or another accounting firm reasonably acceptable to the Agent, and any other information the Agent may reasonably require to complete a financial analysis of the Borrowers, together with a written statement from such accountants to the effect that they have read a copy of this Agreement and the Cash Collateral Account Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default pursuant to Section s 7 and 8 of the Cash Collateral Account Agreement, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Agent or the Banks for failure to obtain knowledge of any Default or Event of Default;

               (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrowers (including the fourth fiscal quarter in each year), copies of the unaudited consolidated balance sheet of each Borrower and its Controlled Subsidiaries and of the Borrowers collectively and their Controlled Subsidiaries on a combined basis as of the end of such quarter, and the related unaudited consolidated statements of income, changes in capital and cash flows for the portion of the Borrowers' fiscal year then elapsed, all prepared in accordance with generally accepted accounting principles and in addition a calculation of Operating Cash Flow, Adjusted Cash Flow, the Specified Non-Recurring Amount and any other terms defined in this Agreement or the Cash Collateral Account Agreement, and showing any variations for such quarter and the year-to-date of actual operations from the Budget, together with a certification by the Principal Financial Officer of each Borrower that the information contained in such financial statements fairly presents the financial position of the Borrowers and their respective Controlled Subsidiaries on the date thereof (subject to year-end adjustments);

               (c) contemporaneously with the delivery of the financial statements referred to in clause (a) above, a statement of all contingent liabilities in excess of $100,000.00 of each Borrower and their respective Controlled Subsidiaries which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guarantees, endorsements and other contingent obligations in respect of indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit);

               (d)  [Intentionally omitted].

               (e) not later than 60 days after the end of the first three fiscal quarters of the Borrowers and not later than 120 days after the end of each fiscal year of the Borrowers, a statement (a "Compliance Certificate") certified by the Principal Financial Officer of each Borrower in the form of Exhibit E hereto setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

               (f) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above and the Compliance Certificate referred to in subsection (e) above, a spreadsheet listing each parcel of Real Estate and its location, whether such Real Estate is owned by a Borrower or one of their respective Controlled Subsidiaries, its size (square footage for office and retail assets; number of apartments for multifamily; number of rooms for hotel/resort assets), occupancy level as of the quarter most recently ended, current quarter net income and partnership distributions and such other information as Agent may reasonably request;

               (g)  [Intentionally omitted];

               (h) if requested by the Agent, copies of all annual federal income tax returns and amendments thereto of the Borrowers and the General Partners;

               (i)  [Intentionally omitted];

               (j) not later than 45 days after the end of each fiscal quarter of the Borrowers (including the fourth fiscal quarter in each year), a statement, certified as true and correct by the Principal Financial Officer of each Borrower, of all recourse and non-recourse Indebtedness of each Borrower and their respective Controlled Subsidiaries as of the end of such fiscal quarter, including, with respect to each such Indebtedness, the outstanding principal amount as of the end of such fiscal quarter, the amount remaining undisbursed, if any, the maturity date and any extension options, the required monthly payments of principal and interest, the identity of the lender, the interest rate, the collateral for such Indebtedness and whether such Indebtedness is recourse or non-recourse;

               (k) not later than 10 days after approval by each Borrower's executive committee, the Budget for the next calendar year.
Such Budget shall be in form reasonably satisfactory to the Agent and shall be submitted to the Agent together with a narrative description of the assumptions upon which the Budget is based and such other information as the Agent may request; and

               (l) from time to time such other financial data and information in the possession of the Borrowers, their respective Controlled Subsidiaries or their respective Non-Controlled Subsidiaries (including without limitation auditors' management letters, market comparable studies, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrowers or their respective Subsidiaries) as the Agent may reasonably request.

          Section  7.5.  Notices.

               (a) Defaults. The Borrowers will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, obligation or other evidence of indebtedness to which or with respect to which any of the Borrowers, the General Partners, the Guarantors or any of the Borrowers' Controlled Subsidiaries or Non-Controlled Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on any of such Persons or constitute a Default or Event of Default, the Borrowers shall forthwith give written notice thereof to the Agent, describing the notice or action and the nature of the claimed default.

               (b) Environmental Events. The Borrowers will promptly give notice to the Agent (i) upon either of the Borrowers obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substances at or from any Real Estate; (ii) of any violation of any Environmental Law that either of the Borrowers or any of their respective Controlled Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves the Real Estate or has the potential to materially affect the assets, liabilities, financial conditions or operations of either of the Borrowers or any Controlled Subsidiary or the Agent's liens on the Collateral pursuant to the Security Documents.

               (c) Notification of Claims Against Collateral. The Borrowers will, promptly upon becoming aware thereof, notify the Agent in writing of any material setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Banks with respect to the Collateral, are subject.

               (d) Notice of Litigation and Judgments. The Borrowers will give notice to the Agent in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrowers, the General Partners, the Guarantors or any of the Controlled Subsidiaries of any Borrower or to which any of such persons is or is to become a party involving an uninsured claim against any of such Persons that could reasonably be expected to have a materially adverse effect on such Person and stating the nature and status of such litigation or proceedings. The Borrowers will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten days of any judgment not covered by insurance, whether final or otherwise, against any of the Borrowers, the General Partners, the Guarantors or any of the Controlled Subsidiaries of any Borrower in an amount in excess of $500,000.00.

               (e)  [Intentionally omitted].

               (f) Notice of Material Adverse Effect. The Borrowers will give notice to the Agent in writing within 15 days of becoming aware of the occurrence of any event or circumstance which might have a material adverse effect on the business, assets or financial condition of either of the Borrowers or any Guarantor.

               (g) Notice of Designation of Controlled Subsidiaries. The Borrowers will promptly give notice to the Agent of any designation by a Borrower of Controlled Subsidiaries as provided in the definition of same. No such designation may be made unless a Borrower has sufficient voting interests or other rights to veto or block any major actions proposed to be taken by any other person owning an interest in the subject entity, and once made, such designation may not be changed.

          Section  7.6.  Existence; Maintenance of Properties.

               (a) The Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect their existence as Texas limited partnerships. Each Borrower will cause each of its Controlled Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. The Borrowers will do or cause to be done all things necessary to preserve and keep in full force all of their material rights and franchises and those of their respective Controlled Subsidiaries. The Borrowers will, and will cause each of their respective Controlled Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

               (b) Irrespective of whether proceeds of the Loans are available for such purpose, the Borrowers (i) will cause all of their respective properties and those of their respective Controlled Subsidiaries used or useful in the conduct of its business or the business of their respective Controlled Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of its properties or on the financial condition, assets or operations of the Borrowers and their respective Controlled Subsidiaries.

          Section 7.7. Insurance. The Borrowers will procure and maintain or cause to be procured and maintained insurance covering the Borrowers and the Guarantors and the Controlled Subsidiaries of the Borrowers and their respective properties (the cost of such insurance to be borne by the insured thereunder) in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy. The terms of this Section 7.7 shall not limit the terms of the Security Deed which may impose insurance requirements with respect to the Mortgaged Property.

          Section 7.8. Taxes. The Borrowers and each Controlled Subsidiary will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other private or governmental charges imposed upon it and upon the Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if a Borrower or such Controlled Subsidiary shall have set aside on its books reasonably adequate reserves with respect thereto; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrowers and each Controlled Subsidiary of the Borrowers either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

          Section 7.9. Inspection of Properties and Books. The Borrowers shall permit the Banks, through the Agent or any representative designated by the Agent, at the Borrowers' expense to visit and inspect any of the properties of the Borrowers or any of their respective Controlled Subsidiaries, to examine the books of account of the Borrowers and their respective Controlled Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrowers and their respective Controlled Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Agent shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrowers' normal business operations and the expense to the Borrowers thereof.

          Section 7.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrowers will comply with, and will cause each of their respective Controlled Subsidiaries and each Guarantor to comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except when a failure to so comply with the foregoing (i)-(v) would not have a material adverse effect on the business, assets or financial condition of such Borrower, such Controlled Subsidiary or such Guarantor (provided, further, that the foregoing shall not limit any obligation to comply with terms of the Loan Documents). If at any time while any Loan or Note is outstanding or the Banks have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers or any Guarantor may fulfill any of their obligations hereunder, the Borrowers will, and will cause the Guarantors to, immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license.

          Section 7.11. Use of Proceeds. The Borrowers will use the proceeds of the Loans solely (a) for the payment of the consideration to Mitchell Energy & Development Corp. pursuant to the Merger Agreement and for all due diligence costs, closing costs and other miscellaneous expenses related thereto, (b) for working capital purposes in the operation and development of the Real Estate, (c) for such purposes as permitted by the Cash Collateral Account Agreement, and (d) for such other purposes as the Majority Banks in their discretion from time to time may agree to in writing.

          Section 7.12. Further Assurances. The Borrowers will cooperate with, and will cause each of their respective Controlled Subsidiaries to cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

          Section 7.13. Management. The Borrowers shall not, nor shall the Borrowers permit WECCR or any other Person to, enter into any Management Agreement relating to all or any portion of the Conference Center without the prior written consent of the Majority Banks, such consent not to be unreasonably withheld. Any such consent shall be conditioned upon the delivery to Agent of an Assignment of Management Agreement and Subordination. Any management of the Conference Center shall be by either: (a) Commercial Company or an entity affiliated with Commercial Company approved by Agent for so long as Commercial Company or said affiliated entity is managing the Conference Center in a manner consistent with the operation of a first-class hotel and resort; or (b) a professional property management company approved by Agent in its sole discretion, such approval not to be unreasonably withheld. Neither of the Borrowers shall terminate or replace the management agreement with Woodlands Operating without the prior consent of the Majority Banks, such consent not to be unreasonably withheld (provided that if such agreement is to be replaced by an agreement with an Affiliate of either Borrower, the Majority Banks may require that any payments to such party be treated as "Woodlands Operating Payments" under the Cash Collateral Account Agreement).

          Section 7.14. Leases; Development. The Borrowers will take or cause to be taken all reasonable steps within the power of the Borrowers to market and lease the saleable and leasable area of the Real Estate in accordance with sound and customary development, leasing and management practices for similar properties.

          Section 7.15. ERISA Compliance. Neither of the Borrowers will permit the present value of all employee benefits vested in all Employee Benefit Plans, Multiemployer Plans and Guaranteed Pension Plans maintained by such Person and any ERISA Affiliate thereof to exceed the present value of the assets allocable to such vested benefits by an amount greater than $500,000.00 in the aggregate. Neither of the Borrowers nor any ERISA Affiliate thereof will at any time permit any such Plan maintained by it to engage in any "prohibited transaction" as such term is defined in Section
4975 of the Code or Section   406 of ERISA, incur any "accumulated funding
deficiency" as such term is defined in Section   302 of ERISA, whether or
not waived, or terminate any such Plan in any manner which could result in the imposition of a lien on the property of such Borrower or any Guarantor
pursuant to Section   4068 of ERISA.

          Section 7.16. Interest Cap. From and after July 31,1997, the Borrowers shall at all times own and maintain in full force and effect the Interest Cap as required by this Agreement. The Borrowers shall upon the request of the Agent provide to the Agent evidence that the Interest Cap is in effect.

          Section 7.17. Partnership Pledge. In the event that after July 31,1997 any Controlled Subsidiary of a Borrower acquires Real Estate which would otherwise qualify as a Borrowing Base Asset and such Borrower desires for its interest in the same to become a Borrowing Base Asset, then such property may become a Borrowing Base Asset subject to the terms of Section
5.2 but only in the event that such asset satisfies all of the terms of this Agreement and such Borrower shall execute and deliver to the Agent on behalf of the Banks a collateral assignment of all of such Borrower's right, title and interest in such Controlled Subsidiary, such assignment to be substantially in the form of the Assignment of Interests, with such other changes thereto as may be reasonably required by the Agent.

          Section 7.18. Business Operations. The Borrowers, the Guarantors and the Borrowers' Controlled Subsidiaries shall operate their respective businesses generally in the same manner as Commercial Company's predecessor and in compliance with the terms and conditions of this Agreement and the Loan Documents.

          Section  7.19.  Borrowing Base Assets.

               (a) Each of the Borrowing Base Assets shall be owned one hundred percent (100%) by a Borrower (in fee simple as to Real Estate) and shall satisfy all of the following conditions:

                    (i) each of the Borrowing Base Assets shall be free and clear of all Liens other than the Liens permitted in Section 8.2(i),
(iii), (iv) and (v) or, with respect to the Borrowing Base Assets described in clauses (f) and (g) of the definition of the term "Borrowing Base", liens permitted by Section 8.2(vi);

                    (ii) to the best of the Borrowers' knowledge and belief, none of the Borrowing Base Assets shall have any material title, survey, environmental or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or refinance such property;

                    (iii) with respect to the Partial Interests, the Partnership to which the Partial Interest relates shall own the applicable Real Estate one hundred percent (100%) in fee simple, and such Real Estate shall otherwise comply with the terms of this Agreement;

                    (iv) the Borrowing Base Assets (including Properties Under Construction) which are derived from or are intended to become income producing operating properties shall be utilized (or with respect to Properties Under Construction upon completion will be utilized) principally for office, retail, research/industrial, office/warehouse, warehouse/distribution or multifamily housing;

                    (v) the Borrowing Base Assets (other than Properties Under Construction) which are or derive from income producing operating properties (A) shall be (1) fully operational; and (2) properties for which valid certificates of occupancy or the equivalent for all buildings thereon have been issued and are in full force and effect; and (B) on an aggregate basis (1) such Borrowing Base Assets (excluding multi-family housing and the Conference Center) are eighty percent (80%) leased pursuant to bona-fide arm's length leases to third parties unaffiliated with any Borrower, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of any Borrower; or (2) with respect to multi-family housing only, such Borrowing Base Assets are eighty-five percent (85%) leased pursuant to bona-fide arm's length leases; and (C) there is no material Indebtedness with respect to such Borrowing Base Asset secured thereby which is subject to acceleration or is accelerated. In the event that any of such property described in (B)(1) is leased to an Affiliate of a Borrower, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower, the square footage subject to such lease shall be deducted from the overall square footage of the project and excluded in calculating compliance with the occupancy requirement; and in determining whether a new Real Estate Asset can be included in the Borrowing Base only the portfolio leasing test set forth in (B)(1) or
(B)(2) for that property applies; and

                    (vi) each of such Borrowing Base Assets shall satisfy each other condition in this Agreement and the other Loan Documents applicable thereto.

               (b) The Borrowers shall provide to the Agent as of July 31,1997 and concurrently with the delivery of the financial statements described in Section 7.4(a) or 7.4(b) (i) a list of the Borrowing Base Assets, (ii) the certification of the Principal Financial Officer of each Borrower of the Adjusted Values and that such properties are in compliance with this Section 7.19 and Section 9.3, and (iii) that the Borrowing Base Assets comply with the terms of Section s 6.17 and 6.20. In the event that all or any material portion of a property within the Borrowing Base Assets shall be damaged or taken by condemnation, then such property shall no longer be a part of the Borrowing Base Assets unless and until any damage to such asset is repaired or restored, such asset becomes fully operational and the Agent shall receive evidence satisfactory to the Agent of the Appraised Value of such asset following such repair or restoration.

          Section  7.20.  Limiting Agreements.

               (a) None of the Borrowers, any Guarantor or any of the Controlled Subsidiaries of either Borrower shall enter into, any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting any Borrower's or any Guarantor's ability to pledge to Agent any assets comprised within the Borrowing Base Assets which are owned by such Borrower or such Guarantor and which are not otherwise subject to Liens permitted by Section 8.2(i), (iii) and (v) as security for the Loans. Borrowers shall take, and shall cause the Guarantors and their respective Subsidiaries to take, such actions as are necessary to preserve the right and ability of Borrowers and the Guarantors to pledge such assets as security for the Loans without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of Borrowers, the Guarantors or any of the Controlled Subsidiaries of either Borrower.

               (b) Borrowers shall, upon demand, provide to the Agent such evidence as the Agent may reasonably require to evidence compliance with this Section 7.20, which evidence shall include, without limitation, copies of any agreements or instruments which would in any way restrict or limit any Borrower's or any Guarantor's ability to pledge assets as security for Indebtedness, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if assets are pledged in the future as security for Indebtedness of a Borrower or a Guarantor.

          Section 7.21. Distribution of Income to the Borrowers. The Borrowers shall use reasonable and diligent efforts to cause all of their respective Controlled Subsidiaries to, and shall use reasonable efforts to cause their respective Non-Controlled Subsidiaries to, promptly distribute to the Borrowers (but not less frequently than once each fiscal quarter of the Borrowers), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from such Person's use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Person of its operating expenses and scheduled debt service for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Person's assets and properties approved by such Person in the ordinary course of business consistent with its past practices.

          Section 7.22. More Restrictive Agreements. Without limiting the terms of Section 8.1, should a Borrower or a Guarantor enter into or modify any agreements or documents pertaining to any existing or future Indebtedness or Equity Offering, which agreements or documents include covenants (whether affirmative or negative) which are individually or in the aggregate more restrictive against a Borrower, a Guarantor or the Controlled Subsidiaries of any Borrower than those set forth in Section 9, the Borrowers shall promptly notify the Agent and, if requested by the Majority Banks, the Borrowers, the Agent, and the Majority Banks shall (and if applicable, the Borrowers shall cause the Guarantors to) promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions as determined by the Majority Banks in their sole discretion; provided that from and after the satisfaction of any such Indebtedness the agreements for which may have contained a more restrictive covenant as provided herein, the Agreement shall no longer be modified as a result of such covenant contained in the agreement relating to such Indebtedness.

          Section 7.23. Associations. The Borrowers will comply in all respects with the terms of all declarations, agreements and other instruments with respect to the Associations, the failure to comply with would have a material adverse effect on either Borrower, and will cause the Associations to do all things necessary to preserve and keep in full force their respective rights under such declarations, agreements and instruments. Either or both of the Borrowers will at all times maintain a controlling interest in the Associations.

8.CERTAIN NEGATIVE COVENANTS OF THE BORROWERS
          The Borrowers covenant and agree that, so long as any Loan or
Note is outstanding or any of the Banks has any obligation to make any
Loans:

          Section 8.1. Restrictions on Indebtedness. Subject to the provisions of Section 9, the Borrowers will not, and will not permit any of their respective Controlled Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

               (a) Indebtedness to the Banks arising under any of the Loan Documents;

               (b)  [Intentionally omitted];

               (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

               (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the applicable Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

               (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

               (f)  Indebtedness in respect of Permitted Financings;

               (g) Indebtedness in respect of reverse repurchase agreements having a term of not more than 180 days with respect to Investments described in Section 8.3(a), (b) or (e);

               (h) Indebtedness existing on the date of this Agreement and listed and described on Schedule 8.1 hereto and amounts available to be advanced thereunder not to exceed $4,000,000.00 and any refinancings thereof;

               (i) unsecured Indebtedness of a Borrower to its partners provided that the terms of such Indebtedness are approved by the Majority Banks and repayment of such Indebtedness shall be subordinate at all times to repayment of the Obligations pursuant to a subordination and standstill agreement in form satisfactory to the Majority Banks;

               (j) unsecured Indebtedness between Commercial Company and Land Company provided that the terms of such Indebtedness are approved by the Agent and repayment of such Indebtedness shall be subordinate at all times to repayment of the Obligations pursuant to a subordination and standstill agreement or other agreement (such as the Funding Agreement after the approval of such agreement by the Agent) in form satisfactory to the Majority Banks; and

               (k) contingent liability of Commercial Company under a guaranty with respect to bonds issued for a hotel located in Galveston, Texas in an amount not to exceed $8,000,000.00, which liability is supported by a full indemnity from Mitchell Energy & Development Corp.

          Section 8.2. Restrictions on Liens, Etc. Each of the Borrowers will not, and will not permit any of its Controlled Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 60 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) pledge or otherwise encumber any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of such Borrowers or such Controlled Subsidiary which prohibits the creation or maintenance of any lien securing the Obligations (collectively the "Liens"); provided that a Borrower and any Controlled Subsidiary of a Borrower may create or incur or suffer to be created or incurred or to exist:

                    (i) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

                    (ii) liens on properties other than the Mortgaged Property or any interest therein (including the rents, issues, income and profits therefrom) or any other Collateral in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by Section 8.1(d) or Section 8.1(f);

                    (iii) encumbrances on properties other than the Mortgaged Property consisting of easements, rights of way, zoning restrictions, mineral rights reservations, restrictions on the use of real property, landlord's or lessor's liens under leases to which a Borrower or a Controlled Subsidiary of a Borrower is a party, and other minor non-monetary liens or encumbrances none of which interferes materially with the use, marketability or development of the property affected in the ordinary conduct of the business of such Borrower and its Controlled Subsidiaries, which encumbrances or liens do not individually or in the aggregate have a materially adverse effect on the business of a Borrower individually or of such Borrower and its Controlled Subsidiaries on a consolidated basis;

                    (iv) liens in favor of the Agent and the Banks under the Loan Documents;

                    (v) liens and encumbrances on a Mortgaged Property expressly permitted under the terms of the Security Deed relating thereto; and

                    (vi) other presently outstanding liens on properties other than the Mortgaged Property listed on Schedule 8.2 hereto securing Indebtedness described in Section 8.1(h) and liens on properties to secure Permitted Financings.

          Section 8.3. Restrictions on Investments. Each of the Borrowers will not, and will not permit any of its Controlled Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

               (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by such Borrower or its Controlled Subsidiary;

               (b)  marketable direct obligations of any of the following:
Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

               (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

               (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 2" if then rated by Moody's Investors Service, Inc., and not less than "A 2", if then rated by Standard & Poor's Corporation;

               (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "AA" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

               (f) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection
(a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

               (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

               (h) Investments in the Property (excluding Partial Interests) and subject to Section 8.3(i), Non-Controlled Subsidiaries and Controlled Subsidiaries of a Borrower existing as of July 31,1997;

               (i) Investments in Controlled Subsidiaries and Non-Controlled Subsidiaries of a Borrower created after July 31,1997, and new Investments in Controlled Subsidiaries and Non-Controlled Subsidiaries of a Borrower existing as of July 31,1997, provided the aggregate amount of investments by Borrowers in such Persons after the date hereof in the form of the contribution of cash, debt advances or other assets other than Commercial Land, Residential Land and Income Properties to such Persons (as opposed to an increase in the value thereof) does not exceed an amount equal to (A) fifty percent (50%) of the cumulative Cash Flow Excess Amount (as defined in the Cash Collateral Account Agreement) plus (B) all capital contributions to the Borrowers over the term of the Loans, as same may be extended; and

               (j) Subject to the terms of this Agreement, Investments in the construction by Commercial Company of new Income Properties.

          Section 8.4. Merger, Consolidation. Each of the Borrowers will not, and will not permit any of its Controlled Subsidiaries to, become a party to any merger, consolidation or other business combination except (i) the merger or consolidation of one or more of the Controlled Subsidiaries of a Borrower with and into such Borrower and (ii) the merger or consolidation of two or more Controlled Subsidiaries of a Borrower.

          Section 8.5. Sale and Leaseback. Commercial Company will not, and will not permit any of its Controlled Subsidiaries to, enter into any arrangement, directly or indirectly, whereby Commercial Company or any Controlled Subsidiary of Commercial Company shall sell or transfer any Real Estate owned by it individually or in the aggregate in excess of $12,500,000.00 in order that then or thereafter Commercial Company or any Controlled Subsidiary of Commercial Company shall lease back such Real Estate. Land Company will not, and will not permit any of its Controlled Subsidiaries to, enter into any arrangement, directly or indirectly, whereby Land Company or any Controlled Subsidiary of Land Company shall sell or transfer any Real Estate owned by it in order that then or thereafter Land Company or any Controlled Subsidiary of Land Company shall lease back such Real Estate.

          Section 8.6. Compliance with Environmental Laws. Each of the Borrowers will not, and will not permit any of its Controlled Subsidiaries or any tenants or other occupants of any of the Real Estate, to do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or
(e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

          The Borrowers shall:

                    (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrowers) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Real Estate; and

                    (ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Real Estate (including without limitation any such Release or disposal occurring prior to the acquisition of such Real Estate by a Borrower or its Controlled Subsidiary), cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Estate in full compliance with all applicable laws and regulations and to the satisfaction of the Majority Banks; provided, that the Borrowers shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency. The Majority Banks may engage their own Environmental Engineer to review the environmental assessments and the Borrowers' compliance with the covenants contained herein.

          At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Real Estate, or that any of the Real Estate is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Majority Banks) obtain such environmental assessments of such Real Estate prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Real Estate and (ii) whether the use and operation of such Real Estate comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Real Estate including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Real Estate and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrowers.

          The Agent may, but shall never be obligated to remove or cause the removal of any Hazardous Substances from the Real Estate (or if removal is prohibited by any Environmental Law, take or cause the taking of such other action as is required by any Environmental Law) if the Borrowers fail to comply with their obligation hereunder with respect thereto (without limitation of the Agent's or the Majority Banks rights to declare a default under any of the Loan Documents and to exercise all rights and remedies available by reason thereof); and the Agent and its designees are hereby granted access to the Real Estate at any time or times, upon reasonable notice, and a license which is coupled with an interest and irrevocable, to remove or cause such removal or to take or cause the taking of any such other action. All costs, including, without limitation, the reasonable costs incurred by the Agent in taking the foregoing action, damages, liabilities, losses, claims, expenses (including attorneys' fees and disbursements) which are incurred by the Agent, as the result of the Borrowers' failure to comply with the provisions of this Section 8.6, shall be paid by the Borrowers to the Agent upon demand by the Agent and shall be additional obligations secured by the Security Documents.

          Section 8.7. Distributions. Neither of the Borrowers shall pay any Distributions to the partners or other beneficial owners of such Borrower prior to July 31, 1998 unless permitted by the Cash Collateral Account Agreement, and thereafter only as permitted in the Cash Collateral Account Agreement or the Funding Agreement following approval of such agreement by Agent.

          Section 8.8. Asset Sales. None of the Borrowers or any of the Controlled Subsidiaries of a Borrower shall sell, transfer or otherwise dispose of any asset (other than as the result of a condemnation or casualty, the granting of Permitted Liens or the sale of lots for cash in the ordinary course of business to parties other than any other Borrower, the General Partners, a Guarantor, any Controlled Subsidiary of any Borrower or any Affiliate of any of such Persons) except as follows:

               (a) any of such Persons may sell any asset in the ordinary course of business for all cash and for fair market value;

               (b) Commercial Company or Land Company may sell, transfer or otherwise dispose of Commercial Land or Residential Land to its Controlled Subsidiaries for the construction of Vertical Commercial Improvements, provided such sales are (i) for all cash and for fair market value or (ii) an equivalent equity interest in such Controlled Subsidiary; and

               (c) Commercial Company or Land Company may sell or transfer Commercial Land or Residential Land to its Non-Controlled Subsidiaries and Affiliates for the construction of Vertical Commercial Improvements, provided the aggregate amount of such sales do not exceed $15,000,000.00 in the aggregate in any fiscal year, such sales are for (i) all cash and for fair market value or (ii) an equivalent equity interest in such Non-Controlled Subsidiary (of which amount, the amount which may be transferred to a Non-Controlled Subsidiary in exchange for an equity interest, shall not exceed $5,000,000.00 in the aggregate in any fiscal year); and

               (d) the Borrowers may sell or transfer Income Producing Property to their respective Controlled Subsidiaries or Non-Controlled Subsidiaries, provided that such sales are (i) for all cash and for fair market value or (ii) subject to Section 8.3(i), an equivalent equity interest in such Person; and

               (e) the Borrowers may sell Property other than Commercial Land, Residential Land or Income Producing Property to their respective Controlled Subsidiaries or Non-Controlled Subsidiaries, provided that such sales are for all cash and for fair market value; and

               (f) transfers of assets for all cash and for fair market value between the Borrowers.

          Notwithstanding the foregoing, none of such Persons may sell, transfer or dispose or permit the sale, transfer or disposition of any Material Asset or such Person's interest therein without the prior written consent of the Majority Banks.

          Section 8.9. Speculative Development. None of the Borrowers nor any of their respective Controlled Subsidiaries or Non-Controlled Subsidiaries shall engage, directly or indirectly, in the development or construction of real estate other than land development and the construction by Commercial Company of golf courses and the construction by Commercial Company and its Controlled Subsidiaries and Non-Controlled Subsidiaries of Vertical Commercial Improvements; provided, however, that neither Commercial Company nor any of its Controlled Subsidiaries or Non-Controlled Subsidiaries shall engage directly or indirectly in any Vertical Commercial Improvements that would constitute a Speculative Development which causes at any time (a) the cost of completing such development (on a fully developed basis including land) of Commercial Company and its Controlled Subsidiaries and Non-Controlled Subsidiaries (from borrowings and equity) to exceed $35,000,000.00 in the aggregate at any time, and (b) the aggregate square footage of all Speculative Development (whether under construction or complete) to exceed 375,000 square feet (provided that Commercial Company's percentage ownership interest in its Controlled Subsidiaries and Non-Controlled Subsidiaries shall not be considered in testing Commercial Company's compliance with the limitations contained in this Section 8.9).

          Section 8.10. Sources of Capital. The Borrowers shall, at all times that a Borrower or any of their respective Controlled Subsidiaries is engaging in any development as provided in Section 8.9 or has entered into any agreement to provide funds with respect to a development, maintain or have identified available sources of capital equal to the total cost to acquire and complete such developments and to satisfy such funding obligations, which sources of capital shall be acceptable to the Agent in its reasonable discretion. Amounts available to be disbursed for such purposes pursuant to this Agreement may be considered as a source of capital for the purposes of this Section 8.10.

          Section 8.11. Restriction on Prepayment of Indebtedness. None of the Borrowers shall prepay the principal amount, in whole or in part, of any Indebtedness other than the Obligations after the occurrence of any Event of Default; provided, however, that this Section 8.11 shall not prohibit the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of
Section  8.1.

          Section 8.12. Restrictions on Amendments; Transfers. None of the Borrowers shall (a) sell, convey, assign, option, mortgage, pledge, hypothecate, encumber or dispose of any of the Material Agreements (except as permitted in Section 5.4) or the Merger Agreement (except for Liens in favor of the Agent and the Banks to secure the Obligations), or (b) make a material modification or amendment to or terminate prior to maturity any of the Material Agreements.

          Section 8.13. Transfers. None of the Borrowers shall consent to or otherwise permit any pledge, mortgage, hypothecation or encumbering of any direct or indirect interest in such Borrower.

          Section  9. FINANCIAL COVENANTS OF THE BORROWERS

          The Borrowers covenant and agree that, so long as any Loan or
Note is outstanding or any Bank has any obligation to make any Loans it will comply with the following:

          Section 9.1. Liabilities to Market Value Capitalization Ratio. The Borrowers will not, as of each Quarterly Measurement Date occurring on or after December 31, 1997, permit the ratio of the aggregate amount of Indebtedness of the Borrowers and their Controlled Subsidiaries (limited to each Borrowers' allocable share thereof) outstanding under notes, bonds, debentures or similar debt instruments plus all guarantees, endorsements or similar contingent obligations individually or in the aggregate in excess of $15,000,000.00 with respect to Indebtedness of other Persons (excluding obligations under completion guaranties, Indebtedness that is secured by an Income Property which is owned by a Borrower or with respect to which a Borrower owns a Partial Interest in the event that the Indebtedness secured by such Income Property exceeds sixty percent (60%) of the Adjusted Value thereof and Indebtedness permitted under Section 8.1(i) and Section 8.1(k)) to Total Market Value Capitalization of the Borrowers to exceed the following percentages:

                              Year of Loan                    Percentage

               July 31, 1997 through September 30, 1998          70%

               October 1, 1998 through September 30, 1999        65%

               October 1, 1999 through September 30, 2000        60%

               October 1, 2000 through September 30, 2001        55%

               October 1, 2001 through July 31, 2002             55%

          Section 9.2. Interest Coverage. The Borrowers will not, as of any Quarterly Measurement Date occurring on or after December 31, 1997, permit the sum of the Recurring Operating Cash Flow of the Borrowers (such amount not to include an aggregate amount greater than $7,000,000.00 of distributions from Controlled Subsidiaries and Non-Controlled Subsidiaries of the Borrowers which have Indebtedness encumbering the assets of such Controlled Subsidiaries and Non-Controlled Subsidiaries greater than twenty-five percent (25%) of the Adjusted Value of such assets if such assets are included within the Borrowing Base, or if such assets are not included within the Borrowing Base, such value as reasonably determined by the Agent) for any period of four consecutive fiscal quarters ending on a Quarterly Measurement Date (treated as a single accounting period) (the "Test Period") to be less than 1.5 times the Interest Expense for the Test Period. In the event that at the end of any Quarterly Measurement Date the Borrowers and their Controlled Subsidiaries and Non-Controlled Subsidiaries shall not have any of such components for four fiscal quarters, the actual amounts shall be annualized in such manner as the Agent may reasonably determine.

          Section 9.3. Borrowing Base. The Borrowers will not at any time permit the outstanding principal balance of the Revolving Credit Loans and the Secured Term Loans as of the date of determination to be greater than the Borrowing Base as determined as of the same date.

          Section 9.4. Tangible Net Worth. Borrowers will not, as of each Quarterly Measurement Date occurring on or after December 31, 1997, permit their aggregate Consolidated Tangible Net Worth to be less than the sum of (i) $150,000,000.00, plus (ii) ninety percent (90%) of their aggregate positive quarterly Net Income from July 31,1997, plus (iii) ninety percent (90%) of the net proceeds of all Equity Offerings, less (iv) the amount of Distributions permitted by Section 8.7 above.

          Section 9.5. Fixed Charge Coverage Ratio. The Borrowers will not, as of each Quarterly Measurement Date, permit the sum of the Recurring Operating Cash Flow of the Borrowers (such amount not to include an aggregate amount greater than $7,000,000.00 of distributions from Controlled Subsidiaries and Non-Controlled Subsidiaries of the Borrowers which have Indebtedness encumbering the assets of such Controlled Subsidiaries and Non-Controlled Subsidiaries greater than twenty-five percent (25%) of the Adjusted Value of such asset if such assets are included within the Borrowing Base, or if such assets are not included within the Borrowing Base, such value as reasonably determined by the Agent) for any Test Period to be less than 1.25 times the Debt Service for such Test Period. In the event that as of any Quarterly Measurement Date the Borrowers and their Controlled Subsidiaries and Non-Controlled Subsidiaries shall not have any of such components for four fiscal quarters, the actual amounts shall be annualized in such manner as the Agent shall reasonably determine.

          Section  10. CLOSING CONDITIONS

          The obligations of the Agent and the Banks to make the initial Loans shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

          Section 10.1. Loan Documents. Each of the Loan Documents (including any amendments to agreements securing or relating to the Original Credit Agreement) shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Majority Banks. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Note or Notes. The Agent is authorized by the Banks to execute on behalf of the Banks and Agent, as applicable, any amendments to agreements securing or relating to the Original Credit Agreement as Agent deems appropriate.

          Section  10.2.  Certified Copies of Organizational Documents.
The Agent shall have received from the Borrowers a copy, certified as of a recent date by the appropriate officer of each State in which each Borrower, the General Partners or the Guarantors, as applicable, is organized or in which the Real Estate is located and a duly authorized partner or officer of such Borrower, the General Partners and the Guarantors, as applicable, to be true and complete, of the partnership agreement or corporate charter of such Borrower, the General Partners and the Guarantors, as applicable (or a certification satisfactory to the Agent that there have been no changes to the foregoing from those provided to the Agent in connection with the execution of the Original Credit Agreement), or its qualification to do business, as applicable, as in effect on such date of certification.

          Section 10.3. Bylaws; Resolutions. All action on the part of the Borrowers, the General Partners and the Guarantors necessary for the valid execution, delivery and performance by the Borrowers, the General Partners and the Guarantors of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the General Partners and the Guarantors true copies of their respective bylaws (or a certification satisfactory to the Agent that there have been no changes to the foregoing from those provided to the Agent in connection with the execution of the Original Credit Agreement) and the resolutions adopted by their respective board of directors authorizing the transactions described herein, each certified by its secretary as of a recent date to be true and complete.

          Section 10.4. Incumbency Certificate; Authorized Signers. The Agent shall have received from the General Partners and the Guarantors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the General Partners and the Guarantors and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the General Partners and the Guarantors, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrowers a certificate, dated as of the Closing Date, signed by a duly authorized partner of each Borrower and giving the name and specimen signature of each individual who shall be authorized to make Loan Requests, and give notices and to take other action on behalf of such Borrower under the Loan Documents.

          Section 10.5. Opinion of Counsel. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to the Agent, from counsel of the Borrowers, the General Partners and the Guarantors, and counsel in such other states as may be required by the Agent, as to such matters as the Agent shall reasonably request.

          Section 10.6. Payment of Fees. The Borrowers shall have paid to the Agent the closing fee pursuant to Section 4.2.

          Section  10.7.  Acquisition of Interest Rate Cap.   The Borrowers
shall have acquired an interest rate cap providing to the Borrowers a cap on the one month Eurodollar Rate on a notional amount equal to fifty percent (50%) of the Loans outstanding from time to time, of not more than eight and six-tenths percent (8.6%) per annum (the "Interest Cap"). The term of the Interest Cap shall not expire before the Maturity Date, as the same may be extended. The Interest Cap shall be provided by any bank which is a party to the Credit Agreement or a bank or other financial institution that has unsecured, uninsured and unguaranteed long-term debt which is rated at least A-3 by Moody's Investor Service, Inc. or at least A- by Standard & Poors Corporation.

          Section 10.8. Environmental Reports. The Agent shall have received environmental site assessment reports for the Real Estate prepared by an Environmental Engineer no more than three months prior to the Closing Date, which reports are in form and substance satisfactory to the Agent.

          Section 10.9. Insurance. The Agent shall have received certificates evidencing that the Agent and the Banks are named as additional insured on all policies of insurance as required by this Agreement or the other Loan Documents.

          Section 10.10. Performance; No Default. The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by any of them on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

          Section 10.11. Representations and Warranties. The representations and warranties made by the Borrowers, the General Partners and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrowers, the General Partners, the Guarantors or the Controlled Subsidiaries of the Borrowers in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

          Section 10.12. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require. No proceeding challenging or seeking to enjoin any of the transactions contemplated by the Loan Documents or the Merger Agreement shall be pending or shall have been threatened.

          Section 10.13. Eligible Real Estate Qualification Documents. The Eligible Real Estate Qualification Documents for each parcel of Mortgaged Property included in the Collateral as of the Closing Date shall have been delivered to the Agent at the Borrowers' expense.

          Section  10.14.  Compliance Certificate.  A Compliance
Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein.

          Section 10.15. Other Transactions. The Agent shall have received evidence satisfactory to the Agent that all acquisition and capitalization transactions affecting the Borrowers and the Guarantors shall have occurred such that the balance sheet of the Borrowers and the Guarantors shall be in accordance with the pro forma balance sheet delivered to Agent prior to the Closing Date which evidence shall include, without limitation:

               (a) Evidence that the transactions contemplated by the Merger Agreement have been consummated; and

               (b) Evidence that the Borrowers have contributed not less than $174,000,000.00 in equity in connection with the consummation of such transaction.

          Section 10.16. Consents. The Agent shall have received evidence satisfactory to the Agent that all necessary partner consents and other consents required in connection with the pledge of the Collateral to the Agent for the benefit of the Banks have been obtained.

          Section 10.17. Other Documents. To the extent requested by the Majority Banks, the Majority Banks shall have received executed copies of all material agreements of any nature whatsoever to which the Borrowers or any of their respective Controlled Subsidiaries is a party affecting or relating to the use, operation, development, construction or management of the Real Estate.

          Section 10.18. No Condemnation/Taking. The Agent shall have received written confirmation from the Borrowers that no condemnation proceedings are pending or to the Borrowers' knowledge threatened against any Real Estate or, if any such proceedings are pending or threatened, identifying the same and the Real Estate affected thereby and the Agent shall have determined that none of such proceedings is or will be material to the Real Estate affected thereby.

          Section 10.19. Title Endorsements. The Agent shall have received endorsements to the Title Policy for the Mortgaged Property as of the date of this Agreement in form and substance satisfactory to the Agent reflecting the execution of this Agreement and bringing forward the effective date of the Title Policy without any additional exceptions except those which may be approved by the Agent.

          Section 10.20. Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

          Section  11. CONDITIONS TO ALL BORROWINGS

          The obligations of the Banks to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

          Section 11.1. Prior Conditions Satisfied. All conditions set forth in Section 10 shall continue to be satisfied as of the date upon which any Loan is to be made.

          Section 11.2. Representations True; No Default. Each of the representations and warranties made by or on behalf of the Borrowers, the General Partners, the Guarantors and the Borrowers' Controlled Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrowers signed by an authorized officer of each Borrower to such effect.

          Section 11.3. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

          Section 11.4. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

          Section 11.5. Proceedings and Documents. All proceedings in connection with the Loan shall be satisfactory in substance and in form to the Majority Banks, and the Majority Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Majority Banks may reasonably request.

          Section 11.6. Borrowing Documents. In the case of any request for a Loan, the Agent shall have received a copy of the request for a Loan required by Section 2.6 in the form of Exhibit C-1 or Exhibit C-2 hereto, as applicable, fully completed.

          Section 11.7. Endorsement to Title Policy. At such times as Agent shall determine in its discretion, to the extent available under applicable law, a "date down" endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Agent, which endorsement shall, expressly or by virtue of a proper "revolving credit" clause or endorsement in the Title Policy, increase the coverage of the Title Policy to the aggregate amount of all Loans advanced and outstanding on or before the effective date of such endorsement, or if such endorsement is not available, such other evidence and assurances as the Agent may reasonably require (which evidence may include, without limitation, a "nothing further" letter or statement from the Borrowers stating that there have been no changes in title from the date of the last effective date of the Title Policy).

          Section 11.8. Future Advances Tax Payment. As a condition precedent to any Bank's obligations to make any Revolving Credit Loans in excess of an aggregate amount of $179,000,000 (calculated as the sum of all Revolving Credit Loans advanced hereunder without deduction for any repayments of such Revolving Credit Loans and regardless of whether such Revolving Credit Loans are outstanding at the time of reference hereto), the Borrowers will pay to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Revolving Credit Loan to any state or any county or municipality thereof in which the Mortgaged Property is located and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with the payment of such tax, in order to insure that the Security Deed secures the Borrowers' obligation with respect to the Revolving Credit Loans then being requested by a Borrower. The provisions of this Section 11.8 shall be without limitation of the Borrowers' obligations under other provisions of the Loan Documents, including without limitation Section 15 hereof.

          Section  12. EVENTS OF DEFAULT; ACCELERATION; ETC.

          Section 12.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

               (a) either of the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (b) either of the Borrowers shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (c) either of the Borrowers shall fail to comply with any covenant contained in Section 5.3, Section 7.13, Section 8.1, Section 8.2, Section 8.3 and Section 8.7;

               (d) either of the Borrowers shall fail to comply with any covenant contained in Section 9, and such failure shall continue for 20 days after written notice thereof shall have been given to the Borrowers by the Agent;

               (e) either of the Borrowers or any of their respective Controlled Subsidiaries or any Guarantor shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified above in this Section 12);

               (f) any representation or warranty made by or on behalf of any Borrower, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

               (g) any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in this Section 12.1(g) shall not constitute an Event of Default unless such failure to pay or perform, together with other failures to pay or perform, involve singly or in the aggregate recourse obligations for borrowed money or credit received or other Indebtedness totaling in excess of $5,000,000.00 or, with respect to non-recourse obligations for borrowed money or credit received or other Indebtedness totaling in excess of $15,000,000.00 (except that with respect to non-recourse Indebtedness of a Controlled Subsidiary of a Borrower it shall not be an Event of Default hereunder unless the Borrowers' aggregate equity Investment in all of such Controlled Subsidiaries exceeds $15,000,000.00);

               (h) any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower, (1) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower or of any substantial part of the assets of any thereof,
(2) shall commence any case or other proceeding relating to any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or
(3) shall take any action to authorize or in furtherance of any of the foregoing;

               (i) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 90 days following the filing or commencement thereof;

               (j) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

               (k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than 60 days, whether or not consecutive, any uninsured final judgment against any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower that, with other outstanding uninsured final judgments, undischarged, against any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower exceeds in the aggregate $1,000,000.00;

               (l) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrowers, any of the General Partners, any Guarantor or any of their respective stockholders, partners or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

               (m) any dissolution, termination, partial or complete liquidation, merger or consolidation of any of the Borrowers, any of the General Partners or any Guarantor, or any sale, transfer or other disposition of the assets of any of the Borrowers, any of the General Partners or any Guarantor, other than as permitted under the terms of this Agreement or the other Loan Documents;

               (n) any suit or proceeding shall be filed against any of the Borrowers, any of the General Partners, any Guarantor or any of their respective assets which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse affect on the ability of any of the Borrowers or any Guarantor to perform its obligations under and by virtue of the Loan Documents;

               (o) any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such Person included in the Collateral or the Property;

               (p) (i) an ERISA Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Employee Benefit Plan, which ERISA Reportable Event or institution of proceedings is, in the opinion of the Majority Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of an ERISA Reportable Event, the continuance of such ERISA Reportable Event unremedied for 30 days after notice of such ERISA Reportable Event pursuant to Section
 4043(a), (c) or (d) of ERISA is given or, in the case of institution of proceedings, the continuance of such proceedings for 30 days after commencement thereof, (ii) any Employee Benefit Plan shall terminate for purposes of Title IV of ERISA, or (iii) any other event or condition shall occur or exist with respect to an Employee Benefit Plan and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, could subject any of the Borrowers or any of their respective Controlled Subsidiaries or any Guarantor to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of any of the Borrowers, any Guarantor or of a Borrower and its Controlled Subsidiaries taken as a whole;

               (q) any Guarantor denies that such Guarantor has any liability or obligation under the Guaranty, or shall notify the Agent or any of the Banks of such Guarantor's intention to attempt to cancel or terminate the Guaranty, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty;

               (r)  a Change of Control shall occur; or

               (s) any Event of Default, as defined in any of the other Loan Documents, shall occur;

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in Section 12.1(h),
Section 12.1(i) or Section 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent.

          Notwithstanding the foregoing, it shall not be an Event of Default upon the occurrence of any of the events described under Section 12.1(f), (h), (i) or (j) with respect to a Controlled Subsidiary or Non-Controlled Subsidiary unless the Borrowers' aggregate equity Investment in all of such Controlled Subsidiaries or Non-Controlled Subsidiaries exceeds $15,000,000.00.

          Section  12.lA  Limitation of Cure Periods.

               (a) Notwithstanding anything contained in Section 12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(a) or Section 12.1(b) in the event that the Borrowers cure such Default within five (5) days following receipt of written notice of such Default, provided, however, that Borrowers shall not be entitled to receive more than two (2) notices in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of Default, and provided further that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(e) or Section 12.1(f) in the event that the Borrowers cure such Default within thirty (30) days following receipt of written notice of such Default, or if such Default is of such a nature that it cannot be cured within such thirty (30) day period, in the event that Borrowers commence such cure within such thirty
(30) day period and thereafter diligently, continuously and in good faith prosecute such cure to completion, and in any event cure such Default within ninety (90) days following receipt of such written notice of Default. The provisions of clause (ii) shall not pertain to Defaults consisting of a failure to provide insurance as required by Section 7.7, to any Default consisting of a failure to comply with Section 7.4(e), to any Default under Section s 7.13, 8.1, 8.2, 8.3 and 8.7, or to any Default excluded from any provision of cure of Defaults contained in any other of the Loan Documents.

               (b) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any reference in this Agreement or any other Loan Document to "the continuance of a default" or "the continuance of an Event of Default" or any similar phrase shall not create or be deemed to create any right on the part of Borrowers or any other party to cure any default following the expiration of any applicable grace or notice and cure period.

               (c) In the event that a Borrower obtains any knowledge that any representation or warranty made by or on behalf of the Borrowers, the Guarantors, the General Partners or any Controlled Subsidiaries of a Borrower in this Agreement or any of the other Loan Documents to its knowledge and belief shall be untrue or misleading, the Borrowers shall promptly notify the Agent in writing of the same and shall, within thirty
(30) days after learning such representation or warranty is untrue or misleading, take such actions as are required to cause such warranty or representation to be correct.

          Section 12.2. Termination of Commitments. If any one or more Events of Default specified in Section 12.1(h), Section 12.1(i) or
Section 12.1(j) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Revolving Credit Loans to the Borrowers. If any other Event of Default shall have occurred, the Agent, upon the election of the Majority Banks, may by notice to the Borrowers terminate the obligation to make Revolving Credit Loans to the Borrowers. No termination under this
Section 12.2 shall relieve the Borrowers of their obligations to the Banks arising under this Agreement or the other Loan Documents. Nothing in this
Section  12.2 shall limit or impair the terms of this Agreement (including
Section 2.1) which provide that the Banks shall have no obligation to make Revolving Credit Loans upon the occurrence of a Default or Event of Default.

          Section 12.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Banks, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrowers shall pay all reasonable costs of collection including, but not limited to, reasonable attorney's fees. Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Banks, the Banks acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default.

          Section 12.4. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

               (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent to protect or preserve the collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

               (b) Second, to all other Obligations in such order or preference as the Agent shall determine; provided, however, that distributions in respect of such other Obligations shall be made pari passu among Obligations with respect to the Agent's fee payable pursuant to
Section 4.3 and all other Obligations, and the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable; and

               (c) Third, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

          Section  13. SETOFF

          Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to any of the Borrowers or any Guarantor and any securities or other property of any of the Borrowers or any Guarantor in the possession of such Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from any of the Borrowers or any Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

          Section  14. THE AGENT

          Section 14.1. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create any agency or fiduciary relationship.
The Borrowers and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

          Section 14.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents.

          Section 14.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence.

          Section 14.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any of the Borrowers, any of the General Partners, any of the Controlled Subsidiaries of a Borrower or any Guarantor, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by any of the Borrowers or any Guarantor or any of the Controlled Subsidiaries of a Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of any of the Borrowers or any of their respective Controlled Subsidiaries or Non-Controlled Subsidiaries or any Guarantor. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

          Section  14.5.  Payments.

               (a) A payment by the Borrowers or the Guarantors to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

               (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

               (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers and the Guarantors, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans in accordance with the terms of this Agreement. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans in accordance with the terms of this Agreement. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

          Section  14.6.  Holders of Notes.  Subject to the terms of
Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

          Section 14.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrowers as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

          Section 14.8. Agent as Bank. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

          Section 14.9. Resignation. Subject to the terms of Section 18.1, the Agent may resign at any time by giving 30 calendar days' prior written notice thereof to the Banks and the Borrowers; provided, however, that unless a Default or Event of Default shall have occurred and be continuing, no such resignation shall be permitted without Borrowers' consent, such consent not to be unreasonably conditioned, withheld or delayed. Upon any such resignation, the Majority Banks, subject to the terms of Section 18.1, shall have the right to appoint as a successor Agent any Bank or any bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's corporation and which has a net worth of not less than $500,000,000. Any such resignation shall be effective upon appointment and acceptance of a successor agent selected by the Majority Banks. If no successor Agent shall have been appointed and shall have accepted such appointment as provided in Section 18.1, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          Section 14.10. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to exercise all or any legal and equitable and other rights or remedies as it may have. The Majority Banks may direct the Agent in writing as to the method and the extent of any such exercise, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

          Section  15. EXPENSES

          The Borrowers agree to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks, including any recording, mortgage, documentary or intangibles taxes in connection with the Security Deeds and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement (other than taxes based upon the Agent's or any Bank's gross or net income, except that the Agent and the Banks shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrowers hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) all title insurance premiums, appraisal fees, engineer's fees, charges for commercial finance exams and engineering and environmental reviews (provided that to the extent permitted under applicable laws and regulations, the Banks shall rely upon reports of engineering and environmental consultants previously retained by Borrowers so that duplication of consultant's expenses is avoided where possible) and the reasonable fees, expenses and disbursements of the counsel to the Agent, counsel for BKB and MSSF and any local counsel to the Agent incurred in connection with the performance of due diligence and the preparation, negotiation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent and the Banks incurred by the Agent and the Banks in connection with the performance of due diligence, underwriting analysis, credit reviews and the preparation, negotiation, administration or interpretation of the Loan Documents and other instruments mentioned herein, credit and collateral evaluations, and the making of each advance hereunder, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with
(i) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers, any of the General Partners or any Guarantor or the administration thereof after the occurrence of a Default or Event of Default, (ii) the sale of, collection from or other realization upon any of the Collateral, (iii) the failure of any of the Borrowers, any of the General Partners or any Guarantor to perform or observe any provision of the Loan Documents, and (iv) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with any of the Borrowers, any of the General Partners or any Guarantor, (f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, and
(g) all reasonable fees, expenses and disbursements (including reasonable attorneys' fees and costs) which may be incurred by BKB and MSSF in connection with each and every assignment of interests in the Loans pursuant to Section 18.1 or sale of participations pursuant to Section
18.4 occurring within twelve (12) months of the Closing Date. The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

          Section  16. INDEMNIFICATION

          The Borrowers agree to indemnify and hold harmless the Agent and the Banks and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this Section 16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower, (b) any condition, use, operation or occupancy of the Mortgaged Property or other Collateral first occurring prior to the Agent or the Banks or their nominee acquiring title to the Mortgaged Property or other Collateral by the exercise of its foreclosure remedies or by deed in lieu of foreclosure, (c) any actual or proposed use by a Borrower of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower comprised in the Collateral, (e) the Borrowers and the Guarantors entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Mortgaged Property or the other Collateral which violation first occurred prior to the Agent or the Banks or their nominee acquiring title to the Mortgaged Property or applicable Collateral by the exercise of its foreclosure remedies or by deed in lieu of foreclosure, or
(g) with respect to each of the Borrowers, each of the General Partners, each of the Guarantors and the Controlled Subsidiaries of each Borrower and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), first occurring prior to the Agent or the Banks or their nominee acquiring title to the Mortgaged Property by the exercise of its foreclosure remedies or by deed in lieu of foreclosure, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrowers shall not be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 16 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

          Section  17. SURVIVAL OF COVENANTS, ETC

          All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrowers provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of any of the Borrowers, any of the General Partners, any Guarantor or any of the Controlled Subsidiaries of a Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers, the General Partners, the Guarantors or such Controlled Subsidiary hereunder.

          Section  18. ASSIGNMENT AND PARTICIPATION

          Section 18.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (b) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment, together with any Notes subject to such assignment, (c) in no event shall any voting, consent or approval rights of a Bank be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrowers, any of the General Partners or any Guarantor, which rights shall instead be allocated pro rata among the other remaining Banks, (d) such assignee of a portion of the Revolving Credit Loans shall have a net worth or unfunded capital commitments as of the date of such assignment of not less than $200,000,000.00 unless such requirement is waived in writing by the Borrowers and the Agent, (e) such assignment is subject to the terms of any intercreditor agreement among the Banks and the Agent, (f) such assignee shall acquire an interest in the Revolving Credit Loans of not less than $5,000,000.00 or in the Secured Term Loans or Second Secured Term Loans of not less than $5,000,000.00, as applicable, and (g) such assignment shall be of an equal percentage of such Assignee's Commercial Company Revolving Credit Commitment and Land Company Revolving Credit Commitment, in the event an interest in the Revolving Credit Loans is assigned, an equal percentage of such Assignee's Commercial Company Secured Term Loan Commitment and Land Company Secured Term Loan Commitment, in the event an interest in the Secured Term Loans is assigned, and an equal percentage of such Assignee's Commercial Company Second Secured Term Loan Commitment and Land Company Second Secured Term Loan Commitment, in the event an interest in the Second Secured Term Loans is assigned; provided, however, that an assigning Bank shall notify the Borrowers of the identity of any prospective assignees prior to consummating such assignment and allow the Borrowers to raise any matters relating to such prospective assignee prior to consummating such assignment; provided further that Borrowers' consent shall not be a condition to such assignment. The Banks shall endeavor to assign Commitments only to Banks that are not subject to withholding as provided in Section 4.4(b). Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, any of the Borrowers, the General Partners and the Guarantors. BKB shall retain an aggregate Commitment (whether of the Revolving Credit Loans, the Secured Term Loans, the Second Secured Term Loans or any combination thereof) of not less than $20,000,000.00, provided that such covenant shall be of no further force or effect in the event that an Event of Default shall have occurred and be continuing. Notwithstanding anything herein to the contrary, in the event that BKB shall at any time hold an aggregate Commitment (whether of the Revolving Credit Loans, the Secured Term Loans, the Second Secured Term Loans or any combination thereof) of less than $35,000,000.00, then BKB shall first provide written notice thereof to the Banks and offer to resign as Agent, which offer must be accepted in writing by the Majority Banks within fifteen (15) days of delivery of such notice by BKB (for the purposes of this sentence only BKB shall be deemed to have accepted its own offer to resign). A failure to accept such offer within such period shall be deemed a rejection of such offer. In the event that the Majority Banks have accepted BKB's offer to resign, BKB shall thereafter resign as Agent as provided in this Agreement in the event that a successor Agent from among the Banks is selected by the Majority Banks and approved by the Borrowers to the extent provided in Section 14.9 and such successor accepts such appointment within fifteen (15) calendar days following receipt of such notice from BKB. Each Agent, as a condition to any resignation of its position as Agent, shall be required to provide written notice thereof to the other Banks and provide the Majority Banks an opportunity to designate a successor Agent within thirty (30) calendar days following receipt of such notice in the same manner as provided above.
Upon any change in the Agent under this Agreement, the resigning or removed Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning or removed Agent.

          Section 18.2. Register. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,000.

          Section 18.3. New Notes. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder, and shall cause the Guarantors to deliver to the Agent an acknowledgment in form and substance satisfactory to the Agent to the effect that the Guaranty extends to and is applicable to each new Note. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrowers.

          Section 18.4. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or the Loan Documents, including, without limitation, the right to approve waivers, amendments or modifications, (c) such participant shall have no direct rights against any of the Borrowers, any of the General Partners or any Guarantor except the rights granted to the Banks pursuant to Section 13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrowers, any of the General Partners or any Guarantor.

          Section 18.5. Pledge by Bank. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 or to any Federal Home Loan Bank. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

          Section 18.6. No Assignment by Borrowers. Neither of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

          Section 18.7. Cooperation; Disclosure. The Borrowers agree to promptly cooperate with any Bank in connection with any proposed assignment or participation of all or any portion of its Commitment. The Borrowers agree that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder, provided that any potential assignee or participant hereunder shall execute and deliver to Agent and the Borrowers a confidentiality agreement in substantially the form of Exhibit G hereto as a condition to the receipt of any financial statements or other reports delivered by the Borrowers to the Agent hereunder.

          Section  19.  NOTICES

          Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

          If to the Agent or any Bank, at the address set forth on the signature page for the Agent or such Bank; and

          If to the Borrowers:

                    The Woodlands Commercial Properties Company, L.P. 777 Main Street, Suite 2100
                    Fort Worth, Texas 76102-5325
                    Attn:  Dallas Lucas

          and to:   The Woodlands Land Development Company, L.P.
                    777 Main Street, Suite 2100
                    Fort Worth, Texas 76102-5325
                    Attn:  Dallas Lucas

          with a copy to:

                    The Woodlands Commercial Properties Company, L.P. The Woodlands Land Development Company, L.P.
                    2201 Timberloch Place
                    The Woodlands, Texas  77380
                    Attn:  Michael Richmond
                              George Lake

                    The Morgan Stanley Real Estate
                      Fund II, L.P.
                    1585 Broadway
                    New York, New York 10036
                    Attn: William Hosler

and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid.
The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three
(3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, a Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

          Section  20. RELATIONSHIP

          Neither the Agent nor any Bank has any fiduciary relationship with or fiduciary duty to any of the Borrowers arising out of or in connection with the Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Bank and each Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

          Section  21. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE

          THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN Section
19. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

          Section  22.  HEADINGS

          The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

          Section  23.  COUNTERPARTS

          This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

          Section  24.  ENTIRE AGREEMENT, ETC

          The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

          Section  25.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS

          EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, EACH OF THE BORROWERS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE BORROWERS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 25.

          Section  26.  DEALINGS WITH THE BORROWERS

          The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the each Borrower, their respective Controlled Subsidiaries or Non-Controlled Subsidiaries or any of their affiliates regardless of the capacity of the Bank hereunder.

          Section  27.  CONSENTS, AMENDMENTS, WAIVERS, ETC

          Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Agent. The provisions of Section 14 may not be amended nor any change made in the amount of any fee payable to the Agent without the written consent of the Agent. The Borrowers agree to enter into such modifications or amendments of this Agreement or the other Loan Documents as reasonably may be requested by BKB or MSSF in connection with the assignment of Commitments prior to the first anniversary of the Closing Date provided that no such amendment or modification materially affects or increases any of the obligations of the Borrowers hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

          Section  28.  SEVERABILITY

          The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

          Section  29.  NO UNWRITTEN AGREEMENTS

          THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          Section  30.  REPLACEMENT OF NOTES

          Upon receipt of evidence reasonably satisfactory to a Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to such Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, such Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

          Section  31. TIME OF THE ESSENCE

          Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrowers under this Agreement and the other Loan Documents.

          Section  32.  NONRECOURSE OBLIGATIONS

          Anything contained in this Agreement or the other Loan Documents to the contrary notwithstanding (except as provided below), Agent's and the Banks' recourse against Borrowers for the payment and performance of all of the Obligations of Borrowers under this Agreement or the other Loan Documents shall be limited solely to the interest of Borrowers in the Collateral and all of the other assets, whether now owned or hereafter acquired, of any of the Borrowers, and no partner of any of the Borrowers shall be personally liable for the performance of any of the Obligations; provided, however, that (a) the foregoing limitation on the personal liability of the General Partners described above shall not impair the validity of any lien, pledge, security interest or other encumbrance created by the Loan Documents, or the right of Agent to foreclose and/or enforce any of its rights or remedies against a Guarantor in and to the Collateral or any other assets of any Borrower or a Guarantor upon the occurrence of an Event of Default as provided in this Agreement or the other Loan Documents or be deemed to be a release or impairment of the Obligations, and (b) the foregoing limitation shall not limit Agent's and Bank's, in the case of actual fraud, misapplication or misappropriation of insurance proceeds, condemnation proceeds, tenant security deposits, rents, issues, profits, accounts, revenues, payments and any other funds which are not applied in accordance with the terms of the Loan Documents, or intentional misrepresentation committed against, or made to, the Agent or any Bank by any of the Borrowers, any of their respective Controlled Subsidiaries, any Guarantor or any of its members, partners, officers, agents, employees or other person authorized or apparently authorized to make statements or representations on behalf of such Person, from instituting any proceeding or making any claim they may otherwise have in respect thereof. Nothing herein shall be deemed to be a waiver of any
right which Agent may have under Section   506(a), 506(b), 1111(b) or any
other provision of the Bankruptcy Code or any successor thereto or similar provisions under applicable state law to file a claim for the full amount of the Obligations or to require that all the Collateral shall continue to secure all of the Obligations in accordance with this Agreement and the other Loan Documents. Nothing herein shall relieve, reduce or impair any obligation of Guarantors under the Guaranty.

          Section  33.  JOINT AND SEVERAL LIABILITY

          Each of the Borrowers covenants and agrees that each and every covenant and obligation of any Borrower hereunder and under the other Loan Documents shall be the joint and several obligations of each Borrower.

          Section  34.  ADDITIONAL AGREEMENTS CONCERNING OBLIGATIONS OF
BORROWERS

          Section 34.1. Waiver of Automatic or Supplemental Stay. Each of the Borrowers represent, warrant and covenant to the Banks and Agent that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against the other of the Borrowers at any time following the execution and delivery of this Agreement, neither of the Borrowers shall seek a supplemental stay or any other relief, whether injunctive or
otherwise, pursuant to Section   105 of the Bankruptcy Code or any other
provision of the Bankruptcy Code, to stay, interdict, condition, reduce or inhibit the ability of the Banks or Agent to enforce any rights it has by virtue of this Agreement, the Loan Documents, or at law or in equity, or any other rights the Banks or Agent has, whether now or hereafter acquired, against the other Borrower or against any property owned by such other Borrower.

          Section 34.2. Consideration. The Borrowers hereby represent and warrant to the Banks and Agent that each of them has received good and valuable consideration for the division of the assets described in the Division Agreement, and the Borrowers hereby acknowledge the adequacy and sufficiency of such consideration.

          Section 34.3. Waiver of Defenses. Each of the Borrowers hereby waives and agrees not to assert or take advantage of any defense based upon: (a) any incapacity, lack of authority, death or disability of the other Borrower or any other Person; (b) any failure of the Banks or Agent to commence an action against the other Borrower or any other Person or to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of the other Borrower or any other Person, whether or not demand is made upon the Banks or Agent to file or enforce such claim; (c) any failure of the Banks or Agent to give notice of the existence, creation or incurring of any new or additional indebtedness or other obligation or of any action or nonaction on the part of any other Person in connection with the Loan Documents, including the waiver of any conditions to the making of any advance of proceeds of any Loan; (d) any failure on the part of the Banks or Agent to ascertain the extent or nature of the Collateral or any insurance or other rights with respect thereto, or the liability of any party liable for the Loan Documents or the obligations evidenced or secured thereby, or any failure on the part of the Banks or Agent to disclose to the Borrowers any facts any of them may now or hereafter know regarding the Borrowers, the Collateral, or such other parties; (e) except as specifically required in the Loan Documents, any notice of intention to accelerate any of the Obligations or any notice of acceleration of the Obligations; (f) any lack of acceptance or notice of acceptance of this Agreement by Banks or Agent; (g) except as specifically required in the Loan Documents, any lack of presentment, demand, protest, or notice of demand, protest or nonpayment with respect to any indebtedness or obligations under any of the Loan Documents; (h) any lack of notice of disposition or of manner of disposition of any Collateral; (i) except as specifically required in the Loan Documents, any lack of other notices to which the Borrowers, or either of them, might otherwise be entitled; (j) failure to properly record any document or any other lack of due diligence by the Banks or Agent in creating or perfecting a security interest in or collection, protection or realization upon any Collateral or in obtaining reimbursement or performance from any person or entity now or hereafter liable for the Loan Documents or any obligation secured thereby; (k) any invalidity or irregularity, in whole or in part, of any one or more of the Loan Documents; (l) the inaccuracy of any representation or other provision contained in any Loan Document; (m) any sale or assignment of the Loan Documents, in whole or in part; (n) any sale or assignment by any of the Borrowers of the Collateral, or any portion thereof, whether or not consented to by the Banks or Agent; and (o) any lack of commercial reasonableness in dealing with any of the Collateral now or hereafter owned by the other of the Borrowers.

          Section 34.4. Waiver. Each of the Borrowers waives, to the fullest extent that each may lawfully so do, the benefit of all appraisement, valuation, stay, extension, homestead, exemption and redemption laws which such Person may claim or seek to take advantage of in order to prevent or hinder the enforcement of any of the Loan Documents or the exercise by Banks or Agent of any of their respective remedies under the Loan Documents and, to the fullest extent that the Borrowers may lawfully so do, such Person waives any and all right to have the assets comprised in the security intended to be created by the Security Documents (including, without limitation, those assets owned by the other of the Borrowers) marshaled upon any foreclosure of the lien created by such Security Documents. Each of the Borrowers further agrees that the Banks and Agent shall be entitled to exercise their respective rights and remedies under the Loan Documents or at law or in equity in such order as they may elect. Without limiting the foregoing, each of the Borrowers further agrees that upon the occurrence of an Event of Default, the Banks and Agent may exercise any of such rights and remedies without notice to either of the Borrowers except as required by law or the Loan Documents and agrees that neither the Banks nor Agent shall be required to proceed against the other of the Borrowers or any other person or to proceed against or to exhaust any other security held by the Banks or Agent at any time or to pursue any other remedy in Bank's or Agent's power or under any of the Loan Documents before proceeding against a Borrower or its assets under the Loan Documents.

          Section 34.5. Subordination. Each of the Borrowers hereby expressly waives any right of contribution from or indemnity against the other, whether at law or in equity, arising from any payments made by such Person pursuant to the terms of this Agreement or the Loan Documents, and each of the Borrowers acknowledges that it has no right whatsoever to proceed against the other for reimbursement of any such payments. In connection with the foregoing, each of the Borrowers expressly waives any and all rights of subrogation to the Banks or Agent against the other of the Borrowers, and each of the Borrowers hereby waives any rights to enforce any remedy which the Banks or Agent may have against the other of the Borrowers and any rights to participate in any Collateral or any other assets of the other Borrower. Notwithstanding the foregoing, the Borrowers shall be entitled to the rights and benefits set forth in the Contribution Agreement and the Funding Agreement following the approval of such agreement by the Agent. In addition to and without in any way limiting the foregoing, each of the Borrowers hereby subordinates any and all indebtedness it may now or hereafter owe to such other Borrower to all indebtedness of the Borrowers to the Banks and Agent, and agrees with the Banks and Agent that neither of the Borrowers shall claim any offset or other reduction of such Borrower's obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the Collateral or any other assets of the other Borrower.








               [Remainder of page intentionally left blank]
          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument the date first set forth above.

                         THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership

                         By: CresWood Development, L.L.C., a Delaware limited liability company, its authorized general partner

                            By:   Crescent Real Estate Equities Limited
                                  Partnership, a Delaware limited
                                  partnership, its sole member

                               By:   Crescent Real Estate Equities, Ltd.,
                                     a Delaware corporation, its general
                                     partner


                               By:/s/ Jeffrey L. Stevens
                                  ---------------------------------------
                                  Name:  Jeffrey L. Stevens
                                  Title: President


                                        [CORPORATE SEAL]


                         THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership

                         By: The Woodlands Land Company, Inc., a Texas corporation, its authorized general partner


                            By:/s/Bruce A. Picker
                               ------------------------------------------
                               Name:  Bruce A. Picker
                               Title: VP and Treasurer

                                     [CORPORATE SEAL]

                         BANKBOSTON, N.A., individually and as Agent


                         By:/s/ Kevin C. Hake
                            ----------------------------------------------
                            Its:-----------------------------------------

BankBoston, N.A.
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia  30346
Attn:  Kevin C. Hake
Facsimile: (404) 390-8434

and

BankBoston, N.A.
100 Federal Street
Boston, Massachusetts  02110
Attn: Real Estate Division
Facsimile: (617) 434-7108


                              MORGAN STANLEY SENIOR FUNDING, INC.,
                              individually and as Document Agent


                              By:/s/ Christopher A. Pucill
                                 -----------------------------------------

                              Its:----------------------------------------


Morgan Stanley Senior Funding, Inc.
1585 Broadway, 10th Floor
New York, New York 10036
Attn: Mr. Jim Morgan
Faxsimile: (212) 761-0592

                         BANKTEXAS, N.A.


                         By:/s/ Robert Weakly
                            ------------------------------------------
                         Its:-----------------------------------------

BankTEXAS, N.A.
8820 Westheimer
Houston, Texas  77063
Attn:  Mr. Robert Weakly
Facsimile:
        ---------------


                         BANK OF SCOTLAND


                         By:/s/ Annie Chin Tat
                           ------------------------------------------
                         Its:----------------------------------------

Bank of Scotland
New York Branch
565 Fifth Avenue
New York, New York 10017
Attn:  Annie Chin Tat
Facsimile: 212/557-9460


                         COMERICA BANK-TEXAS


                         By:/s/ Michael McAffee
                            ---------------------------------------
                         Its:--------------------------------------

Comerica Bank-Texas
One Sugar Creek Center Blvd
2nd Floor
Sugarland, Texas  77478
Attn:  Michael McAffee
Facsimile:
        -----------------

                         COMPASS BANK


                         By:/s/ John Reichenbach
                            ----------------------------------------------
                         Its:---------------------------------------------

Compass Bank
8080 North Central Expressway, Suite 370
Dallas, Texas 75206
Attn:  John Reichenbach
Facsimile: 214/890-8668

                         FIRST AMERICAN BANK TEXAS, SSB


                         By:/s/ James R. Reynolds
                            ----------------------------------------------
                         Its:---------------------------------------------

First American Bank Texas, SSB
14651 Dallas Parkway
Suite 400
Dallas, Texas  75240
Attn:  Jeffrey C. Schultz
Facsimile: 972/419-3308

                         KREDIETBANK N.V.


                         By:/s/ Robert Smauffer
                            ---------------------------------------------
                         Its:--------------------------------------------


                         By:/s/ Michael Curran
                            ---------------------------------------------
                         Its:--------------------------------------------

Kredietbank N.V.
125 West 55th Street
10th Floor
New York, New York  10019
Attn:  Frank Bayne
Facsimile: 212/541-0793

                         NEW YORK LIFE INSURANCE COMPANY


                         By:/s/ Patricia Hudson
                            ---------------------------------------------
                         Its:--------------------------------------------


New York Life Insurance Company
51 Madison Avenue
Room 907
New York, New York 10010
Attn:  Kevin Smith
Facsimile: 212/576-7528

                         WELLSFORD REAL PROPERTIES, INC.


                         By:/s/ Edward Lowenthal
                            -----------------------------------------------
                         Its:  President

Wellsford Real Properties, Inc.
610 Fifth Avenue
7th Floor
New York, New York  10020
Attn:  Greg Hughes
Facsimile: 212/333-2323

                         KEYPORT LIFE INSURANCE COMPANY


                         By:/s/ Daniel T.H. Yin
                            ---------------------------------------------
                         Its:--------------------------------------------

Keyport Life Insurance Company
c/o Chancellor LGT Senior Secured
     Management, Inc.
1166 Avenue of the Americas
New York, New York  10036
Attn:  Gregory L. Smith
Facsimile: 212/278-9619

                         STRATA FUNDING LTD.


                         By:/s/ Gregory L. Smith
                           ------------------------------------------------
                         Its:----------------------------------------------

Strata Funding Ltd.
c/o Chancellor LGT Senior Secured
     Management, Inc.
1166 Avenue of the Americas
New York, New York  10036
Attn:  Gregory L. Smith
Facsimile: 212/278-9619


                                EXHIBIT A-1


             FORM OF COMMERCIAL COMPANY REVOLVING CREDIT NOTE

$---------------                             ---------------, 1997


     FOR VALUE RECEIVED, the undersigned THE WOODLANDS COMMERCIAL PROPERTIES COMPANY. L.P., a Texas limited partnership, and THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership, hereby jointly and severally promise to pay to -------------------------------------------
-----------------------------------------------------------or order, in accordance with the terms of that certain First Amended and Restated Master Credit Agreement dated December ---, 1997, effective as of July 31, 1997 (the "Credit Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, Morgan Stanley Senior Funding, Inc. and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of -------------------------------------------------- DOLLARS
($--------------), or such amount as may be advanced by the payee hereof to Commercial Company under the Credit Agreement as Commercial Company Revolving Credit Loans with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     Payments hereunder shall be made to BankBoston, N.A., as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

     This Note is one of one or more Commercial Company Revolving Credit Notes evidencing borrowings by Commercial Company under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the Borrowers and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrowers and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     This Note is a note executed in restatement of that certain Revolving Credit Note from the undersigned to ----------------------------------, dated July 31, 1997 in the face principal amount of $---------------------.


               [Remainder of page intentionally left blank]
     IN WITNESS WHEREOF the undersigned have by their duly authorized officers, executed this Note under seal as of the day and year first above written.

                         THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership

                         By: CresWood Development, L.L.C., a Delaware limited liability company, its authorized general partner

                              By:   Crescent Real Estate Equities Limited
                                    Partnership, a Delaware limited
                                    partnership, its sole member

                                 By:   Crescent Real Estate Equities,
                                       Ltd., a Delaware corporation, its
                                       general partner


                                 By:/s/
                                    -------------------------------------
                                    Name:--------------------------------
                                    Title:-----------------------------


                                          [CORPORATE SEAL]


                         THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership

                         By: The Woodlands Land Company, Inc., a Texas corporation, its authorized general partner


                              By:/s/
                                 -----------------------------------------
                                 Name:-----------------------------------
                                 Title:----------------------------------


                                       [CORPORATE SEAL]



                                EXHIBIT A-2


                FORM OF LAND COMPANY REVOLVING CREDIT NOTE

$--------------                                      ----------------, 1997


     FOR VALUE RECEIVED, the undersigned THE WOODLANDS      LAND
DEVELOPMENT COMPANY, L.P., a Texas limited partnership, and THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership, hereby jointly and severally promise to pay to------------------------- or order, in accordance with the terms of that certain First Amended and Restated Master Credit Agreement dated December ---, 1997, effective as of July 31, 1997 (the "Credit Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, Morgan Stanley Senior Funding, Inc. and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of ------------------------------- DOLLARS ($--------------),
or such amount as may be advanced by the payee hereof to Land Company under the Credit Agreement as Land Company Revolving Credit Loans with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     Payments hereunder shall be made to BankBoston, N.A., as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

     This Note is one of one or more Land Company Revolving Credit Notes evidencing borrowings by Land Company under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the Borrowers and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrowers and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     This Note is a note executed in restatement of that certain Revolving Credit Note from the undersigned to --------------------------------, dated July 31, 1997 in the face principal amount of $----------------.


               [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF the undersigned have by their duly authorized officers, executed this Note under seal as of the day and year first above written.

                         THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership

                         By: The Woodlands Land Company, Inc., a Texas corporation, its authorized general partner


                              By:/s/
                                 ------------------------------------
                                 Name:------------------------------
                                 Title:-----------------------------

                                       [CORPORATE SEAL]


                         THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership

                         By: CresWood Development, L.L.C., a Delaware limited liability company, its authorized general partner

                              By:   Crescent Real Estate Equities Limited
                                    Partnership, a Delaware limited
                                    partnership, its sole member

                                 By:   Crescent Real Estate Equities,
                                       Ltd., a Delaware corporation, its
                                       general partner


                                 By:/s/
                                    -------------------------------------
                                    Name:--------------------------------
                                    Title:-----------------------------


                                          [CORPORATE SEAL]


                               EXHIBIT B-1.1


             FORM OF COMMERCIAL COMPANY SECURED TERM LOAN NOTE

$-------------                                        ---------------, 1997


     FOR VALUE RECEIVED, the undersigned THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership, and THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership, hereby jointly and severally promise to pay to ---------------------------------------- or
order, in accordance with the terms of that certain First Amended and Restated Master Credit Agreement dated December ---, 1997, effective as of July 31, 1997 (the "Credit Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, Morgan Stanley Senior Funding, Inc. and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of ------------------------------------
DOLLARS ($---------------), with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     Payments hereunder shall be made to BankBoston, N.A., as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

     This Note is one of one or more Commercial Company Secured Term Loan Notes evidencing borrowings by Commercial Company under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the Borrowers and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrowers and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     This Note is a note executed in restatement of that certain Revolving Credit Note from the undersigned to -------------------, dated July 31, 1997 in the face principal amount of $------------------.


               [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                         THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership

                         By: CresWood Development, L.L.C., a Delaware limited liability company, its authorized general partner

                              By:   Crescent Real Estate Equities Limited
                                    Partnership, a Delaware limited
                                    partnership, its sole member

                                 By:   Crescent Real Estate Equities,
                                       Ltd., a Delaware corporation, its
                                       general partner

                                      Name:------------------------------
                                      Title: ----------------------------


                                       [CORPORATE SEAL]


                         THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership

                         By: The Woodlands Land Company, Inc., a Texas corporation, its authorized general partner


                              By:/s/
                                 ----------------------------------------
                                 Name:----------------------------------
                                 Title:---------------------------------


                                       [CORPORATE SEAL]

                               EXHIBIT B-2.1


                FORM OF LAND COMPANY SECURED TERM LOAN NOTE

$-------------                                         --------------, 1997


     FOR VALUE RECEIVED, the undersigned THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership, and THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership, hereby jointly and severally promise to pay to -------------------------------------- or order, in accordance with the terms of that certain First Amended and Restated Master Credit Agreement dated December ---, 1997, effective as of July 31, 1997 (the "Credit Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, Morgan Stanley Senior Funding, Inc. and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of ---------------------------------------
---------------- DOLLARS ($---------------), with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     Payments hereunder shall be made to BankBoston, N.A., as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

     This Note is one of one or more Land Company Secured Term Loan Notes evidencing borrowings by Land Company under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the Borrowers and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrowers and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     This Note is a note executed in restatement of that certain Revolving Credit Note from the undersigned to ------------------------, dated July 31, 1997 in the face principal amount of $-------------------.


               [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                         THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership

                         By: The Woodlands Land Company, Inc., a Texas corporation, its authorized general partner


                              By:/s/
                                 -----------------------------------------
                                 Name:-----------------------------------
                                 Title:----------------------------------


                                       [CORPORATE SEAL]


                         THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership

                         By: CresWood Development, L.L.C., a Delaware limited liability company, its authorized general partner

                              By:   Crescent Real Estate Equities Limited
                                    Partnership, a Delaware limited
                                    partnership, its sole member

                                 By:   Crescent Real Estate Equities,
                                       Ltd., a Delaware corporation, its
                                       general partner

                                      Name:------------------------------
                                      Title:-----------------------------


                                       [CORPORATE SEAL]

                               EXHIBIT B-1.2


                        FORM OF COMMERCIAL COMPANY
                       SECOND SECURED TERM LOAN NOTE

$---------------                                      ---------------, 1997


     FOR VALUE RECEIVED, the undersigned THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership, and THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership, hereby jointly and severally promise to pay to ---------------------------------------- or
order, in accordance with the terms of that certain First Amended and Restated Master Credit Agreement dated December ---, 1997, effective as of July 31, 1997 (the "Credit Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, Morgan Stanley Senior Funding, Inc. and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of ---------------------------------------
----------------------- DOLLARS ($------------), with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     Payments hereunder shall be made to BankBoston, N.A., as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

     This Note is one of one or more Commercial Company Second Secured Term Loan Notes evidencing borrowings by Commercial Company under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the Borrowers and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrowers and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     This Note is a note executed in restatement of that certain Term Loan Note from the undersigned to ------------------, dated July 31, 1997 in the face principal amount of $-------------.


               [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                         THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership

                         By: CresWood Development, L.L.C., a Delaware limited liability company, its authorized general partner

                              By:   Crescent Real Estate Equities Limited
                                    Partnership, a Delaware limited
                                    partnership, its sole member

                                 By:   Crescent Real Estate Equities,
                                       Ltd., a Delaware corporation, its
                                       general partner

                                      Name:------------------------------
                                      Title:-----------------------------


                                       [CORPORATE SEAL]


                         THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership

                         By: The Woodlands Land Company, Inc., a Texas corporation, its authorized general partner


                              By:/s/
                                 --------------------------------------
                                 Name:--------------------------------
                                 Title:-------------------------------


                                       [CORPORATE SEAL]


                               EXHIBIT B-2.2


            FORM OF LAND COMPANY SECOND SECURED TERM LOAN NOTE

$--------------                                        --------------, 1997


     FOR VALUE RECEIVED, the undersigned THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership, and THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership, hereby jointly and severally promise to pay to ------------------------------------------- or
order, in accordance with the terms of that certain First Amended and Restated Master Credit Agreement dated December ---, 1997, effective as of July 31, 1997 (the "Credit Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, Morgan Stanley Senior Funding, Inc. and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of------------------------------- DOLLARS ($-------------), with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     Payments hereunder shall be made to BankBoston, N.A., as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

     This Note is one of one or more Land Company Second Secured Term Loan Notes evidencing borrowings by Land Company under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the Borrowers and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrowers and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     This Note is a note executed in restatement of that certain Term Loan Note from the undersigned to ---------------------------, dated July 31, 1997 in the face principal amount of $--------------------.


               [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                         THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership

                         By: The Woodlands Land Company, Inc., a Texas corporation, its authorized general partner


                              By:/s/
                                 ---------------------------------------
                                 Name:---------------------------------
                                 Title:--------------------------------_


                                       [CORPORATE SEAL]


                         THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership

                         By: CresWood Development, L.L.C., a Delaware limited liability company, its authorized general partner

                              By:   Crescent Real Estate Equities Limited
                                    Partnership, a Delaware limited
                                    partnership, its sole member

                                 By:   Crescent Real Estate Equities,
                                       Ltd., a Delaware corporation, its
                                       general partner

                                      Name:------------------------------
                                      Title:-----------------------------


                                       [CORPORATE SEAL]

                                EXHIBIT C-1

                         FORM OF REQUEST FOR LOAN
                           (COMMERCIAL COMPANY)

BankBoston, N.A.,
for itself and as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn:  Dan Silbert

Ladies and Gentlemen:

     Pursuant to the provisions of Section 2.6 of the First Amended and Restated Master Credit Agreement dated December ---, 1997, effective as of July 31, 1997, as from time to time in effect (the "Credit Agreement"), among The Woodlands Commercial Properties Company, L.P. and The Woodlands Land Development Company, L.P. (individually a "Borrower" and collectively the "Borrowers"), BankBoston, N.A., for itself and as Agent, Morgan Stanley Senior Funding, Inc. and the other Banks from time to time party thereto, the undersigned Borrower hereby requests and certifies as follows:

     1. Revolving Credit Loan. The undersigned Borrower hereby requests a Commercial Company Revolving Credit Loan under Section 2.1 of the Credit
Agreement:

          Principal Amount: $

          Type (Eurodollar Rate, Base Rate):

          Drawdown Date:                , 19

by credit to the general account of the undersigned Borrower with the Agent at the Agent's Head Office.

     2. Use of Proceeds. Such Revolving Credit Loan shall be used for the following purposes permitted by Section 7.11 of the Credit Agreement:


                                [Describe]

     3. No Default. The undersigned Principal Financial Officer of the Borrower certifies that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Revolving Credit Loan requested hereby. No condemnation proceedings are pending or to the Borrower's knowledge threatened against any Mortgaged Property, and there have been no changes in title as reflected in the Title Policy since the date of the Title Policy.

     4. Representations True. Each of the representations and warranties made by or on behalf of any of the Borrowers, the General Partners, the Guarantors and the Controlled Subsidiaries of a Borrower contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Revolving Credit Loan requested hereby, with the same effect as if made at and as of such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

     5. Other Conditions. All other conditions to the making of the Revolving Credit Loan requested hereby set forth in Section 11 of the Credit Agreement have been satisfied. (Reference title insurance "date down", if applicable.)

     6. Drawdown Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrowers on and as of such Drawdown Date.

     7. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

                         THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership

                         By: CresWood Development, L.L.C., a Delaware limited liability company, its authorized general partner

                            By:   Crescent Real Estate Equities Limited
                                  Partnership, a Delaware limited
                                  partnership, its sole member

                               By:   Crescent Real Estate Equities, Ltd.,
                                     a Delaware corporation, its general
                                     partner

                               By:/s/
                                  ---------------------------------------
                                  Name:---------------------------------
                                  Title:--------------------------------


                                        [CORPORATE SEAL]
                                EXHIBIT C-2


                         FORM OF REQUEST FOR LOAN
                              (LAND COMPANY)


BankBoston, N.A.,
for itself and as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn:  Dan Silbert

Ladies and Gentlemen:

     Pursuant to the provisions of Section 2.6 of the First Amended and Restated Master Credit Agreement dated December ---, 1997, effective as of July 31, 1997, as from time to time in effect (the "Credit Agreement"), among The Woodlands Commercial Properties Company, L.P. and The Woodlands Land Development Company, L.P. (individually a "Borrower" and collectively the "Borrowers"), BankBoston, N.A., for itself and as Agent, Morgan Stanley Senior Funding, Inc. and the other Banks from time to time party thereto, the undersigned Borrower hereby requests and certifies as follows:

     1. Revolving Credit Loan. The undersigned Borrower hereby requests a Land Company Revolving Credit Loan under Section 2.1 of the Credit
Agreement:

          Principal Amount: $

          Type (Eurodollar Rate, Base Rate):

          Drawdown Date:                , 19

by credit to the general account of the undersigned Borrower with the Agent at the Agent's Head Office.

     2. Use of Proceeds. Such Revolving Credit Loan shall be used for the following purposes permitted by Section 7.11 of the Credit Agreement:


                                [Describe]

     3. No Default. The undersigned Principal Financial Officer of the Borrower certifies that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Revolving Credit Loan requested hereby. No condemnation proceedings are pending or to the Borrower's knowledge threatened against any Mortgaged Property, and there have been no changes in title as reflected in the Title Policy since the date of the Title Policy.

     4. Representations True. Each of the representations and warranties made by or on behalf of any of the Borrowers, the General Partners, the Guarantors and the Controlled Subsidiaries of a Borrower contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Revolving Credit Loan requested hereby, with the same effect as if made at and as of such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

     5. Other Conditions. All other conditions to the making of the Revolving Credit Loan requested hereby set forth in Section 11 of the Credit Agreement have been satisfied. (Reference title insurance "date down", if applicable.)

     6. Drawdown Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrowers on and as of such Drawdown Date.

     7. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.


               [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, I have hereunto set my hand this ----- day of ---- ---------, 199--.


                         THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership

                         By: The Woodlands Land Company, Inc., a Texas corporation, its authorized general partner


                            By:/s/
                               ------------------------------------------
                               Name:-----------------------------------
                               Title:----------------------------------

                                     [CORPORATE SEAL]



                                 EXHIBIT D


                   FORM OF REQUEST FOR EXTENSION OF LOAN


BankBoston, N.A.
for itself and as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia  30346
Attn:  Dan Silbert

Ladies and Gentlemen:

     Pursuant to the provisions of Section 4.15 of the First Amended and Restated Master Credit Agreement dated December ---, 1997, effective as of July 31, 1997 as from time to time in effect (the "Credit Agreement"), among The Woodlands Commercial Properties Company, L.P. and The Woodlands Land Development Company, L.P. (collectively the "Borrowers"), BankBoston, N.A., for itself and as Agent, Morgan Stanley Senior Funding, Inc. and the other Banks from time to time party thereto, the Borrowers hereby request and certify as follows:

     1. Extension Request. The Borrowers hereby irrevocably request that the Maturity Date be extended to [insert date as permitted by Section 4.15], The aggregate principal amount of Loans which will be outstanding as of the Maturity Date is $------------.

     2. Unfunded Revolving Credit Commitment. The amount of the unfunded Commercial Company Revolving Credit Commitment and Land Company Revolving Credit Commitment to remain in effect following the extension requested hereby is $-----------.

     3. Extension Fee. The Borrowers undertake to pay the extension fee required by Section 4.15 of the Credit Agreement in the amount of $-------
 .

     4. No Default. The undersigned Principal Financial Officers of the Borrowers certify that the Borrowers are and will be in compliance with all covenants under the Loan Documents after giving effect to the extension requested hereby. Attached to this Request for Extension of Loan is a Compliance Certificate prepared using the financial statements of the Borrowers most recently provided or required to be provided under Section
6.4 or Section 7.4 of the Credit Agreement adjusted in the best good-faith estimate of the Borrowers to give effect to the extension of the Loan requested hereby.

     5. Representations True. Each of the representations and warranties made by or on behalf of any of the Borrowers, the General Partners, the Guarantors and the Controlled Subsidiaries of the Borrowers contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the Maturity Date with the same effect as if made at and as of the Maturity Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

     6. Other Conditions. All other conditions to the extension to the Maturity Date requested hereby set forth in Section 4.15 of the Credit Agreement have been satisfied.

     7. Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Maturity Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrowers on and as of the Maturity Date.

     8. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

     IN WITNESS WHEREOF, I have hereunto set my hand this ----- day of ---- ---------, 199--.

                         THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership

                         By: CresWood Development, L.L.C., a Delaware limited liability company, its authorized general partner

                            By:   Crescent Real Estate Equities Limited
                                  Partnership, a Delaware limited
                                  partnership, its sole member

                               By:   Crescent Real Estate Equities, Ltd.,
                                     a Delaware corporation, its general
                                     partner


                               By:/s/
                                  ---------------------------------------
                                  Name:---------------------------------
                                  Title:--------------------------------


                                        [CORPORATE SEAL]


                         THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership

                         By: The Woodlands Land Company, Inc., a Texas corporation, its authorized general partner


                            By:/s/
                               ------------------------------------------
                               Name:-----------------------------------
                               Title:----------------------------------

                                     [CORPORATE SEAL]



                                 EXHIBIT E


                                  FORM OF
                          COMPLIANCE CERTIFICATE


BankBoston, N.A., for itself and as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn:  Dan Silbert

Ladies and Gentlemen:

     Reference is made to the First Amended and Restated Master Credit Agreement dated December ---, 1997, effective as of July 31, 1997 (the "Credit Agreement") by and among The Woodlands Commercial Properties Company, L.P. and The Woodlands Land Development Company, L.P. (collectively the "Borrowers"), BankBoston, N.A., for itself and as Agent, Morgan Stanley Senior Funding, Inc. and the other Banks from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

     Pursuant to the Credit Agreement, the Borrowers are furnishing to you herewith (or have most recently furnished to you) the financial statements of the Borrowers and their respective subsidiaries for the fiscal period ended --------------- (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Borrowers and the subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

     This certificate is submitted in compliance with requirements of
Section 4.15(a), Section 7.4(e) or Section 10.14 of the Credit Agreement. If this certificate is provided under a provision other than
Section 7.4(e), the calculations provided below are made using the financial statements of the Borrowers and their respective Controlled Subsidiaries as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrowers to give effect to the making of a Revolving Credit Loan, extension of the Maturity Date, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the Borrowers' estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officers of the Borrowers are its Principal Financial Officers.

     The undersigned officers have caused the provisions of the Credit Agreement to be reviewed and have no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof, the actions taken, being taken or proposed to be taken by the Borrowers with respect thereto in order to cure such Default or Event of Default and the time period required to cure such Default or Event of Default.]

     The Borrowers are providing the following information to demonstrate compliance as of the date hereof with the following covenants:

                         [SEE ATTACHED EXHIBIT 1]


               [Remainder of page intentionally left blank]
     IN WITNESS WHEREOF, I have hereunto set my hand this ----- day of ---- -----------, 199--.


                         THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership

                         By: CresWood Development, L.L.C., a Delaware limited liability company, its authorized general partner

                            By:   Crescent Real Estate Equities Limited
                                  Partnership, a Delaware limited
                                  partnership, its sole member

                               By:   Crescent Real Estate Equities, Ltd.,
                                     a Delaware corporation, its general
                                     partner


                               By:/s/
                                  ---------------------------------------
                                  Name:---------------------------------
                                  Title:--------------------------------


                                        [CORPORATE SEAL]


                         THE WOODLANDS LAND DEVELOPMENT COMPANY, L.P., a Texas limited partnership

                         By: The Woodlands Land Company, Inc., a Texas corporation, its authorized general partner


                            By:/s/
                               ------------------------------------------
                               Name:-----------------------------------
                               Title:----------------------------------

                                     [CORPORATE SEAL]


                                 EXHIBIT G

                     FORM OF CONFIDENTIALITY AGREEMENT
                               SCHEDULE 1.1


                           BANKS AND COMMITMENTS

                           REVOLVING CREDIT LOAN

                            Commercial Company    Commercial Company
                            Revolving Credit      Revolving Credit
   Name and Address            Commitment         Commitment Percentage
   ----------------         -------------------   ---------------------

BankBoston, N.A.               $13,677,506.78           27.374302%
100 Federal Street
Boston, Massachusetts 02110
Attn:  Real Estate Division

Eurodollar Lending Office
     Same as above

Morgan Stanley Senio           $ 5,582,655.83           11.17384%
Funding, Inc.
1585 Broadway, 10th Floor
New York, New York 10036
Attn: Mr. Jim Morgan

Eurodollar Lending Office
     Same as above

Bank of Scotland               $ 6,978,319.78           13.966480%
New York Branch
565 Fifth Avenue
New York, New York  10017
Attn:  Annie Chin Tat

Eurodollar Lending Office
     Same as above

BankTEXAS N.A.                 $ 5,582,655.83           11.173184%
8820 Westheimer
Houston, Texas  77063
Attn:  Mr. Robert Weekly

Eurodollar Lending Office
     Same as above

Comerica Bank-Texas            $ 5,582,655.83           11.173184%
One Sugar Creek Center Blvd
2nd Floor
Sugarland, Texas  77478
Attn:  Michael McAfee


Eurodollar Lending Office
     Same as above

Compass Bank                   $ 5,582,655.83           11.173184%
8080 North Central Expressway
Suite 370
Dallas, Texas  75206
Attn:  John Reichenbach

Eurodollar Lending Office
     Same as above

First American Bank            $ 4,186,991.87            8.379888%
Texas, SSB
14651 Dallas Parkway
Suite 400
Dallas, Texas  75240
Attn:  Jeffrey L. Schultz

Eurodollar Lending Office
     Same as above

Kredietbank N.V.               $ 2,791,327.91            5.586592%
125 West 55th Street
10th Floor
New York, New York  10019
Attn:  Frank Bayne

Eurodollar Lending Office
     Same as above

     Total                     $49,964,769.65                 100%



                              Land Company           Land Company
                            Revolving Credit        Revolving Credit
   Name and Address            Commitment         Commitment Percentage
   ----------------         ----------------      ---------------------

BankBoston, N.A.               $35,322,493.22           27.374302%
100 Federal Street
Boston, Massachusetts 02110
Attn:  Real Estate Division

Eurodollar Lending Office
     Same as above

Morgan Stanley Senior         $14,417,344.17            11.173184%
Funding, Inc.
1585 Broadway, 10th Floor
New York, New York 10036
Attn: Mr. Jim Morgan


Eurodollar Lending Office
     Same as above

Bank of Scotland              $18,021,680.22            13.966480%
New York Branch
565 Fifth Avenue
New York, New York  10017
Attn:  Annie Chin Tat

Eurodollar Lending Office
     Same as above

BankTEXAS N.A.                $14,417,344.17            11.173184%
8820 Westheimer
Houston, Texas  77063
Attn:  Mr. Robert Weekly

Eurodollar Lending Office
     Same as above

Comerica Bank-Texas            $14,417,344.17           11.173184%
One Sugar Creek Center Blvd
2nd Floor
Sugarland, Texas  77478
Attn:  Michael McAfee

Eurodollar Lending Office
     Same as above

Compass Bank                   $14,417,344.17           11.173184%
8080 North Central Expressway
Suite 370
Dallas, Texas  75206
Attn:  John Reichenbach

Eurodollar Lending Office
     Same as above

First American Bank            $10,813,008.13            8.379888%
 Texas, SSB
14651 Dallas Parkway
Suite 400
Dallas, Texas  75240
Attn:  Jeffrey C. Schultz

Eurodollar Lending Office
     Same as above

Kredietbank N.V.               $ 7,208,672.09            5.586592%
125 West 55th Street
10th Floor
New York, New York  10019
Attn:  Frank Bayne

Eurodollar Lending Office
     Same as above

     Total                    $129,035,230.35                 100%






                            Revolving Credit      Revolving Credit
                              Commitments         Commitment Percentages
                            ----------------      ----------------------

Bank Boston, N.A.           $ 49,000,000.00             27.374302%

Morgan Stanley Senior       $ 20,000,000.00             11.173184%
 Funding, Inc.

Bank of Scotland            $ 25,000,000.00             13.966480%

BankTEXAS N.A.              $ 20,000,000.00             11.173184%

Comerica Bank-Texas         $ 20,000,000.00             11.173184%

Compass Bank                $ 20,000,000.00             11.173184%

First American Bank         $ 15,000,000.00              8.379888%
 Texas, SSB

Kredietbank N.V.            $ 10,000,000.00              5.586592%

     Total:                 $179,000,000.00                   100%


                             SECURED TERM LOAN


                            Commercial Company    Commercial Company
                               Secured Term       Secured Term Loan
   Name and Address           Loan Commitment     Commitment Percentage
   ----------------         -------------------   ---------------------

BankBoston, N.A.               $ 2,791,327.91            7.692308%
100 Federal Street
Boston, Massachusetts 02110
Attn:  Real Estate Division

Eurodollar Lending Office
     Same as above

Morgan Stanley Senior          $22,974,775.90           63.313609%
Funding, Inc.
1585 Broadway, 10th Floor
New York, New York  10036
Attn:  Mr. Jim Morgan

Eurodollar Lending Office
     Same as above

Keyport Life Insurance         $ 2,147,175.32            5.917160%
  Company
c/o State Street Bank &
  Trust Company
Attn: Paul Thomson
Two International Place
Boston, Massachusetts 02171

Eurodollar Lending Office
     Same as Above

New York Life Insurance        $ 8,373,983.74           23.076923%
  Company
51 Madison Avenue
Room 907
New York, New York 10010
Attn:  Kevin Smith

Eurodollar Lending Office
     Same as above

     Total                     $36,287,262.87                 100%







                             Land Company             Land Company
                             Secured Term           Secured Term Loan
   Name and Address         Loan Commitment       Commitment Percentage
   ----------------         ---------------       ---------------------

BankBoston, N.A.            $ 7,208,672.09               7.692308%
100 Federal Street
Boston, Massachusetts 02110
Attn:  Real Estate Division

Eurodollar Lending Office
   Same as above

Morgan Stanley Senior       $59,332,916.41              63.313609%
Funding, Inc.
1585 Broadway, 10th Floor
New York, New York  10036
Attn:  Mr. Jim Morgan

Eurodollar Lending Office
     Same as above

Keyport Life Insurance      $ 5,545,132.37               5.917160%
  Company
c/o State Street Bank &
  Trust Company
Attn: Paul Thomson
Two International Place
Boston, Massachusetts 02171

Eurodollar Lending Office
     Same as above

New York Life Insurance     $21,626,016.26              23.076923%
  Company
51 Madison Avenue
Room 907
New York, New York 10010
Attn:  Kevin Smith

Eurodollar Lending office
     Same as above

     Total                  $93,712,737.13                    100%

                            Secured Term Loan       Secured Term Loan
                               Commitments        Commitment Percentages
                            ------------------    ----------------------

Bank Boston, N.A.              $10,000,000.00            7.692308%

Morgan Stanley Senior          $82,307,692.31           63.313609%
 Funding, Inc.

Keyport Life Insurance         $ 7,692,307.69            5.917160%
  Company

New York Life Insurance        $30,000,000.00           23.076923%
 Company

     Total:                   $130,000,000.00                 100%


                         SECOND SECURED TERM LOAN



                            Commercial Company       Commercial Company
                            Second Secured Term   Second Secured Term Loan
  Name and Address            Loan Commitment       Commitment Percentage
  ----------------          -------------------   ------------------------

BankBoston, N.A.               $ 5,582,655.83            33.333333%
100 Federal Street
Boston, Massachusetts 02110
Attn: Real Estate Division

Eurodollar Lending Office
     Same as above

Morgan Stanley Senior          $ 6,334,167.19            37.820513%
  Funding, Inc.
1585 Broadway, 10th Floor
New York, New York  10036
Attn:  Mr. Jim Morgan

Eurodollar Lending Office
     Same as above

Keyport Life Insurance         $  644,152.60             3.846154%
  Company
c/o State Street Bank
  & Trust Company
Attn: Paul Thomson
Two International Place
Boston, Massachusetts 02171

Eurodollar Lending office
     Same as above

Wellsford Real Properties,     $ 4,186,991.87                25.0%
   Inc.
610 Fifth Avenue
7th Floor
New York, New York  10020
Attn:  Greg Hughes

Eurodollar Lending office
     Same as above

     Total                     $16,747,967.48                 100%


                            Commercial Company       Commercial Company
                            Second Secured Term   Second Secured Term Loan
  Name and Address            Loan Commitment       Commitment Percentage
  ----------------          -------------------   ------------------------

BankBoston, N.A.              $14,417,344.17            33.333333%
100 Federal Street
Boston, Massachusetts 02110
Attn:  Real Estate Division

Eurodollar Lending Office
     Same as above

Morgan Stanley Senior         $16,358,140.50            37.820513%
  Funding, Inc.
1585 Broadway, 10th Floor
New York, New York  10036
Attn:  Mr. Jim Morgan

Eurodollar Lending Office
     Same as above

Keyport Life Insurance        $ 1,663,539.71             3.846154%
c/o State Street Bank
  & Trust Company
Attn: Paul Thomson
Two International Place
Boston, Massachusetts 02171

Eurodollar Lending Office
     Same as above

Wellsford Real Properties,    $10,813,008.13                 25.0%
  Inc.
610 Fifth Avenue
7th Floor
New York, New York  10020
Attn:  Greg Hughes

Eurodollar Lending office
     Same as above

     Total                    $43,252,032.52                  100%


                                   Second                Second
                              Secured Term Loan     Secured Term Loan
                            Commitment Percentage Commitment Percentage
                            --------------------- ---------------------

BankBoston, N.A.               $20,000,000.00           33.333333%

Morgan Stanley Senior
  Funding, Inc.                $22,692,307.69           37.820513%

Keyport Life Insurance
  Company                      $ 2,307,692.31            3.846154%

Wellsford Real Properties,
  Inc.                         $15,000,000.00                25.0%

     Total:                    $60,000,000.00                 100%


                             TOTAL COMMITMENTS



                                                  Commitment
                            Commitments           Percentages
                            -----------           -----------


Bank Boston, N.A.           $59,000,000.00        15.989160%

Morgan Stanley Senior
  Funding, Inc.             $105,000,000.00       28.455285%

Keyport Life Insurance
  Company                   $10,000,000.00        2.710027%

Bank United                 $40,000,000.00        10.840108%

Bank of Scotland            $25,000,000.00        6.775068%

New York Life Insurance
  Company                   $30,000,000.00        8.130081%

BankTEXAS N.A.              $20,000,000.00        5.420054%

Comerica Bank- Texas        $20,000,000.00        5.420054%

Compass Bank                $20,000,000.00        5.420054%

First American Bank
  Texas, SSB                $15,000,000.00        4.065041%

Wellsford Real Properties,
   Inc.                     $15,000,000.00        4.065041%

Kredietbank N.V.            $10,000,000.00        2.710027%

     Total:                 $369,000,000.00       100%


Percentages may not equal 100% due to rounding.
                               SCHEDULE 1.2


                              BORROWING BASE

                               SCHEDULE 1.3


                             INCOME PROPERTIES

                               SCHEDULE 1.4


                             PARTIAL INTERESTS

                               SCHEDULE 1.5


                               PARTNERSHIPS

                               SCHEDULE 2.8


                       REQUIRED AMORTIZATION AMOUNTS




Amortization Period         Required Amortization Amount

July 31, 1997 through June 30, 1998                      $ 8,125,000.00

July 1, 1998 through June 30, 1999                       $11,250,000.00

July 1, 1999 through June 30, 2000                       $12,500,000.00

July 1, 2000 through June 30, 2001                       $12,500,000.00
     (if Maturity Date extended)

July 1, 2001 through June 30, 2002                       $12,500,000.00
     (if Maturity Date extended)

                               SCHEDULE 6.3


                        TITLE TO PROPERTIES; LEASES




                               SCHEDULE 6.7


                                LITIGATION
                               SCHEDULE 6.15


                        TRANSACTIONS OF AFFILIATES

                               SCHEDULE 6.17


                               ERISA MATTERS

                               SCHEDULE 6.21


                               SUBSIDIARIES

                               SCHEDULE 6.27


              RIGHT OF FIRST REFUSALS, PURCHASE OPTIONS, ETC.

                               SCHEDULE 8.1


                           EXISTING INDEBTEDNESS

                               SCHEDULE 8.2


                              EXISTING LIENS




                             TABLE OF CONTENTS


Section  1.    DEFINITIONS AND RULES OF INTERPRETATION. . . . . . . . . -2-

     Section  1.1.  Definitions . . . . . . . . . . . . . . . . . . . . -2-
     Section  1.2.  Rules of Interpretation . . . . . . . . . . . . . .-31-

Section  2.    THE REVOLVING CREDIT FACILITY. . . . . . . . . . . . . .-32-

     Section  2.1.  Commitment to Lend Commercial Company Revolving
                   Credit Loans . . . . . . . . . . . . . . . . . . . .-32-
     Section  2.1A. Commitment to Lend Land Company Revolving
                   Credit Loans.  . . . . . . . . . . . . . . . . . . .-32-
     Section  2.2.  Facility Fee. . . . . . . . . . . . . . . . . . . .-33-
     Section  2.3.  Optional Reduction of Revolving Credit
                   Commitment . . . . . . . . . . . . . . . . . . . . .-33-
     Section  2.4.  Commercial Company Revolving Credit Notes . . . . .-34-
     Section  2.4A.  Land Company Revolving Credit Notes.   . . . . . .-34-
     Section  2.5.  Interest on Revolving Credit Loans. . . . . . . . .-35-
     Section  2.6.  Requests for Revolving Credit Loans . . . . . . . .-35-
     Section  2.7.  Funds for Revolving Credit Loans. . . . . . . . . .-36-
     Section  2.8.  Mandatory Reduction of Revolving Credit
                   Commitments and Secured Term Loan Commitments. . . .-37-

Section  2A.   THE SECURED TERM LOAN FACILITY.. . . . . . . . . . . . .-38-

     Section  2A.1  Commitment to Lend Commercial Company
                   Secured Term Loan. . . . . . . . . . . . . . . . . .-38-
     Section  2A.1A Commitment to Lend Land Company Secured
                   Term Loan.   . . . . . . . . . . . . . . . . . . . .-38-
     Section  2A.2  Commercial Company Secured Term Loan Notes. . . . .-38-
     Section  2A.2A  Land Company Secured Term Loan Notes.  . . . . . .-38-
     Section  2A.3  Interest on Secured Term Loans. . . . . . . . . . .-39-

Section  2B.   THE SECOND SECURED TERM LOAN FACILITY. . . . . . . . . .-39-

     Section  2B.1   Commitment to Lend Commercial Company
                    Second Secured Term Loan. . . . . . . . . . . . . .-39-
     Section  2B.1A  Commitment to Lend Land Company Second
                    Secured Term Loan.  . . . . . . . . . . . . . . . .-39-
     Section  2B.2   Commercial Company Second Secured Term
                    Loan Notes. . . . . . . . . . . . . . . . . . . . .-40-
     Section  2B.2A  Land Company Second Secured Term Loan Notes.   . .-40-
     Section  2B.3   Interest on Second Secured Term Loans. . . . . . .-41-

Section  3.    REPAYMENT OF THE LOANS . . . . . . . . . . . . . . . . .-41-

     Section  3.1.  Stated Maturity . . . . . . . . . . . . . . . . . .-41-
     Section  3.2.  Mandatory Prepayments . . . . . . . . . . . . . . .-41-
     Section  3.3.  Optional Prepayments. . . . . . . . . . . . . . . .-42-
     Section  3.4.  Partial Prepayments . . . . . . . . . . . . . . . .-42-
     Section  3.5.  Effect of Prepayments . . . . . . . . . . . . . . .-42-

Section  4.    CERTAIN GENERAL PROVISIONS . . . . . . . . . . . . . . .-42-

     Section  4.1.  [Intentionally Omitted] . . . . . . . . . . . . . .-42-
     Section  4.2.  Closing Fees. . . . . . . . . . . . . . . . . . . .-42-
     Section  4.3.  Agent Fee . . . . . . . . . . . . . . . . . . . . .-43-
     Section  4.4.  Funds for Payments. . . . . . . . . . . . . . . . .-43-
     Section  4.5.  Computations. . . . . . . . . . . . . . . . . . . .-44-
     Section  4.6.  Inability to Determine Eurodollar Rate. . . . . . .-44-
     Section  4.7.  Illegality. . . . . . . . . . . . . . . . . . . . .-44-
     Section  4.8. [Intentionally omitted]. . . . . . . . . . . . . . .-45-
     Section  4.9.  Additional Costs, Etc.. . . . . . . . . . . . . . .-45-
     Section  4.10.  Capital Adequacy . . . . . . . . . . . . . . . . .-46-
     Section  4.11.  Indemnity of Borrowers . . . . . . . . . . . . . .-46-
     Section  4.12.  Interest on Overdue Amounts; Late Charge . . . . .-46-
     Section  4.13.  Certificate. . . . . . . . . . . . . . . . . . . .-47-
     Section  4.14.  Limitation on Interest . . . . . . . . . . . . . .-47-
     Section  4.15.  Extension of Maturity Date . . . . . . . . . . . .-47-

Section  5.    COLLATERAL SECURITY AND GUARANTY . . . . . . . . . . . .-49-

     Section  5.1.  Collateral. . . . . . . . . . . . . . . . . . . . .-49-
     Section  5.2.  Appraisals; Adjusted Value. . . . . . . . . . . . .-50-
     Section  5.3.  Granting of Security. . . . . . . . . . . . . . . .-51-
     Section  5.4.  Releases of Liens . . . . . . . . . . . . . . . . .-52-

Section  6.    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .-53-

     Section  6.1.  Corporate Authority, Etc. . . . . . . . . . . . . .-53-
     Section  6.2.  Governmental Approvals. . . . . . . . . . . . . . .-54-
     Section  6.3.  Title to Properties; Leases . . . . . . . . . . . .-54-
     Section  6.4.  Financial Statements. . . . . . . . . . . . . . . .-54-
     Section  6.5.  No Material Changes . . . . . . . . . . . . . . . .-55-
     Section  6.6.  Franchises, Patents, Copyrights, Etc. . . . . . . .-55-
     Section  6.7.  Litigation. . . . . . . . . . . . . . . . . . . . .-55-
     Section  6.8.  No Materially Adverse Contracts, Etc. . . . . . . .-55-
     Section  6.9.  Compliance with Other Instruments, Laws, Etc. . . .-56-
     Section  6.10.  Tax Status . . . . . . . . . . . . . . . . . . . .-56-
     Section  6.11.  No Event of Default. . . . . . . . . . . . . . . .-56-
     Section  6.12.  Holding Company and Investment Company Acts. . . .-56-
     Section  6.13.  Absence of UCC Financing Statements, Etc . . . . .-56-
     Section  6.14.  Setoff, Etc. . . . . . . . . . . . . . . . . . . .-57-
     Section  6.15.  Certain Transactions . . . . . . . . . . . . . . .-57-
     Section  6.16.  Employee Benefit Plans . . . . . . . . . . . . . .-57-
     Section  6.17.  ERISA Taxes. . . . . . . . . . . . . . . . . . . .-57-
     Section  6.18.  Plan Payments. . . . . . . . . . . . . . . . . . .-58-
     Section  6.19.  Regulations U and X. . . . . . . . . . . . . . . .-58-
     Section  6.20.  Environmental Compliance . . . . . . . . . . . . .-58-
     Section  6.21.  Subsidiaries . . . . . . . . . . . . . . . . . . .-59-
     Section  6.22.  Loan Documents . . . . . . . . . . . . . . . . . .-60-
     Section  6.23.  Property . . . . . . . . . . . . . . . . . . . . .-60-
     Section  6.24.  Material Agreements. . . . . . . . . . . . . . . .-60-
     Section  6.25.  Brokers. . . . . . . . . . . . . . . . . . . . . .-61-
     Section  6.26.  General Partners . . . . . . . . . . . . . . . . .-61-
     Section  6.27.  Options to Acquire; Restrictions on Development. .-61-
     Section  6.28.  Merger Agreement . . . . . . . . . . . . . . . . .-61-
     Section  6.29.  Fair Consideration . . . . . . . . . . . . . . . .-61-
     Section  6.30.  Solvency . . . . . . . . . . . . . . . . . . . . .-61-
     Section  6.31.  No Bankruptcy Filing . . . . . . . . . . . . . . .-61-
     Section  6.32.  Other Debt . . . . . . . . . . . . . . . . . . . .-62-

Section  7.    AFFIRMATIVE COVENANTS OF THE BORROWERS . . . . . . . . .-62-

     Section  7.1.  Punctual Payment. . . . . . . . . . . . . . . . . .-62-
     Section  7.2.  Maintenance of Office . . . . . . . . . . . . . . .-62-
     Section  7.3.  Records and Accounts. . . . . . . . . . . . . . . .-62-
     Section  7.4.  Financial Statements, Certificates and
                   Information. . . . . . . . . . . . . . . . . . . . .-63-
     Section  7.5.  Notices . . . . . . . . . . . . . . . . . . . . . .-65-
     Section  7.6.  Existence; Maintenance of Properties. . . . . . . .-66-
     Section  7.7.  Insurance . . . . . . . . . . . . . . . . . . . . .-66-
     Section  7.8.  Taxes . . . . . . . . . . . . . . . . . . . . . . .-67-
     Section  7.9.  Inspection of Properties and Books. . . . . . . . .-67-
     Section  7.10. Compliance with Laws, Contracts, Licenses,
                   and Permits. . . . . . . . . . . . . . . . . . . . .-67-
     Section  7.11.  Use of Proceeds. . . . . . . . . . . . . . . . . .-68-
     Section  7.12.  Further Assurances . . . . . . . . . . . . . . . .-68-
     Section  7.13.  Management . . . . . . . . . . . . . . . . . . . .-68-
     Section  7.14.  Leases; Development. . . . . . . . . . . . . . . .-68-
     Section  7.15.  ERISA Compliance . . . . . . . . . . . . . . . . .-68-
     Section  7.16. Interest Cap. . . . . . . . . . . . . . . . . . . .-69-
     Section  7.17.  Partnership Pledge . . . . . . . . . . . . . . . .-69-
     Section  7.18.  Business Operations. . . . . . . . . . . . . . . .-69-
     Section  7.19.  Borrowing Base Assets. . . . . . . . . . . . . . .-69-
     Section  7.20.  Limiting Agreements. . . . . . . . . . . . . . . .-70-
     Section  7.21.  Distribution of Income to the Borrowers. . . . . .-71-
     Section  7.22.  More Restrictive Agreements. . . . . . . . . . . .-71-
     Section  7.23.  Associations . . . . . . . . . . . . . . . . . . .-71-

Section  8.    CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. . . . . . .-72-

     Section  8.1.  Restrictions on Indebtedness. . . . . . . . . . . .-72-
     Section  8.2.  Restrictions on Liens, Etc. . . . . . . . . . . . .-73-
     Section  8.3.  Restrictions on Investments . . . . . . . . . . . .-74-
     Section  8.4.  Merger, Consolidation . . . . . . . . . . . . . . .-75-
     Section  8.5.  Sale and Leaseback. . . . . . . . . . . . . . . . .-75-
     Section  8.6.  Compliance with Environmental Laws. . . . . . . . .-76-
     Section  8.7.  Distributions . . . . . . . . . . . . . . . . . . .-77-
     Section  8.8.  Asset Sales . . . . . . . . . . . . . . . . . . . .-77-
     Section  8.9.  Speculative Development . . . . . . . . . . . . . .-78-
     Section  8.10.  Sources of Capital . . . . . . . . . . . . . . . .-78-
     Section  8.11.  Restriction on Prepayment of Indebtedness. . . . .-79-
     Section  8.12.  Restrictions on Amendments; Transfers. . . . . . .-79-
     Section  8.13.  Transfers. . . . . . . . . . . . . . . . . . . . .-79-

Section  9.    FINANCIAL COVENANTS OF THE BORROWERS . . . . . . . . . .-79-

     Section  9.1.  Liabilities to Market Value Capitalization Ratio. .-79-
     Section  9.2.  Interest Coverage . . . . . . . . . . . . . . . . .-80-
     Section  9.3.  Borrowing Base. . . . . . . . . . . . . . . . . . .-80-
     Section  9.4.  Tangible Net Worth. . . . . . . . . . . . . . . . .-80-
     Section  9.5.  Fixed Charge Coverage Ratio . . . . . . . . . . . .-80-

Section  10.   CLOSING CONDITIONS . . . . . . . . . . . . . . . . . . .-81-

     Section  10.1.  Loan Documents . . . . . . . . . . . . . . . . . .-81-
     Section  10.2.  Certified Copies of Organizational Documents . . .-81-
     Section  10.3.  Bylaws; Resolutions. . . . . . . . . . . . . . . .-81-
     Section  10.4.  Incumbency Certificate; Authorized Signers . . . .-82-
     Section  10.5.  Opinion of Counsel . . . . . . . . . . . . . . . .-82-
     Section  10.6.  Payment of Fees. . . . . . . . . . . . . . . . . .-82-
     Section  10.7.  Acquisition of Interest Rate Cap.  . . . . . . . .-82-
     Section  10.8.  Environmental Reports. . . . . . . . . . . . . . .-82-
     Section  10.9.  Insurance. . . . . . . . . . . . . . . . . . . . .-82-
     Section  10.10.  Performance; No Default . . . . . . . . . . . . .-82-
     Section  10.11.  Representations and Warranties. . . . . . . . . .-82-
     Section  10.12.  Proceedings and Documents . . . . . . . . . . . .-83-
     Section  10.13.  Eligible Real Estate Qualification Documents. . .-83-
     Section  10.14.  Compliance Certificate. . . . . . . . . . . . . .-83-
     Section  10.15.  Other Transactions. . . . . . . . . . . . . . . .-83-
     Section  10.16.  Consents. . . . . . . . . . . . . . . . . . . . .-83-
     Section  10.17.  Other Documents . . . . . . . . . . . . . . . . .-83-
     Section  10.18.  No Condemnation/Taking. . . . . . . . . . . . . .-83-
     Section  10.19.  Title Endorsements. . . . . . . . . . . . . . . .-84-
     Section  10.20.  Other . . . . . . . . . . . . . . . . . . . . . .-84-

Section  11.   CONDITIONS TO ALL BORROWINGS . . . . . . . . . . . . . .-84-

     Section  11.1.  Prior Conditions Satisfied . . . . . . . . . . . .-84-
     Section  11.2.  Representations True; No Default . . . . . . . . .-84-
     Section  11.3.  No Legal Impediment. . . . . . . . . . . . . . . .-84-
     Section  11.4.  Governmental Regulation. . . . . . . . . . . . . .-84-
     Section  11.5.  Proceedings and Documents. . . . . . . . . . . . .-84-
     Section  11.6.  Borrowing Documents. . . . . . . . . . . . . . . .-85-
     Section  11.7.  Endorsement to Title Policy. . . . . . . . . . . .-85-
     Section  11.8.  Future Advances Tax Payment. . . . . . . . . . . .-85-

Section  12.   EVENTS OF DEFAULT; ACCELERATION; ETC.. . . . . . . . . .-85-

     Section  12.1.  Events of Default and Acceleration . . . . . . . .-85-
     Section  12.2.  Termination of Commitments . . . . . . . . . . . .-90-
     Section  12.3.  Remedies . . . . . . . . . . . . . . . . . . . . .-90-
     Section  12.4.  Distribution of Collateral Proceeds. . . . . . . .-90-

Section  13.   SETOFF . . . . . . . . . . . . . . . . . . . . . . . . .-91-

Section  14.   THE AGENT. . . . . . . . . . . . . . . . . . . . . . . .-91-

     Section  14.1.  Authorization. . . . . . . . . . . . . . . . . . .-91-
     Section  14.2.  Employees and Agents . . . . . . . . . . . . . . .-92-
     Section  14.3.  No Liability . . . . . . . . . . . . . . . . . . .-92-
     Section  14.4.  No Representations . . . . . . . . . . . . . . . .-92-
     Section  14.5.  Payments . . . . . . . . . . . . . . . . . . . . .-92-
     Section  14.6.  Holders of Notes . . . . . . . . . . . . . . . . .-93-
     Section  14.7.  Indemnity. . . . . . . . . . . . . . . . . . . . .-93-
     Section  14.8.  Agent as Bank. . . . . . . . . . . . . . . . . . .-94-
     Section  14.9.  Resignation. . . . . . . . . . . . . . . . . . . .-94-
     Section  14.10.  Duties in the Case of Enforcement . . . . . . . .-94-

Section  15.   EXPENSES . . . . . . . . . . . . . . . . . . . . . . . .-95-

Section  16.   INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . .-96-

Section  17.   SURVIVAL OF COVENANTS, ETC . . . . . . . . . . . . . . .-97-

Section  18.   ASSIGNMENT AND PARTICIPATION . . . . . . . . . . . . . .-97-

     Section  18.1.  Conditions to Assignment by Banks. . . . . . . . .-97-
     Section  18.2.  Register . . . . . . . . . . . . . . . . . . . . .-98-
     Section  18.3.  New Notes. . . . . . . . . . . . . . . . . . . . .-99-
     Section  18.4.  Participations . . . . . . . . . . . . . . . . . .-99-
     Section  18.5.  Pledge by Bank . . . . . . . . . . . . . . . . . .-99-
     Section  18.6.  No Assignment by Borrowers . . . . . . . . . . . .-99-
     Section  18.7.  Cooperation; Disclosure. . . . . . . . . . . . . -100-

Section  19.   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . -100-

Section  20.   RELATIONSHIP . . . . . . . . . . . . . . . . . . . . . -101-

Section  21.   GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE . . -101-

Section  22.   HEADINGS . . . . . . . . . . . . . . . . . . . . . . . -102-

Section  23.   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . -102-

Section  24.   ENTIRE AGREEMENT, ETC. . . . . . . . . . . . . . . . . -102-

Section  25.   WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS . . . . -102-

Section  26.   DEALINGS WITH THE BORROWERS. . . . . . . . . . . . . . -103-

Section  27.   CONSENTS, AMENDMENTS, WAIVERS, ETC . . . . . . . . . . -103-

Section  28.   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . -103-

Section  29.   NO UNWRITTEN AGREEMENTS. . . . . . . . . . . . . . . . -103-

Section  30.   REPLACEMENT OF NOTES . . . . . . . . . . . . . . . . . -104-

Section  31.   TIME OF THE ESSENCE. . . . . . . . . . . . . . . . . . -104-

Section  32.   NONRECOURSE OBLIGATIONS. . . . . . . . . . . . . . . . -104-

Section  33.   JOINT AND SEVERAL LIABILITY. . . . . . . . . . . . . . -105-

Section  34.   ADDITIONAL AGREEMENTS CONCERNING OBLIGATIONS
               OF  BORROWERS. . . . . . . . . . . . . . . . . . . . . -105-

     Section  34.1.  Waiver of Automatic or Supplemental Stay . . . . -105-
     Section  34.2.  Consideration. . . . . . . . . . . . . . . . . . -105-
     Section  34.3.  Waiver of Defenses . . . . . . . . . . . . . . . -105-
     Section  34.4.  Waiver . . . . . . . . . . . . . . . . . . . . . -106-
     Section  34.5.  Subordination. . . . . . . . . . . . . . . . . . -106-


EXHIBITS

EXHIBIT A-1    FORM OF COMMERCIAL COMPANY REVOLVING CREDIT
               NOTE
EXHIBIT A-2    FORM OF LAND COMPANY REVOLVING CREDIT NOTE
EXHIBIT B-1.1  FORM OF COMMERCIAL COMPANY SECURED TERM LOAN NOTE
EXHIBIT B-2.1  FORM OF LAND COMPANY SECURED TERM LOAN NOTE
EXHIBIT B-1.2 FORM OF COMMERCIAL COMPANY SECOND SECURED TERM LOAN NOTE EXHIBIT B-2.2 FORM OF LAND COMPANY SECOND SECURED TERM LOAN NOTE
EXHIBIT C-1    FORM OF REQUEST FOR LOAN (COMMERCIAL COMPANY)
EXHIBIT C-2    FORM OF REQUEST FOR LOAN (LAND COMPANY)
EXHIBIT D      FORM OF REQUEST FOR EXTENSION OF LOAN
EXHIBIT E      FORM OF COMPLIANCE CERTIFICATE WITH BORROWING BASE
               WORKSHEET
EXHIBIT F      [INTENTIONALLY OMITTED]
EXHIBIT G      FORM OF CONFIDENTIALITY AGREEMENT


SCHEDULES

SCHEDULE 1.1   BANKS AND COMMITMENTS
SCHEDULE 1.2   BORROWING BASE
SCHEDULE 1.3   INCOME PROPERTIES
SCHEDULE 1.4   PARTIAL INTERESTS
SCHEDULE 1.5   PARTNERSHIPS
SCHEDULE 2.8   REQUIRED AMORTIZATION AMOUNTS
SCHEDULE 6.3   TITLE TO PROPERTIES; LEASES
SCHEDULE 6.7   LITIGATION
SCHEDULE 6.15  TRANSACTIONS OF AFFILIATES
SCHEDULE 6.17  ERISA MATTERS
SCHEDULE 6.21  SUBSIDIARIES
SCHEDULE 6.27  RIGHT OF FIRST REFUSALS, PURCHASE OPTIONS, ETC.
SCHEDULE 8.1   EXISTING INDEBTEDNESS
SCHEDULE 8.2   EXISTING LIENS